As filed with the Securities and Exchange Commission on February 5, 1999
                                                   Registration No. 333-_______
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
South Carolina                         6712                    57-0778015
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of               Industrial Classification    Identification No.)
incorporation)                      Code Number)
                              ---------------------
                                 2002 Oak Street
                       Myrtle Beach, South Carolina 29577
                                 (843) 448-1411
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------
                                 Tommy E. Looper
                          Anchor Financial Corporation
                                 2002 Oak Street
                       Myrtle Beach, South Carolina 29577
                                 (843) 448-1411
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
                                   COPIES TO:
    Ann W. Langston                             M. Craig Garner, Jr.
    GERRISH & MCCREARY, P.C.                    MCNAIR LAW FIRM, P.A.
    700 Colonial Road, Suite 200                NationsBank Tower
    Memphis, TN  38117                          1301 Gervais St., Suite 1700
    (901) 767-0900                              Columbia, SC  29201
                                                (803) 799-9800
Approximate  date of  commencement of proposed sale of securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ___ If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___ If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

                                                              Calculation of Registration Fee
=========================== ========================= ========================= ========================== =========================
Title of each class of                                Proposed maximum          Proposed maximum
securities to be                                      offering price per        aggregate offering         Amount of registration
registered                   Amount to be                 share(2)                  price(3)                         fee
                             registered(1)
Common Stock, no par value     1,552,685                                            $16,155,723.40                  $4,895.67
=========================== ========================= ========================= ========================== =========================

(1) Calculated as of February 1, 1999, as the product of the 95,140 outstanding shares of Bailey Financial Corporation ("Bailey") to be exchanged based on an exchange ratio of 16.32.
(2)      Not applicable.
(3) Calculated as the product of outstanding shares of Bailey times the book value per share on February 1, 1999 of $169.81 per share, pursuant to Rule 457(f)(2).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective under Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Anchor logo)                                                      (Bailey logo)
                  Merger Proposed - Your Vote is Very Important

         The boards of directors of Anchor Financial Corporation and Bailey Financial Corporation have agreed on a merger of the two companies. In the merger, Bailey shareholders will receive 16.32 shares of Anchor common stock for each share of Bailey common stock, and generally will not recognize federal income tax gain or loss for the Anchor common stock they receive. Anchor shareholders will continue to own their existing shares of Anchor common stock after the merger.

         Anchor common stock trades on The Nasdaq National Market under the symbol "AFSC."

         We cannot complete the merger unless the Anchor shareholders and the Bailey shareholders vote to approve the merger. We have scheduled special meetings for the Anchor shareholders and the Bailey shareholders to vote on the merger.

         Your vote is important. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the matters considered at your meeting. If you fail to return your proxy card or vote in person, the effect will be a vote against approval of the merger.

         The dates, times and places of the special meetings are:

For Anchor shareholders:                   For Bailey shareholders:

         March 23, 1999                            March 23, 1999
         ____ _. m. local time                     10:00 a.m. local time
         _______________________                   M. S. Bailey & Son, Bankers
         Myrtle Beach, South Carolina 29577        211 N. Broad Street
                                                   Clinton, South Carolina 29325

         This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully.

         The boards of directors of Anchor and Bailey support the merger and urge you to vote "FOR" the merger agreement.

         Thank you for your support.

Sincerely,

/s/Stephen L. Chryst                             /s/John W. Dickens
--------------------                             ------------------
Stephen L. Chryst                                John W. Dickens
Chairman of the Board, President                 President and Chief
And Chief Executive Officer                      Executive Officer
Anchor Financial Corporation                     Bailey Financial Corporation

Neither the Securities and Exchange Commission nor any state securities regulators have approved the Anchor common stock to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated February __, 1999 and is first being mailed to Anchor shareholders and Bailey shareholders on or about February __, 1999.

                          Anchor Financial Corporation
                          Myrtle Beach, South Carolina

                    Notice of Special Meeting of Shareholders
                          To be held on March 23, 1999

NOTICE IS HEREBY GIVEN that the Board of Directors of Anchor Financial Corporation has called a special meeting of shareholders of Anchor to be held at_______________________, Myrtle Beach, South Carolina, on March 23, 1999, at ______ __.m., local time, for the following purposes:

1. To consider and vote on the Agreement and Plan of Merger, dated September 24, 1998, between Anchor Financial Corporation and Bailey Financial Corporation. The merger agreement provides that Anchor will acquire all the issued and outstanding common stock of Bailey through the merger of Bailey into Anchor. In the merger, each outstanding share of common stock, par value $.01, of Bailey will be converted into 16.32 shares of Anchor common stock, no par value, except for shares as to which dissenters' rights have been exercised and perfected under South Carolina law, and each Bailey shareholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying joint proxy statement/prospectus. A copy of the merger agreement is Appendix A to the joint proxy statement/prospectus.

2. To transact such other business as may be properly brought before the special meeting or any adjournments of that meeting.

Only shareholders of record of Anchor common stock at the close of business on February 10, 1999, are entitled to notice of and to vote at the Anchor special meeting and any adjournments or postponements of that meeting.

Anchor shareholders are invited to attend the Anchor special meeting in person. Whether or not you plan to attend the Anchor special meeting, your Board of Directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Anchor a written revocation bearing a later date, or by attending and voting at the Anchor special meeting in person. Approval by the record holders of two-thirds of the outstanding stock of Anchor is required to approve the proposed Agreement and Plan of Merger.

As a shareholder of Anchor, you may dissent to the proposed merger if you comply with the procedures required by the South Carolina Business Corporation Act, and you will be entitled to receive payment of the fair value of your shares of Anchor common stock. We have attached a copy of this law as Appendix B to this joint proxy statement/prospectus. If you are considering exercising dissenters' rights, please carefully review these materials and information before voting at the Anchor special meeting.

                                             By order of the Board of Directors,


Myrtle Beach, South Carolina                         /s/Stephen L. Chryst
February, 1999                                       --------------------
                                                     Stephen L. Chryst

                                                     Chairman of the Board,
                                                     President
                                                     and Chief Executive Officer

                          Bailey Financial Corporation
                             Clinton, South Carolina

                    Notice Of Special Meeting Of Shareholders
                          To Be Held On March ___, 1999


NOTICE IS HEREBY GIVEN that the Board of Directors of Bailey Financial Corporation has called a special meeting of shareholders of Bailey to be held at the offices of M.S. Bailey & Son, Bankers, at 211 North Broad Street, Clinton, South Carolina, on March ___, 1999, at 10:00 a.m., local time, for the following purposes:

1. To consider and vote on the Agreement and Plan of Merger, dated September 24, 1998, by and between Bailey Financial Corporation and Anchor Financial Corporation. The merger agreement provides that Anchor will acquire all the issued and outstanding common stock of Bailey through the merger of Bailey into Anchor. In the merger, each outstanding share of common stock, par value $.01, of Bailey will be converted into 16.32 shares of Anchor common stock, no par value, except for shares as to which dissenters' rights have been exercised and perfected under South Carolina law, and each Bailey shareholder will receive cash in lieu of any remaining fractional share, all as described more fully in the accompanying joint proxy statement/prospectus. A copy of the merger agreement is Appendix A to the joint proxy statement/prospectus.

2. To transact such other business as may be properly brought before the Bailey special meeting or any adjournments of that meeting.

Only shareholders of record of Bailey common stock at the close of business on __________ __, 1999, are entitled to receive notice of and to vote at the special meeting and any adjournments or postponements of that meeting.

Bailey shareholders are invited to attend the Bailey special meeting in person. Whether or not you plan to attend the special meeting, your Board of Directors urges you to complete, sign and date and return as soon as possible the enclosed proxy card. A proxy may be revoked by the record holder of the shares it represents at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Bailey a written revocation bearing a later date, or by attending and voting at the Bailey special meeting in person. Approval by the record holders of two-thirds of the outstanding stock of Bailey is required to approve the proposed Agreement and Plan of Merger.

Dissenting shareholders of Bailey who comply with the procedures required by the South Carolina Business Corporation Act will be entitled to receive payment of the fair value of their shares of Bailey common stock. We have attached a copy of this law as an Appendix B to this joint proxy statement/prospectus. If you are considering exercising dissenters' rights, please carefully review these materials and information before voting at the Bailey special meeting.

                                            By order of the Board of Directors,


Clinton, South Carolina                    /s/John W. Dickens
February __, 1999                          ------------------
                                           John W. Dickens
                                           President and Chief Executive Officer

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS ABOUT THE MERGER...................................... 3

SUMMARY..................................................................... 5

COMPARATIVE PER SHARE DATA ................................................. 8
SELECTED FINANCIAL INFORMATION..............................................10
THE BAILEY SPECIAL MEETING..................................................15
         Purposes of the Bailey Special Meeting.............................15
         Time, Date and Place of the Bailey Special Meeting.................15
         Record Date; Shares Outstanding and Entitled to Vote...............15
         Required Vote of Bailey Shareholders...............................15
         Voting and Withdrawal of Proxies by Bailey Shareholders............15
         Solicitation of Proxies by Bailey..................................15

THE ANCHOR SPECIAL MEETING
         Purposes of the Anchor Special Meeting.............................16
         Time, Date and Place of the Anchor Special Meeting.................16
         Record Date; Shares Outstanding and Entitled to Vote...............16
         Required Vote of Anchor Shareholders...............................16
         Voting and Withdrawal of Proxies by Anchor Shareholders............16
         Solicitation of Proxies by Anchor..................................17
         Anchor Shareholder Proposals for Next Annual Meeting...............17

THE PROPOSED MERGER.........................................................17
         Background of the Merger...........................................17
         Reasons for the Merger.............................................19
         General Information about the Merger...............................20
         How to Exchange Bailey Common Stock for
            Anchor Common Stock.............................................21
         Conditions for the Merger..........................................21
         Termination Provisions.............................................22
         Effective Date.....................................................22
         Employment Agreements..............................................22
         Expenses and Fees Related to the Merger............................22
         Stock Option Grant.................................................22
         Regulatory Approvals...............................................23
         Rights of Dissenting Shareholders of Anchor and Bailey.............23
         Accounting Treatment...............................................25
         Directors and Executive Officers Following the Merger..............25
         Interests of Bailey's Board and Management in the Merger...........25
         Material Federal Income Tax Consequences of the Merger.............25
         Resales of Anchor Common Stock to be Received by Affiliates
            of Bailey.......................................................26
         Differences in Rights of Anchor and Bailey Shareholders............27

COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................29
         Anchor Market Prices...............................................29
         Bailey Market Prices...............................................29
         Dividends..........................................................29

DESCRIPTION OF ANCHOR COMMON STOCK..........................................30

SELECTED HISTORICAL FINANCIAL DATA OF ANCHOR................................31

SELECTED HISTORICAL FINANCIAL DATA OF BAILEY................................32

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.................33

INFORMATION ABOUT ANCHOR....................................................43
         Business of Anchor.................................................43
         Recent Developments................................................44
         Historical Condensed Consolidated Balance Sheet....................46

SUPERVISION AND REGULATION..................................................47

INFORMATION ABOUT BAILEY....................................................50
         Business of Bailey.................................................50
         Security Ownership of Certain Beneficial Owners and
           Management of Bailey.............................................53
         Management's Discussion and Analysis of Financial
           Condition and Results of Operations of ..........................55


EXPERTS.....................................................................74

LEGAL MATTERS...............................................................74

WHERE YOU CAN FIND MORE INFORMATION.........................................75

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................75

CAUTIONARY STATEMENT CONCERNING FORWARDING-LOOKING INFORMATION FOR ANCHOR...76

APPENDICES

Appendix A -      Agreement and Plan of Merger by and between Anchor and Bailey, dated September 24, 1998.

Appendix B -      Rights of  Dissenting  Shareholders  as set  forth in  Section
                  33-13-101 et. seq. of the South Carolina Business  Corporation
                  Act of 1988, as amended

FINANCIAL STATEMENTS OF BAILEY

INDEX TO FINANCIAL STATEMENTS OF BAILEY.....................................F-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       What will happen in the merger?

A: The businesses and operations of Anchor and Bailey will be combined into Anchor as a single, larger company.

Q:       As a Bailey shareholder, how will I be affected by the merger?

A: If the merger is completed, you will receive 16.32 shares of Anchor common stock in exchange for each share of Bailey common stock you own. You will receive cash instead of any fractional Anchor shares based on the closing price of Anchor common stock on the effective date of the merger.

Q:       What do I need to do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed envelope as soon as possible so that your shares will be represented at your company's special meeting even if you cannot attend.

Q:       What do I do if I want to change my vote?

A: You may send in a later-dated proxy card or attend your company's special meeting and vote your shares in person. If you have already mailed your proxy card and want to vote in person, before the meeting please notify the Secretary of Bailey if you are a Bailey shareholder or the Secretary of Anchor if you are an Anchor shareholder.

Q:       Should Bailey Shareholders send in their stock certificates now?

A: No. After the merger is completed, Anchor will send you written instructions for exchanging your Bailey common stock certificates for Anchor common stock certificates.

Q:       What are the tax consequences to me?

A: We expect that the exchange of shares by Bailey shareholders generally will be tax free to Bailey, Anchor, and the Bailey shareholders for U.S. federal income tax purposes. Bailey shareholders will have to pay taxes on a portion of any cash you receive instead of Anchor fractional shares. If you are a dissenting shareholder of Bailey or Anchor and receive cash payment for your Bailey or Anchor shares, you will have to pay taxes on a portion of the cash you receive.

         Your tax consequences depend on your personal situation. You are encouraged to consult your tax advisor.

Q:       What happens when the market price of Anchor common stock fluctuates?

A: The market price of Anchor common stock will fluctuate before and after the merger is completed. The value of the Anchor common stock that Bailey shareholders will receive in the merger will fluctuate as well, and it could increase or decrease. You can obtain current market prices for shares of Anchor common stock on The Nasdaq National Market under the symbol "AFSC."

Q: What will happen to M.S. Bailey & Son, Bankers and the Saluda County Bank in the merger?

A: The Saluda County Bank will merge into M.S. Bailey & Son, Bankers. The banking business of The Saluda County Bank will continue under the name of M.S. Bailey & Son, Bankers. M.S. Bailey & Son, Bankers will become a subsidiary bank of Anchor.

Q:       When will the merger be completed?

A: We are working to complete the merger during the first quarter of 1999. There could be delays.

Q:       Whom should I call with questions?

A:       Bailey shareholders should contact:

                                    Bailey Financial Corporation
                                    Mr. John W. Dickens
                                    211 N. Broad Street
                                    Clinton, SC  29325
                                    Telephone (864) 833-1910

         Anchor shareholders should contact:

                                    Anchor Financial Corporation
                                    Mr. Tommy E. Looper
                                    2002 Oak Street
                                    Myrtle Beach, SC  29577
                                    Telephone (843) 448-1411



Please rely only on the information in this joint proxy statement/prospectus. We have not authorized anyone to provide you with different information.

                                     SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. This summary is not complete and you are encouraged to read the more detailed information in this joint proxy statement/prospectus carefully.

Parties to the Merger

Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, South Carolina 29577
(843)448-1411

Anchor is the holding company for The Anchor Bank, a commercial bank with offices in South Carolina and North Carolina. See "Information About Anchor - Business of Anchor," page 41.

Bailey Financial Corporation
211 North Broad Street
Clinton, South Carolina 29325
(864) 833-1910

Bailey is the holding company for M.S. Bailey & Son, Bankers and The Saluda County Bank, commercial banks in Clinton and Saluda, South Carolina. See "Information About Bailey - Business of Bailey," page 48.

Bailey Special Meeting to be Held March 23, 1999

The Bailey special meeting will be held at 10:00 a.m., local time, at the office of M.S. Bailey & Son, Bankers, at 211 North Broad Street, Clinton, South Carolina, on Marach 23, 1999. At this meeting Bailey shareholders will consider and vote on the merger agreement and conduct any other business that properly arises. See "The Bailey Special Meeting," page 13.

Bailey Record Date Set at February ____, 1999; One Vote Per Share

You can vote at the Bailey special meeting only if you owned shares of Bailey common stock on February __, 1999, which was the Bailey record date. On February __,1999 there were 95,140 shares of Bailey common stock outstanding. Each share has one vote.

Two-Thirds Bailey Shareholder Vote Required to Approve the Merger

The merger requires the approval of the holders of at least two-thirds of the outstanding shares of Bailey common stock. Your failure to vote will have the effect of a vote against approval of the merger. On February __, 1999, Bailey's directors, executive officers and holders of 5% or more of Bailey's common stock together own about 67.59% of the Bailey shares entitled to vote at the Bailey special meeting. We expect all of the directors and executive officers of Bailey except C. Bailey Dixon to vote all their shares in favor of the merger.

Anchor Special Meeting to be Held March 23, 1999

The Anchor special meeting will be held on March 23, 1999, at ___ _.m., local time, at ______________________, Myrtle Beach, South Carolina. At this meeting Anchor shareholders will consider and vote on the merger agreement and conduct any other business that properly arises. See "The Anchor Special Meeting," page 14.

Anchor Record Date Set at February 10, 1999; One Vote Per Share

You can vote at the Anchor special meeting only if you owned shares of Anchor common stock on February 10, 1999, which was the Anchor record date. On February 10, 1999 there were _______ shares of Anchor common stock outstanding. Each share has one vote.

Anchor Shareholder Vote Required to Approve the Merger

The merger requires the approval of the holders of at least two-thirds of the outstanding shares of Anchor common stock. On February 10, 1999, Anchor's directors and executive officers together own about ____% of the Anchor common stock entitled to vote at the Anchor special meeting. We expect all of the directors and executive officers of Anchor to vote all their shares in favor of the merger.

Bailey and Anchor Boards Recommend Shareholder Approvals

The boards of directors of Bailey and Anchor believe that the merger is in the best interests of each of their shareholders, and recommend a vote FOR approval of the merger. See "The Proposed Merger - Reasons for the Merger," page 17.

Dissenters' Rights of Bailey and Anchor Shareholders

Bailey and Anchor shareholders will have the right to dissent from the merger. If the merger is completed, you may be entitled to receive cash for the fair value of your shares of Bailey common stock or Anchor common stock. See "The Proposed Merger - Rights of Dissenting Shareholders of Anchor and Bailey," page 21.

The Merger Agreement

We have attached the merger agreement as Appendix A to this joint proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

How to Exchange Bailey Common Stock for Anchor Common Stock

Promptly after the merger is completed, Anchor will select an exchange agent to mail to the former shareholders of Bailey a letter of transmittal, along with instructions for exchanging certificates for shares of Bailey common stock for certificates for shares of Anchor common stock. Bailey shareholders should not send your stock certificates until you receive the form letter of transmittal and instructions. See "The Proposed Merger - How to Exchange Bailey Common Stock for Anchor Common Stock," page 19.

Regulatory Approvals and Other Conditions for the Merger

The merger must be approved by the Board of Governors of the Federal Reserve and by the South Carolina State Board of Financial Institutions. Applications for the required approvals have been filed with the Federal Reserve and the South Carolina Board and approvals have been granted.

These conditions must be met for us to complete the merger:

      Approvals of the merger by the Bailey shareholders and the Anchor shareholders

      Receipt of legal opinions

      Completion of the merger as a pooling-of-interests

      No material adverse change in the financial condition or results of operations of Bailey or Anchor.

See "The Proposed Merger - Conditions for the Merger," page 19 and "Regulatory Approvals," page 21.

Termination Provisions of the Merger Agreement

The merger agreement may be terminated at any time before the merger is completed:

      by the mutual consent of the boards of directors of Anchor and Bailey by the board of directors of Anchor or Bailey in the event of an uncorrected material breach of any agreement, covenant, representation or warranty by the other party by either party if the merger is not completed by June 30, 1999 by Bailey if the Bailey shareholders fail to approve the merger.

See "The Proposed Merger - Termination Provisions," page 20.

Stock Option Grant Agreement

Anchor and Bailey have also entered into a stock option grant agreement that requires Bailey to grant Anchor a stock option to purchase from Bailey up to 19.9% of Bailey's common stock at a price of $633.00 per share. The option must be granted and becomes exercisable only if specified events happen that result in termination of the proposed merger. See "The Proposed Merger - Stock Option Grant," page 20.

Interests of Bailey's Board and Management in the Merger

Please be aware that some of Bailey's directors and officers may have interests in the merger that are in addition to their interests as Bailey shareholders. Two current members of the boards of directors of Bailey or Bailey's subsidiary banks will be appointed to the board of directors of Anchor Bank. Anchor has to indemnify the directors and officers of Bailey or any of its subsidiaries to the fullest extent permitted by South Carolina law against all liabilities and the expense of defending claims of liabilities. See "The Proposed Merger - Employment Agreements," page 20 and "Interests of Bailey's Board and Management in the Merger," page 23.

Anchor to Use Pooling-of-Interests Accounting Treatment

The merger is expected to be accounted for as a pooling-of-interests.

Differences in Shareholders' Rights

When the merger is completed, Bailey shareholders will automatically become Anchor shareholders, and your rights as Anchor shareholders will be determined by Anchor's articles of incorporation and bylaws and the South Carolina Business Corporation Act. The rights of Anchor shareholders differ from the rights of Bailey shareholders in several ways, some of which constitute anti-takeover provisions provided for in the governing documents of Anchor. See "The Proposed Merger - Differences in Rights of Anchor and Bailey Shareholders," page 25.

Comparative Prices of Anchor and Bailey Common Stocks

Anchor common stock is traded on The Nasdaq National Market under the symbol "AFSC."

Bailey common stock is not listed for quotation on any stock exchange and is not actively traded.

The following table shows the closing sales prices reported on Nasdaq for Anchor common stock on September 3, 1998, the last trading date preceding public announcement of the merger. The table also shows the most recent known sales price for Bailey common stock before September 4, 1998, and the per share equivalent price for Bailey common stock on September 3, 1998.

                                                          Per Share Price On
                                                          September 3, 1998
                                                                (before
                                                            announcement    )

Anchor Common Stock - historical                               $ 36.00

Bailey Common Stock - historical                               $150.00
                    - equivalent (1)                           $587.52

(1) The equivalent per share price of Bailey common stock represents the closing sales price of a share of Anchor common stock on September 3, 1998 multiplied by the exchange ratio of 16.32.

                           COMPARATIVE PER SHARE DATA

The following table sets forth at the dates and for the periods indicated, (1) selected comparative per share data for Anchor and Bailey on an historical basis, and (2) selected unaudited pro forma comparative per share data reflecting the completion of the merger. The unaudited pro forma data has been prepared giving effect to the merger as a pooling-of-interests. All Anchor historical data has been restated for the mergers of ComSouth Bankshares, Inc. and M&M Financial Corporation with and into Anchor which were accounted for as poolings-of-interests. The pro forma equivalent information for Bailey represents pro forma combined information multiplied by the exchange ratio of
16.32 shares of Anchor common stock for each share of Bailey common stock. Book value per share is calculated using common stock, surplus and retained earnings divided by total shares outstanding at period end. The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been completed at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or of future combined financial position.

The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Anchor and Bailey, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint proxy statement/prospectus, and the pro forma financial information included herein. See "Incorporation of Certain Documents By Reference," "Financial Statements of Bailey," and Unaudited Pro Forma Combined Condensed Financial Statements."

                                                           For the                                 For the
                                                         Nine Months                             Years Ended
                                                      Ended September 30,                        December 31,
                                                      -------------------       -------------------------------------------------
                                                             1998                  1997              1996                   1995
                                                             ----                  ----              ----                   ----
                                                         (Unaudited)
NET INCOME PER COMMON SHARE:
        Anchor historical - basic                          $  0.83               $  1.46            $  1.16               $  0.85
        Anchor historical - diluted                        $  0.79               $  1.38            $  1.11               $  0.83
        Bailey historical - basic                          $ 18.09               $ 15.19            $ 14.00               $ 14.05
        Bailey historical - diluted                        $ 18.09               $ 15.19            $ 14.00               $ 14.05

        Pro forma combined (unaudited):
        Anchor/Bailey - basic                              $  0.89               $  1.36            $  1.10               $  0.85
        Anchor/Bailey - diluted                            $  0.85               $  1.29            $  1.07               $  0.84

        Pro forma equivalents for Bailey (unaudited):
        Anchor/Bailey - basic                              $ 14.45               $ 22.15            $ 17.99               $ 13.93
        Anchor/Bailey - diluted                            $ 13.88               $ 21.12            $ 17.39               $ 13.70

CASH DIVIDENDS DECLARED PER
COMMON SHARE:
        Anchor historical                                  $  0.36               $ 0.375            $  0.28               $  0.24
        Bailey historical                                  $  2.82               $ 3.30             $  3.20               $  3.15

        Pro forma equivalents (unaudited):
           For Bailey                                      $  5.88               $ 6.12             $  4.57               $  3.92

BOOK VALUE PER COMMON SHARE (PERIOD END):
        Anchor historical                                  $ 10.86               $ 10.23            $  9.02               $  8.08
        Bailey historical                                  $167.47               $152.20            $140.31               $129.51

        Pro forma combined (unaudited):
        Anchor/Bailey                                      $ 10.74               $ 10.06            $  8.93               $  8.05

        Pro forma equivalents for Bailey (unaudited):
           Anchor/Bailey                                   $175.29               $164.14            $145.81               $131.43

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:

        Anchor historical - basic                         6,410,995            6,317,141          6,271,333             6,218,729
        Anchor historical - diluted                       6,734,681            6,703,191          6,539,544             6,349,626
        Bailey historical - basic                            95,140               95,140             95,140                95,140
        Bailey historical - diluted                          95,140               95,140             95,140                95,140

        Pro forma combined (unaudited):
        Anchor/Bailey  - basic                            7,963,680            7,869,826          7,824,018             7,771,414
        Anchor/Bailey  - diluted                          8,287,366            8,255,876          8,092,229             7,902,311

                         SELECTED FINANCIAL INFORMATION

The following table sets forth (1) summary selected financial information for each of Anchor and Bailey on a historical basis, and (2) summary unaudited pro forma selected financial information reflecting the consummation of the merger. The pro forma information assumes the companies had been combined for each period presented on a pooling-of-interests accounting basis and is based on the historical statements of income of Anchor and Bailey, giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements on page 39. See "The Proposed Merger - Accounting Treatment." The summary selected financial information for each of Anchor and Bailey and the unaudited pro forma selected financial information have been prepared based on the historical financial statements of Anchor and Bailey for each of the three years in the period ended December 31, 1997, and the nine months ended September 30, 1998 and 1997. All Anchor historical data has been restated for the mergers of ComSouth Bankshares, Inc. and M&M Financial Corporation with and into Anchor which were accounted for as poolings-of-interests.

The data should be read in conjunction with the historical financial statements, related notes and other financial information for Anchor and Bailey incorporated by reference or included elsewhere in this joint proxy statement/prospectus. The interim financial data as of September 30, 1998 and 1997 and for the nine months ended September 30, 1998 and 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. The return on average assets and the return on average stockholders' equity for the period ended September 30, 1998 has been annualized. The results of operations for the nine month period ended September 30, 1998, may not be indicative of the results of operations to be achieved for the year ending December 31, 1998, or for future interim periods. The unaudited pro forma selected financial information does not purport to represent the actual results of operations or the financial condition of the combined companies had the merger actually occurred in the periods or on the dates indicated. See "Unaudited Pro Forma Combined Condensed Financial Statements."

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

                                           Nine Months Ended                          Years Ended
                                             September 30,                           December 31,
                                   -----------------------------     --------------------------------------------
                                           1998           1997            1997            1996             1995
                                           ----           ----            ----            ----             ----
                                              (Unaudited)
                                                              (In thousands, except ratios)
FINANCIAL CONDITION
(At end of period)
Total assets
      Anchor                       $     1,011,912  $    910,024     $   945,453   $     791,511     $     658,976
      Bailey                               168,655       166,768         173,301         149,712           149,418
      Pro forma combined:
        Anchor/Bailey                    1,181,419     1,076,792       1,118,754         941,223           808,394

Investment securities
      Anchor                       $       228,133  $    185,416     $   197,325   $     172,759     $     145,740
      Bailey                                37,379        40,752          41,781          30,879            32,884
      Pro forma combined:
        Anchor/Bailey                      269,872       228,933         241,919         206,429           178,974

Loans, net
      Anchor                       $       694,784  $    629,861     $   658,267   $     535,379     $     433,608
      Bailey                               112,008       104,913         110,933         101,531            94,960
      Pro forma combined:
        Anchor/Bailey                      806,792       734,774         769,200         636,910           528,568

Total deposits
      Anchor                       $       869,761  $    782,190     $   796,682   $     673,093     $     567,723
      Bailey                               133,969       132,424         135,830         128,236           130,679
      Pro forma combined:
        Anchor/Bailey                    1,003,730       914,614         932,512         801,329           698,402

Borrowed funds
      Anchor                       $        62,128  $     57,981     $    76,221   $      55,927     $      35,144
      Bailey                                17,022        18,662          21,587           6,725             4,925
      Pro forma combined:
        Anchor/Bailey                       79,150        76,643          97,808          62,652            40,069

Stockholders' equity
      Anchor                       $        71,665  $     61,940     $    66,099   $      57,126     $      50,811
      Bailey                                16,137        14,318          14,585          13,413            12,558
      Pro forma combined:
        Anchor/Bailey                       87,254        76,258          80,684          70,539            63,369


SELECTED FINANCIAL RATIOS

                                           Nine Months
                                               Ended                    Years  Ended
                                           September 30,                December 31,
                                          --------------     ----------------------------------
                                            1998              1997         1996         1995
                                            ----              ----         ----         ----

                                          (Unaudited)

Return on average assets
     Anchor                                  0.71 %            1.07 %       1.00 %       0.87 %
     Bailey                                  1.31              0.89         0.88         0.88
     Pro forma combined:
         Anchor/Bailey                       0.80 %            1.04 %       0.98 %       0.87 %

Return on average stockholders' equity
     Anchor                                 10.08 %           15.15 %      13.62 %      11.02 %
     Bailey                                 15.04             10.37         9.92        10.64
     Pro forma combined:
         Anchor/Bailey                      10.96 %           14.26 %      12.88 %      10.95 %

Tier 1 risk-based capital
     Anchor                                  9.36 %            9.27 %      10.05 %      10.65 %
     Bailey                                 12.73             11.42        11.25        12.43
     Pro forma combined:
         Anchor/Bailey                       9.98 %            9.75 %      10.45 %      11.00 %

Total risk-based capital
     Anchor                                 11.97 %           11.93 %      13.19 %      12.88 %
     Bailey                                 12.51             11.11        11.25        13.51
     Pro forma combined:
         Anchor/Bailey                      12.39 %           12.16 %      13.33 %      13.05 %

Tier 1 leverage
     Anchor                                  6.78 %            6.88 %       7.32 %       7.70 %
     Bailey                                  8.23              7.74         7.84         8.03
     Pro forma combined:
         Anchor/Bailey                       6.99 %            7.01%        7.39 %       7.77 %

                           THE BAILEY SPECIAL MEETING


Purposes of the Bailey Special Meeting

The purposes of the Bailey special meeting are to:

      Vote on the merger agreement, and
      Act on any matters that may properly come before the special meeting.

Time, Date and Place of the Bailey Special Meeting

The Bailey special meeting will be held at the offices of M.S. Bailey & Son, Bankers, 211 North Broad Street, Clinton, South Carolina, at 10:00 a.m., local time, on March 23, 1999.

Record Date; Shares Outstanding and Entitled to Vote

Only the record holders of Bailey common stock at the close of business on the Bailey record date of February __, 1999 are entitled to notice of and to vote at the Bailey special meeting and any postponement or adjournments of that meeting. On the Bailey record date, there were 95,140 shares of Bailey common stock outstanding, with each share being entitled to one vote on each matter properly coming before the Bailey special meeting.

Required Vote of Bailey Shareholders

The agreement must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bailey common stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the agreement. As of the Bailey record date, Bailey's directors and executive officers and holders of 5% or more of Bailey's common stock beneficially owned as a group approximately 64,308 shares (67.59%) of the outstanding Bailey common stock. All of the directors, executive officers of Bailey except C. Bailey Dixon have indicated their intention to vote all shares of Bailey common stock owned or controlled by them in favor of approval of the merger agreement. Mr. Dixon has indicated he will not exercise any dissenter's rights if the shareholders of Bailey approve the merger.

Voting and Withdrawal of Proxies by Bailey Shareholders

The proxies for Bailey shareholders which accompany this joint proxy statement/prospectus permit each holder of record of Bailey common stock on the Bailey record date to vote on all matters to come before the Bailey special meeting. Bailey common stock represented by proxies, unless previously withdrawn, will be voted at the Bailey special meeting in accordance with the instructions on the proxy card. If no instructions are indicated, the shares will be voted FOR approval of the merger agreement.

No additional business is presently scheduled to be conducted at the Bailey special meeting, and it is not anticipated that other matters will be brought before the Bailey special meeting. If, however, other appropriate matters are brought before the Bailey special meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

A Bailey shareholder executing and returning a proxy card has the power to withdraw it at any time before it is voted. A Bailey shareholder who wishes to withdraw a proxy may do so by filing with the Secretary of Bailey prior to the

Bailey special meeting, a written withdrawal or a duly executed proxy bearing a later date or by voting in person at the Bailey special meeting. Attendance at the Bailey special meeting alone does not revoke a proxy. Written withdrawal can be made to Mr. William R. Davis, Secretary, Bailey Financial Corporation, 211 North Broad Street, Clinton, South Carolina 29325.

Solicitation of Proxies by Bailey

In addition to solicitation by mail, directors, officers and other employees of Bailey, who will not be specially compensated for such service, may solicit proxies from the shareholders of Bailey, personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners and to obtain authorization for the execution of proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the joint proxy statement/prospectus to beneficial owners of Bailey common stock.

Each party to the merger will bear its own costs and expenses of soliciting proxies and the printing costs and expenses incurred in connection with this joint proxy statement/prospectus and the associated registration statement filed by Anchor with the Securities and Exchange Commission.

Bailey shareholders should not send any stock certificates with their proxy card.

                           THE ANCHOR SPECIAL MEETING

Purposes of the Anchor Special Meeting

The purposes of the Anchor special meeting are to:

      vote on the merger agreement, and
      act on any matters that may properly come before the special meeting.

Time, Date and Place of the Anchor Special Meeting

The Anchor special meeting will be held at _______, Myrtle Beach, South Carolina at ___.m., local time, on March 23, 1999.

Record Date; Shares Outstanding and Entitled to Vote

Only the record holders of Anchor common stock at the close of business on the Anchor record date of February 10, 1999 are entitled to notice of and to vote at the Anchor special meeting and any postponements or adjournments of that meeting. On the Anchor record date, there were _________ shares of Anchor common stock outstanding, with each share being entitled to one vote on each matter properly to come before the Anchor special meeting.

Required Vote of Anchor Shareholders

The agreement must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Anchor common stock. Accordingly, abstentions and broker non-votes will have the same effect as votes against approval of the Agreement. As of the Anchor record date, Anchor's directors and executive officers beneficially owned as a group approximately ________ shares (______%) of the outstanding Anchor common stock. The directors and executive officers of Anchor have indicated their intention to vote all shares of Anchor common stock owned or controlled by them in favor of approval of the merger agreement.

Voting and Withdrawal of Proxies by Anchor Shareholders

The proxies for Anchor shareholders which accompany this joint proxy statement/prospectus permit each holder of record of Anchor common stock on the Anchor record date to vote on all matters to come before the Anchor special meeting. Anchor common stock represented by properly executed proxies, unless previously withdrawn, will be voted at the Anchor special meeting in accordance with the instructions on the proxy card. If no instructions are indicated, the shares will be voted FOR approval of the merger agreement.

No additional business is presently anticipated to be conducted at the Anchor special meeting, and it is not anticipated that other matters will be brought before the Anchor special meeting. If, however, other appropriate matters are brought before the Anchor special meeting, the persons appointed as proxies will have discretion to vote or act on those matters according to their best judgment.

An Anchor shareholder executing and returning a proxy card has the power to withdraw it at any time before it is voted. An Anchor shareholder who wishes to withdraw a proxy may do so by filing with the Secretary of Anchor prior to the Anchor special meeting, a written withdrawal or a duly executed proxy bearing a later date or by voting in person at the Anchor special meeting. Attendance at the Anchor special meeting alone does not revoke a proxy. Written withdrawal can be made to Mr. Tommy E. Looper, Secretary, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577.

Solicitation of Proxies by Anchor

In addition to solicitation by mail, directors, officers and other employees of Anchor, who will not be specially compensated for such service, may solicit proxies from the shareholders of Anchor personally or by telephone or by telegraph or other forms of communication. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners and to obtain authorization for the execution of proxies. Upon request, those persons and entities will be reimbursed for their reasonable expenses incurred in forwarding the joint proxy statement/prospectus to beneficial owners of Anchor common stock.

Each party to the merger will bear its own costs and expenses of soliciting proxies and the printing costs and expenses incurred in connection with this joint proxy statement/prospectus and the associated registration statement filed by Anchor with the Securities and Exchange Commission.

Anchor Shareholder Proposals for Next Annual Meeting

Any proposal that an Anchor shareholder intends to present at Anchor's 2000 Annual Meeting must be received at Anchor's principal offices (2002 Oak Street, Myrtle Beach, South Carolina 29577, Attention: Corporate Secretary) not later than November 30, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. With respect to any proposal by an Anchor shareholder not received by Anchor prior to February 14, 2000, proxies solicited by management of Anchor will be voted on such proposal in the discretion of the designated proxy agents.

                               THE PROPOSED MERGER

This section of the joint proxy statement/prospectus describes certain aspects of the merger. The following descriptions are not complete and are qualified in their entirety by reference to the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus and incorporated by reference in this document. All shareholders of Bailey and Anchor are urged to read the merger agreement carefully and in its entirety.

Background of the Merger

Anchor. Anchor has expanded its operations along the coasts of North Carolina and South Carolina through earlier acquisitions and the opening of new branches in certain coastal communities. Further, Anchor has experienced significant internal growth in recent years. Considering its strategic plan for growth, Anchor's management believed a well executed acquisition plan in concert with internal growth would allow Anchor to achieve certain benefits while maintaining loan quality and safe operations. Two recent acquisitions have expanded Anchor's market areas beyond the coasts of North Carolina and South Carolina into the Pee Dee and Midlands areas of the State of South Carolina to diversify and strengthen Anchor's market areas. The proposed merger with Bailey will further diversify Anchor's market areas.

Management of Anchor has continually evaluated acquisition opportunities that would allow the company to achieve economies of scale and improve Anchor's ability to compete with the many larger financial institutions doing business in Anchor's market areas. Management of Anchor believes that the proposed merger will enable the combined companies to better respond to the needs of Anchor's customers and the communities served and allow the shareholders of Anchor to participate in a financial institution with greater financial resources, a larger number of banking locations and diverse and larger market areas.

Bailey. In recent years, Bailey's management concluded that Bailey's opportunities for further significant growth in Laurens County, South Carolina were severely limited. Recognizing the need to expand beyond Laurens County, Bailey acquired The Saluda County Bank in Saluda County in 1993, and Bailey helped organize and acquired 51% of the stock of Rock Hill Bank & Trust ("Rock Hill Bank"), in York County, in 1996. Bailey's ownership percentage of Rock Hill Bank was reduced to 22.3% due to a stock offering and issue by Rock Hill Bank during 1998.

Bailey's management has sought to improve the net income generated by its Laurens County operations and implemented an expense control program recommended by a consultant in June 1997. In 1997, the Bailey board engaged an investment banking firm to provide information for the board's strategic planning and to propose strategic options designed to enhance shareholder value in Bailey. The investment banking firm's analysis of Bailey was based on historical data that predated, and therefore did not reflect, the results of the expense control programs recommended by the consultant. That firm reported the following as Bailey's primary strengths at that time:

          strong yield on earning assets

          low cost source of funds with a solid core deposit base

          impressive noninterest earnings stream

          adequately leveraged loan to deposit base

          solid management

          strong trust and insurance departments

          significant market share in Laurens and Saluda Counties

          efficiencies in consolidation through loan participations, funding and back room operations and processing

Against these strengths, the investment banking firm identified the following as Bailey's primary challenges:

          high overhead expenses

          limited prospects for sustained loan, deposit and asset growth in markets currently served increasing competition from banks and nonbank financial institutions rising cost of technology

The investment banking firm presented the following options as ways to improve Bailey shareholder value while remaining independent:

          issue additional stock

          acquire the remaining stock in Rock Hill Bank in exchange for stock in Bailey acquire another bank or branch by purchase

          enter into a merger of equals


The board considered the likelihood of success of each option, the impact of each option on the liquidity of Bailey stock, and the amount and timing of increases to Bailey's stock value projected to be realized from each option. Based on these considerations, the board decided to investigate further the possibility of a merger involving Bailey.

In September 1997, the board engaged Orr Management Company, ("Orr"), an investment banking firm with extensive knowledge of banks in South Carolina and North Carolina, to provide financial advisory services necessary for such consideration. Representatives of Orr analyzed Bailey, reviewed the investment banking firm's report and presented their own analysis of Bailey's position and their own recommendations. They reported that Bailey was beginning to realize the benefits of the expense controls recommended by the consultant and these expense controls would improve Bailey's operating results, and shareholder value, as time passed. They noted, however, that these improvements would be limited unless Bailey also grew. Orr described the current banking environment as highly competitive, with consolidation occurring at all levels and with historically high stock prices being paid in mergers and acquisitions. Orr explained that this environment was caused by an excess of banks, the offering of financial services by non-banks and a strong economy with low interest rates. Orr recommended a merger of Bailey with a larger financial institution as the best method of both achieving a substantial and immediate increase in shareholder value and providing liquidity for Bailey shareholders.

The Bailey board decided to investigate the possibility of a merger of Bailey with another financial institution and, after interviewing another investment banker specializing in banks, engaged Orr in July 1998 to conduct that investigation. The board appointed a committee of four directors to work with Orr personnel in this engagement.

Orr and Bailey management prepared a confidential packet of material describing Bailey. Orr distributed this packet in August 1998 to 11 financial institutions that expressed interest and signed confidentiality agreements. All of these institutions were requested to submit proposals to Orr by September 2, 1998, keeping in mind the board's strong preferences that the transaction be tax-exempt, that the dividends received by Bailey shareholders be maintained at least at the current level and that Bailey's role as an active member of the Clinton community be continued. Three institutions made offers, which were analyzed by Orr and studied by the board committee. Orr conferred with those institutions to improve their offers. The board committee unanimously recommended that the revised offer from Anchor be accepted, and the board approved that recommendation on September 4, 1998.

Reasons for the Merger

Anchor. The board of directors of Anchor believes that the merger provided for in the merger agreement is fair and equitable and in the best interests of Anchor and its shareholders. The Anchor board believes that the merger will provide opportunities to achieve economies of scale that should increase the efficiency and profitability of the combined companies and permit more effective management of the combined companies. The Anchor board also believes the merger will provide opportunities to expand products and services offered by the combined companies and provide certain structural and technological benefits. The greater financial resources and greater depth of management resulting from the merger are expected to improve the ability of the combined companies to compete with the many financial institutions doing business in the market areas of each company. Anchor expects the merger to allow the shareholders of each company to participate in a financial institution which has greater financial resources, a larger number of, and more diverse, banking locations, and more markets than each company has at the present time.

Some efficiencies in cost savings are expected to be achieved through the consolidation of certain employee benefit plans; the reduction in the number of holding company and bank regulatory examinations and reports to be filed with various regulatory authorities; the bidding of insurance coverage; the greater overall purchasing power to be obtain as a combined entity; and certain operational efficiencies that will result from the leveraging of Anchor's present resources.

Bailey. The Bailey board believes that the merger presents a very attractive opportunity to combine Bailey with a financially strong and growing financial institution that shares Bailey's philosophy about banking. In reaching its decision to approve the merger agreement, the Bailey board consulted with management, as well as its financial and legal advisors, and considered the following factors, among others:

         (1) The board's familiarity with and review of Bailey's business, operations, financial condition, earnings and prospects.

         (2) The similarity of the banking philosophies of Bailey and Anchor.

         (3) The anticipated effectiveness of the merger in allowing Bailey to market its trust services in attractive markets and to achieve greater operating efficiencies that would enhance opportunities for increased growth and profitability in Bailey's markets.

         (4) Anchor's business, operations, financial condition, earnings and prospects.

         (5) The enhanced opportunities for operating efficiencies that could result from the merger, and the contributions the parties would bring to a combined institution.

         (6) The board's belief that Anchor will continue to use the Bailey name, will retain valued Bailey employees and will continue to make substantial contributions in the communities served by Bailey.

         (7)      The terms of the merger  agreement and the value and liquidity
                  of  the  Anchor   common   stock  to  be  received  by  Bailey
                  shareholders.

         (8) Alternatives to the merger, including the alternatives of remaining independent and growing internally, growing by merger of equals or remaining independent for a period of time and then selling.

         (9) Possible merger or affiliation partners for Bailey (other than Anchor), prospects for such other possible partners and the consideration which might be available from such other partners.

         (10) The expectation that the merger will be a tax free transaction to Bailey and its shareholders.

         (11) Current and prospective economic environments and competitive constraints.

         (12) The terms of the merger agreement were the result of arm's length negotiations between representatives of Bailey and Anchor.

The preceding list of factors considered by the Bailey board is not exhaustive but does include all material factors considered by the Bailey board. In deciding to approve and recommend the merger, the Bailey board did not assign any specific or relative weights to any of these factors; however, individual directors may have done so, and individual directors may have weighted the factors differently.

After the execution of the letter of intent between Bailey and Anchor, Bailey retained Orr to perform a due diligence review of Anchor. Orr was selected by Bailey based on Orr's knowledge of Bailey and Anchor that Orr gained by serving as investment banker as previously discussed. No material relationship existed between Orr and Bailey except for Orr's role as investment banker. The purpose of the assignment was to verify that Anchor's operations, books, loans and other aspects of its business are properly revealed through financial and other information reported by Anchor. Orr's assignment was to ascertain any findings that may not have been reported or were not reported correctly and to determine if they were material in nature.

Orr inspected eight specific areas of Anchor's business along with a general review of other information. The specific areas were Anchor's: (1) history, operational structure, legal proceedings and financial performance, (2) loan portfolio, (3) investment portfolio, (4) compliance status, (5) human resources practices, (6) strategic plan, (7) Year 2000 project, and (8) board minutes and major shareholders. Orr's review of these areas was based on information provided to Orr by Anchor, and Orr did not independently verify such information and, for the purposes of its report, assumed the information to be accurate, complete and fair. The review was also based on interviews with Anchor's senior management team.

Orr found that the information that Anchor reports on a regular basis fairly and adequately represents the integrity of Anchor's operations. Orr noted that because of Anchor's current growth, key areas should be monitored. These are Anchor's systems and controls, management, loan portfolio review system, and adequate liquidity. These areas are to be monitored with all rapidly growing financial institutions.

On October 1, 1998, Orr delivered the report of its due diligence examination to Bailey's management. Orr did not report any reason why Bailey should not consummate the merger.

General Information about the Merger

On September 24, 1998, Anchor and Bailey executed the merger agreement. Pursuant to the merger agreement, Bailey will merge into Anchor at the effective date of the merger, and:

         (1) Each share of Bailey common stock, $.01 par value, issued and outstanding immediately prior to the Effective Date, other than shares whose holders have perfected their right of dissent, will be converted into and exchanged for 16.32 shares of newly issued Anchor common stock, no par value;

         (2)      Bailey shareholders will become shareholders of Anchor;

         (3) Anchor will survive the merger and retain the name "Anchor Financial Corporation;" and

         (4) The Bailey shareholders entitled to fractional shares of Anchor common stock will be paid cash by Anchor for such fractional shares, based on the closing price of a share of Anchor common stock on Nasdaq (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Anchor) on the effective date of the merger.

How to Exchange Bailey Common Stock for Anchor Common Stock

As soon as practicable after the merger is completed, Anchor will have delivered to each of the former shareholders of Bailey of record immediately prior to the effective date, a transmittal letter for use in delivering their Bailey common stock certificates. After the exchange agent for Anchor receives a properly completed transmittal letter and the certificate(s) representing a Bailey shareholder's shares of Bailey common stock, the exchange agent for Anchor will issue and mail a certificate representing the Anchor common stock into which the Bailey common stock has been converted, and a check for the cash, if any, payable in respect to any fractional Anchor common stock issuable. Certificates for shares of Bailey common stock surrendered for exchange by any person who is an "affiliate" of Bailey will not be exchanged for certificates representing Anchor common stock until Anchor has received a written agreement from such person as required under the terms of the merger agreement. See "The Proposed Merger - Resales of Anchor Common Stock to be Received by Affiliates of Bailey."

The registered holder of any certificates representing Bailey common stock who has lost or destroyed such certificates can obtain certificate(s) for Anchor common stock (and cash for any fractional share) to which such Bailey shareholder is entitled, if the Bailey shareholder delivers to the exchange agent for Anchor: (1) a sworn statement certifying such loss or destruction and specifying the circumstances thereof, and (2) a lost instrument bond with a corporate security, satisfactory to the exchange agent, indemnifying Anchor against any loss or expense which it may incur as a result of such lost or destroyed certificate(s) presented at a later time.

Conditions for the Merger

Completion of the merger is subject to several material conditions, including, but not limited to:

         (1) Approval of the merger agreement by the holders of at least two-thirds of the issued and outstanding shares of Bailey common stock;

         (2)      Receipt  of  all  necessary   state  and  federal   regulatory
                  approvals, including approval by the Federal Reserve and the South Carolina Board;

         (3) Receipt by Bailey and Anchor of opinions of each other's legal counsel;

         (4) Receipt by Anchor and Bailey of an opinion from Anchor's counsel to the effect that the merger will constitute a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by the shareholders of Bailey for Federal income tax purposes, except for cash paid to dissenting shareholders of Bailey and cash paid in lieu of fractional shares;

         (5)      The merger will be accounted for as a pooling-of-interests;

         (6) The shares of Anchor common stock to be issued to the Bailey shareholders will have been approved for listing on Nasdaq;

         (7) The number of shares of Bailey common stock for which cash is to be paid pursuant to dissenter's rights of appraisal under the South Carolina Act and in lieu of fractional shares of Anchor common stock will not exceed in the aggregate 10% of the outstanding shares of Bailey common stock;

         (8) There will not have been any material adverse change in the financial position or results of operations of Bailey or Anchor;

         (9) Bailey's capital will not be less than $15,518,000 on the effective date; and

         (10) Bailey's allowance for possible loan and lease losses will not be less than .95% of Bailey's total outstanding loans and will be adequate to absorb Bailey's anticipated loan and lease losses.

Termination Provisions

The merger agreement may be terminated at any time before the effective date:

         (1) by the mutual consent of the boards of directors of Anchor and Bailey;

         (2) by the board of directors of either party in the event of a material breach of any covenant, agreement, representation or warranty by the other, if the breaching party fails to correct the breach within 30 days after written notice of the breach has been given;

         (3) by the board of directors of Anchor or Bailey if the merger is not consummated by June 30, 1999; or

         (4) by Bailey's board of directors if the required shareholder approval is not obtained at the Bailey special meeting (or any adjournment of that meeting).


Effective Date

When all of the conditions to the obligations of Anchor and Bailey to complete the merger are met or waived, the effective date of the merger will be the tenth business day after the fulfillment or waiver of all the conditions and the granting of all required regulatory approvals and when the Articles of Merger have been accepted for filing by the Secretary of State of South Carolina under the South Carolina Act.

Anchor and Bailey anticipate that all conditions to completion of the merger will be satisfied so that the merger can be completed in the first quarter of 1999. However, delays in the completion of the merger could occur.

Employment Agreements

On the effective date of the merger, Anchor will enter into employment agreements with John W. Dickens, William R. Davis, Robert H. Todd, and Norman W. Dixon, provided each of these individuals has not terminated his employment with Bailey or its subsidiaries at or before the effective date. The form of these employment agreements is Exhibit B to the merger agreement, which is Appendix A to this joint proxy statement/prospectus.

Expenses and Fees Related to the Merger

Each party to the merger agreement will pay its own expenses incurred in connection with the merger, including the cost of soliciting proxies for the Bailey special meeting and the Anchor special meeting and the printing costs and expenses incurred in connection with this joint proxy statement/prospectus and the Anchor registration statement.

Stock Option Grant

The merger agreement requires that Bailey execute and deliver to Anchor a stock option grant agreement which provides that Bailey will grant Anchor an option to purchase approximately 23,637 authorized but unissued shares or up to 19.9% of the issued and outstanding shares of Bailey common stock if:

(1) Bailey or its board of directors enters into an agreement or recommends to the shareholders of Bailey an agreement, other than the merger agreement, under which any entity, person or group, would (i) merge or consolidate with, acquire 25% or more of the assets or liabilities of, or enter into any similar transaction with Bailey, or (ii) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 25% or more of Bailey's voting shares;

(2) Any person (other than Anchor or any of its subsidiaries and other than any person owning or acquiring as a result of operation of law as of the date of the merger agreement, 25% or more of Bailey's voting shares) acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other securities owned by such person, represents 25% or more of the voting shares of Bailey. Notwithstanding the foregoing, this option of Anchor will not be exercisable in the circumstances described above in this paragraph if a person acquires the beneficial ownership of securities which, when aggregated with other securities owned by such person, represents 10% or more, but less than 25%, of

         Bailey's voting shares and the transaction does not result in, and is not presumed to constitute "control" as defined in the Federal Deposit Insurance Act or as determined by the Federal Reserve;

(3) The Bailey board of directors fails to recommend, or withdraws its prior recommendation of, the merger with Anchor to the shareholders of Bailey; or

(4) The shareholders of Bailey fail to approve the merger by the required two-thirds vote at the Bailey special meeting (including any adjournment of that meeting), after any person (other than Anchor or a subsidiary of Anchor) announces publicly or communicates, in writing, to Bailey a proposal to (a) acquire Bailey, (b) purchase or otherwise acquire securities representing 25% or more of the voting shares of Bailey, or (c) change the composition of the Bailey board of directors.

Regulatory Approvals

The merger may not proceed until Anchor has received the required regulatory approvals. Approvals from the Federal Reserve and the South Carolina Board have been received for the merger. Neither Anchor nor Bailey is aware of any other material governmental approvals or actions that are required for consummation of the merger. If any other approval or action should be required, it presently is contemplated that such approval or action would be sought.

Anchor's application to the Federal Reserve to acquire Bailey also included the acquisition of Bailey's subsidiary banks, M.S. Bailey & Son, Bankers and The Saluda County Bank (the "Bailey Banks")and the 22% ownership of Rock Hill Bank & Trust, Rock Hill, South Carolina now owned by Bailey. The Federal Reserve approved the application of Anchor to acquire Bailey, its subsidiary banks and the 22% ownership of the Rock Hill Bank based on certain commitments by Anchor as required by the Federal Reserve. The representations and commitments by Anchor required by the Federal Reserve relate to maintaining a passive investment in the Rock Hill Bank and agreeing not to exercise or attempt to exercise control over the Rock Hill Bank without the prior approval of the Federal Reserve. Anchor also made these same commitments to the Rock Hill Bank.

Rights of Dissenting Shareholders of Anchor and Bailey

Bailey and Anchor are South Carolina corporations, and are organized under and governed by the South Carolina Act. The South Carolina Act governs the rights of dissent of the shareholders of Bailey and Anchor.

Pursuant to Section 33-13-101 et.seq. of the South Carolina Act (the text of which is reproduced in full as Appendix C hereto), each shareholder of Bailey or Anchor is entitled to dissent from and obtain payment of the fair value of his shares in the event of the consummation of the merger transaction on which he is entitled to vote ("Dissenters' Rights"). Shareholders of Bailey and Anchor have Dissenters' Rights regarding the proposed merger.

A shareholder of Bailey or Anchor who wishes to assert his Dissenters' Rights:

         (1) must give to the company in which he owns shares before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

         (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the company will not disqualify a shareholder from demanding payment for his shares under the South Carolina Act.

A shareholder of Bailey or Anchor who does not satisfy the above requirement is not entitled to payment for his shares pursuant to dissenters' rights.

A shareholder's failure to vote against the proposed merger will not in itself constitute a waiver of his appraisal rights. A vote against the proposed merger will not by itself be deemed to satisfy the notice requirements under the South Carolina Act with respect to Dissenters' Rights.

Shareholders of Bailey must give written notice regarding their desire to assert their Dissenters' Rights to Mr. William R. Davis, Secretary, Bailey Financial Corporation, 211 North Broad Street, Clinton, South Carolina 29325.

Shareholders of Anchor must give written notice regarding their desire to assert their Dissenters' Rights to Mr. Tommy E. Looper, Secretary, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577.

If the merger is authorized at the Bailey special meeting, Bailey will deliver a written dissenters' notice to all Bailey shareholders who satisfied the above requirements regarding asserting Dissenters' Rights. The dissenters' notice must be delivered no later than 10 days after the Bailey special meeting and must contain the information described below for dissenters' notices.

If the merger is authorized at the Anchor special meeting, Anchor will deliver a written dissenters' notice to all Anchor shareholders who satisfied the above requirements regarding asserting Dissenters' Rights. The dissenters' notice must be delivered no later than 10 days after the Anchor special meeting and must contain the information described below for dissenters' notices.

All dissenters' notices to shareholders of Bailey or Anchor must, in addition to other items;

(1) State where the payment demand must be sent and where certificates for shares of the company's common stock must be deposited;

(2) Supply a form for demanding payment that includes certain specific information;

(3) Set a date by which the company must receive the payment demand, which date may not be fewer than 30 days nor more than 60 days after the date the dissenters' notice is delivered and set a date by which certificates must be deposited, which date may not be earlier than 20 days after the demand date; and

(4) Be accompanied by a copy of ss.ss. 33-13-101 et.seq. of the South Carolina Act.

A Bailey or Anchor shareholder who demands payment, deposits his certificates and otherwise complies with terms of the dissenters' notice will retain all other rights as a shareholder of the company until such rights are cancelled or modified by the consummation of the merger.

A Bailey or Anchor shareholder who does not comply with the requirement that he demand payment and deposit his share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for his shares as a dissenter.

Except as otherwise provided by law, as soon as the proposed merger is consummated, or upon receipt of a payment demand, Anchor shall pay each dissenting Bailey or Anchor shareholder who complied with the law the amount Anchor estimates to be the fair value of his shares, plus accrued interest from the effective date of the merger. The payment must be accompanied by certain information, including certain financial information and a statement of Anchor's estimate of the fair value of the shares.

Anchor may withhold immediate payment from a dissenting shareholder as to any shares of which such dissenting shareholder was not the beneficial owner on the date set forth in the dissenters' notice, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was a beneficial owner on that date.

A dissenter may reject Anchor's offer of fair value and demand in writing payment of his estimated fair value and interest due, if: (1) the dissenter believes the amount paid or offered is less than the fair value of his shares or that interest due is incorrectly calculated; or (2) Anchor fails to make or offer payment within 60 days after the date for demanding payment. A dissenter waives his right to demand additional payment if he does not notify Anchor of his demand in writing within 30 days after Anchor made or offered payment for his shares. If a demand for payment remains unsettled, Anchor shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of his shares and accrued interest. If Anchor does not commence the proceedings within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

The court in an appraisal proceeding shall determine all costs of the proceeding. The costs shall be assessed against Anchor unless the court finds the dissenter acted arbitrarily, vexatiously or not in good faith in demanding payment and assesses the dissenter. The court also may assess fees and expenses of counsel and experts for the parties.

The foregoing summary is not a complete statement of the law with respect to dissenter' rights, but it merely apprises the shareholders of Bailey and Anchor that such rights exist. Any shareholder of Bailey or Anchor who intends to or may exercise rights to dissent is encouraged to carefully read sections 33-13-101 et seq. of the South Carolina Act, attached hereto as Appendix C and incorporated herein by reference. Failure to comply strictly with the statutory procedures in the South Carolina Act may result in the forfeiture of dissenters' rights.

Accounting Treatment

The merger will be accounted for as a pooling-of-interests. Accordingly, under generally accepted accounting principles the assets and liabilities of Anchor and Bailey will be carried forward on the consolidated books of Anchor after the effective date of the merger at the amounts recorded on the books of each party before the merger. Net income of Anchor for the year in which the merger occurs will include the net income of Anchor and Bailey for the entire fiscal period in which the merger occurs. After the merger, the reported income of Anchor for each year before the merger will be combined with that of Bailey and restated as income of the combined company. The unaudited pro forma financial information included in this joint proxy statement/prospectus reflects the merger using the "pooling-of-interests" method of accounting.

Directors and Executive Officers Following the Merger

The officers and directors of Anchor will remain the same following the proposed merger, except that two additional persons will be named to the board of directors of Anchor Bank. Also, John W. Dickens will continue to serve as President of M.S. Bailey & Son, Bankers, which will be a subsidiary of Anchor, and he will be considered an executive officer.

Pursuant to the Agreement, two additional directors will be designated for the board of directors of Anchor Bank from the current directors of Bailey or the Bailey Banks. The new directors to be designated for the board of directors of Anchor Bank shall serve on such board from and after the effective date of the merger under the articles of incorporation and bylaws of Anchor Bank until their successors are elected and qualified. As of the date of this joint proxy statement/prospectus, the identity of those two additional directors has not been determined.

John W. Dickens will serve as President of M.S. Bailey & Son, Bankers after the merger. In that position, Mr. Dickens will have a base salary of $165,000 per annum and be entitled to participate in the bonus and incentive compensation plans of Anchor that are available to its senior officers. Mr. Dickens will also be entitled to reimbursement of expenses, participation in employee benefit plans, and Anchor will pay for his use of an automobile and his annual membership dues at several clubs.

Interests of Bailey's Board and Management in the Merger

The merger agreement provides that from and after the effective date of the merger, Anchor will indemnify each director, officer and employee of Bailey or any of its subsidiaries to the fullest extent that Bailey would have been permitted under South Carolina law or Bailey's articles of incorporation or bylaws against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such.

In addition, the merger agreement provides that Anchor will enter into employment agreements with Messrs. Dickens, Davis, Todd and Dixon, provided they have not terminated their employment with Bailey or its subsidiaries on or before the effective date of the merger.

Material Federal Income Tax Consequences of the Merger

The following is a summary of material, anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the merger to shareholders because of their particular circumstances or status, nor does this summary address any consequences of the merger under any state, local, estate or foreign tax laws.

Shareholders of Bailey are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, as applicable, including tax return reporting requirements, the application and effect of federal, foreign, state, local and other tax laws, and the implications of any proposed changes in the tax laws.

A federal income tax ruling with respect to the proposed merger was not requested from the Internal Revenue Service. Anchor has received an opinion of its legal counsel, Gerrish & McCreary, P.C., Memphis, Tennessee, concerning certain federal income tax consequences of the proposed merger under federal income tax law, and this discussion is qualified in its entirety by that opinion.

It is the opinion of Gerrish & McCreary, P.C. that:

1. The merger will be treated for federal income tax purposes as a tax-free merger under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

2. No gain or loss will be recognized by Anchor or Bailey or the shareholders of Anchor or Bailey upon the exchange of the common stock of Bailey for Anchor common stock, except by the shareholders of Bailey who receive cash in lieu of any fractional share otherwise issuable.

3. Shareholders of Bailey or Anchor who dissent from the merger will be treated as having received such payment as a distribution and redemption of their shares of stock as required by Section 356(a) of the Code. Holders of Bailey common stock or Anchor common stock electing to exercise their Dissenters' Rights should consult their own tax advisors as to the tax treatment in their particular circumstance.

4. The aggregate tax basis of Anchor common stock received by shareholders of Bailey will be the same as the basis of Bailey common stock surrendered in exchange for the Anchor shares.

5. The holding period of Anchor common stock received by the shareholders of Bailey common stock will include the period in which Bailey common stock surrendered therefor was held, provided that the Bailey common stock is a capital asset in the hands of the shareholders of Bailey on the date of exchange.

Among other things, the opinion of Gerrish & McCreary, P.C. was based on the representation of management of Anchor that it has no plan or intention to cause Anchor to redeem or otherwise reacquire the shares of Anchor common stock issued in the merger. In addition to the foregoing requirements, additional factual matters must be true with respect to the merger and Anchor believes that these factual matters will be satisfied.

Resales of Anchor Common Stock to be Received by Affiliates of Bailey

Anchor has registered under the Securities Act of 1933, as amended (the "Securities Act"), the Anchor common stock to be issued to Bailey shareholders in the merger. Such registration does not cover resales by shareholders of Bailey who may be deemed to control or to be controlled by or be under common control with Bailey at the time of the Bailey special meeting (the "Affiliates") or those who were Affiliates of Anchor before the merger.

Anchor common stock issued pursuant to the merger to persons who are not Affiliates of Bailey will be freely transferable without restriction. Anchor common stock issued pursuant to the merger to persons who are Affiliates of Bailey will be subject to certain restrictions on transfer as set forth in Rule 145 of the Securities and Exchange Commission.

Bailey has agreed to use its best efforts to induce each person who may be deemed to be an Affiliate of Bailey to execute and deliver to Anchor an agreement not to transfer any Anchor common stock issued to such Affiliate until
financial   statements  covering  at  least

30 days of post-merger combined operations of Anchor and Bailey have been published by Anchor. The Affiliates also must agree that they will not transfer any Anchor common stock received in the merger except in compliance with the Securities Act, the rules and regulations of the Securities and Exchange Commission under the Securities Act and applicable restrictions regarding pooling-of-interests accounting treatment.

Differences in Rights of Anchor and Bailey Shareholders

As a result of the merger, on the effective date, shareholders of Bailey will exchange their shares of common stock in Bailey for shares of common stock in Anchor and will become shareholders of Anchor. Thereafter, the rights as shareholders of the Bailey shareholders will be determined by Anchor's articles of incorporation and bylaws. The following is a summary of the material differences in the rights of shareholders of Anchor and Bailey. Anchor and Bailey are South Carolina corporations governed by the South Carolina Act. Accordingly, there are no material differences between the rights of an Anchor shareholder and the rights of a shareholder of Bailey solely under the South Carolina Act. This summary is not a complete discussion of, and is qualified in its entirety by reference to, the South Carolina Act and the articles of incorporation and bylaws of Anchor and Bailey.

Authorized Capital Stock. Anchor currently is authorized to issue 50,000,000 shares of common stock, no par value, of which ______ shares were issued and outstanding as of the Anchor record date. No other class of capital stock is authorized.

Bailey is authorized to issue 1,000,000 shares of Bailey common stock, par value $.01 per share, of which 95,140 shares were issued and outstanding as of the Bailey record date. No other class of capital stock is authorized.

Preemptive Rights. Shareholders of Anchor have no preemptive rights. Shareholders of Bailey have preemptive rights. Preemptive rights are rights to purchase a pro rata amount of subsequently issued common stock. The absence of preemptive rights may cause dilution of a shareholder's interest in Anchor without specific shareholder authority. Preemptive rights could make it more difficult to gain control of Bailey. The boards of directors of Anchor and Bailey may issue authorized shares of each company's stock without further shareholder vote, unless required for a particular transaction by applicable law.

Voting Rights. The shareholders of Anchor and Bailey are entitled to one vote per share in the election of directors and all matters to come before the their shareholders. The shareholders of Bailey are entitled to cumulate their votes for the election of directors. The right to cumulate votes means that the shareholders of Bailey are entitled to multiply the number of votes they are entitled to vote by the number of directors to be elected and cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting could make it more difficult to effect a change in control of Bailey's board. The shareholders of Anchor do not have cumulative voting.

Special Meetings of Shareholders. Special meetings of the shareholders of Anchor may be called by the president, the chairman of the board of directors, a majority of the directors or the holders of not less than one-tenth of all shares entitled to vote at such meeting. Special meetings of the shareholders of Bailey may be called by the president or by a majority of the directors and must be called by the president at the request in writing of shareholders owning at least 10% of the shares of Bailey issued and outstanding and entitled to vote on any issue proposed to be cast at the special meeting.

Quorum. The holders of a majority of the shares of Anchor and Bailey entitled to vote at the shareholders' meetings of these companies, represented in person or by proxy, will constitute a quorum for the transaction of business.

Directors. Anchor's articles of incorporation and bylaws provide for a board of directors to serve staggered three-year terms. Shareholders of Anchor vote only for candidates in the class of directors whose terms expire at the time of the annual shareholders' meeting. The members of the board of directors of Bailey do not serve staggered terms; such directors serve one-year terms which expire at the time of the annual meeting of shareholders.

The staggered classification and election of members to Anchor's board of directors could make it more difficult for shareholders to effect a significant change in the overall composition of Anchor's board, thus perpetuating the tenure of management.

Anchor's articles of incorporation provide that any of the directors of Anchor may be removed by a vote of the majority of the entire board for "cause," which shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of the director's duties to the corporation. "Cause" is established after the affected director has received written notice of specific charges and the opportunity to meet and refute such charges. The holders of a majority of the outstanding shares of Anchor common stock may remove directors with or without cause.

The articles of incorporation and bylaws of Bailey do not address removal of directors. Therefore, such removal would be governed by the South Carolina Act.

Amendment of the Articles of Incorporation and Bylaws. Unless applicable law or the articles of incorporation of Anchor or Bailey requires a different vote to amend or repeal such articles of incorporation, Anchor's and Bailey's articles of incorporation may be amended or repealed by a two-thirds vote of the shareholders entitled to vote thereon.

Anchor's articles of incorporation require that certain of the articles of incorporation may only be amended or repealed by the affirmative vote of holders of at least 80% of all outstanding voting shares. These provisions render more difficult the accomplishment of a merger or the assumption of control by a principal shareholder, and such provisions make the removal of management more difficult. The specific items in Anchor's articles of incorporation requiring 80% approval for amendment or repeal include:

         (1) The capital stock of Anchor may be issued for valid corporate purposes upon authorization by the board of directors of Anchor without shareholder approval. Such authorization by the board may be made by a majority or other vote of the board as may be provided in the bylaws of Anchor. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Anchor is required to amend or repeal these provisions.

         (2) The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Anchor is required if the board of Anchor does not recommend to the shareholders of Anchor a vote in favor of (a) a merger or consolidation of Anchor with, or (b) a sale, exchange or lease of all or substantially all of the assets of Anchor to any person or entity. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Anchor is required to amend or repeal these provisions.

         (3) The board of Anchor shall consist of a maximum of 20 persons. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of Anchor is required to amend or repeal this provision.

         Unless applicable law requires a different vote with respect to a particular provision in the Anchor bylaws, such bylaws may be amended or repealed by a majority vote of the entire board of Anchor or a majority vote of the shareholders entitled to vote thereon.

         The bylaws of Anchor explicitly require the board of directors to consider all factors it deems relevant in evaluating any proposed tender offer, exchange offer or other change in control for Anchor or any of its subsidiaries. This provision requires the board to evaluate whether a proposal is in the best interests of Anchor by considering the best interests of the shareholders, and other relevant factors including the social, legal and economic effects on employees, customers and the communities served by Anchor and its subsidiaries. These specific standards could make it more difficult to challenge the business judgment of the board of Anchor in deciding not to recommend a particular transaction to the Anchor shareholders, even if the transaction were favorable to the interests of such shareholders.

The Bailey bylaws provide that they may be amended by the board of directors or by vote of the holders of shares.

The foregoing discussion of certain similarities and material differences between the rights of Anchor and Bailey shareholders is only a summary of certain provisions, is not a complete description of such similarities and differences and is qualified in its entirety by reference to the South Carolina Act and the full text of the articles of incorporation and bylaws of Anchor and Bailey.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

Anchor Market Prices

Anchor common stock is listed on Nasdaq under the symbol "AFSC." The following table sets forth, for the indicated periods, the high and low closing sales prices for Anchor common stock as reported by Nasdaq for each of the quarters indicated.


                  CALENDAR PERIOD                          SALES PRICE
                  ---------------                          -----------
                                                     High              Low
                                                     ----              ---
                  1996
                  First Quarter                     $14.67            $13.17
                  Second Quarter                    $14.00            $13.50
                  Third Quarter                     $20.33            $13.33
                  Fourth Quarter                    $23.67            $18.00

                  1997
                  First Quarter                     $23.00            $21.00
                  Second Quarter                    $23.33            $21.00
                  Third Quarter                     $33.67            $22.17
                  Fourth Quarter                    $35.00            $30.50


                  1998
                  First Quarter                     $44.00            $32.00
                  Second Quarter                    $44.00            $36.75
                  Third Quarter                     $41.75            $35.50
                  Fourth Quarter                    $36.75            $29.00

                  1999 First Quarter                $33.25            $29.00
                  (thru February 3, 1999)

Bailey Market Prices

         Bailey common stock is not listed for quotation on any stock exchange and is not actively traded. The price of Bailey common stock in the last sales transaction reported to Bailey's management before September 4, 1998 (the date the merger was publicly announced) was $150 per share and occurred on April 11, 1996. Management has not determined that such transaction was arms-length. Thus, no assurance can be given that the stated price represents the actual market value of Bailey common stock, especially considering the absence of a known sales transaction after the September 4, 1998, public announcement of the merger.

Dividends

Anchor paid total cash dividends of $0.375 per share during 1997, and $0.48 per share during 1998. Anchor has declared a cash dividend of $ 0.14 per share to be paid in February 1999.

No representations can be made as to when or if Anchor will pay dividends in the future. Anchor's ability to pay dividends to its shareholders depends primarily upon the ability of its subsidiaries to pay dividends to Anchor. Under South Carolina law, Anchor Bank must receive the written consent of the South Carolina Board to pay dividends. Anchor Bank cannot guarantee that such written consent will be received in the future. See "Supervision and Regulation."

Bailey paid total cash dividends of $3.30 per share during 1997, and total cash dividends of $3.79 per share during 1998. Bailey has declared no dividends to be paid in 1999.

                       DESCRIPTION OF ANCHOR COMMON STOCK

Anchor has authorized capital stock consisting of 50,000,000 shares of common stock, no par value per share, of which [____________] shares are issued and outstanding at February 10, 1999, all of which are validly issued, fully paid and non-assessable. __________ shares of Anchor common stock are reserved to be issued if outstanding options as of February 10, 1999 are exercised. It is anticipated that an additional 1,552,685 shares of Anchor common stock will be issued pursuant to the merger.

There are no other outstanding securities or other obligations which are convertible into shares or options, warrants, rights, calls or other commitments of any nature relating to the unissued shares of Anchor common stock.

Holders of Anchor common stock are entitled to one vote per share in the election of directors and all matters to come before the shareholders. Holders of Anchor common stock are entitled to receive dividends as may be declared by Anchor's board of directors out of funds legally available for the payment of dividends. In the event of liquidation, dissolution or winding-up of the affairs of Anchor, holders of Anchor common stock are entitled to share ratably in Anchor's assets and funds legally available for distribution to its shareholders.

Holders of Anchor common stock have no preemptive, subscription, redemption or conversion rights. See "The Proposed Merger - Differences in Rights of Anchor and Bailey Shareholders."

                  SELECTED HISTORICAL FINANCIAL DATA OF ANCHOR

The following table presents consolidated selected financial data for Anchor for each of the five years in the period ended December 31, 1997. This financial data is derived in part from and should be read in conjunction with the historical Consolidated Financial Statements and the related notes thereto contained in Anchor's Current Report on Form 8-K, dated January 29, 1999.

                                          (Dollars in thousands, except per share amounts)

                                         Nine Months Ended
                                           September 30,                            Years Ended December 31,
                                      ----------------------    ------------------------------------------------------------------
                                         1998         1997           1997         1996          1995          1994          1993
                                      --------      --------      --------      --------      --------      --------      --------
                                      $ 59,691      $ 51,394      $ 70,452      $ 57,212      $ 48,106      $ 37,299      $ 33,734

Interest expense                        27,553        23,016        31,732        25,377        21,562        14,621        13,330

Net interest income                     32,138        28,378        38,720        31,835        26,544        22,678        20,404

Provision for loan losses                2,372         1,192         2,044         1,140           830         1,289         1,541

Noninterest income                       6,359         5,354         7,064         6,100         5,353         6,473         5,550

Noninterest expense                     27,092        21,667        29,198        25,552        22,987        21,757        19,660

Provision for income taxes               3,705         3,860         5,305         3,952         2,784         1,615         1,430

Cumulative effect on prior years
of changing to a different
method of accounting for income           --            --            --            --            --            --              49
taxes

Net income                               5,328         7,013         9,237         7,291         5,296         4,490         3,372

PER SHARE DATA:

Net income - basic                  $     0.83    $     1.11    $     1.46    $     1.16    $     0.85    $     0.71    $     0.54

Net income - diluted                      0.79          1.05          1.38          1.11          0.83          .070          0.53

Cash dividends declared (Anchor)          0.36          0.28         0.375          0.28          0.24          0.21          0.20

Book value                               10.86          9.76         10.23          9.02          8.08          7.44          6.96

Total assets                        $1,011,912    $  910,024    $  945,453    $  791,511    $  658,976    $  562,851    $  515,004

Investment securities                  228,133       185,416       197,325       172,759       145,740       100,549       130,729

Total loans                            703,170       637,707       665,708       542,106       439,282       349,304       253,624

Net loans                              694,784       629,861       658,267       535,379       433,608       344,157       309,641

Total deposits                         869,760       782,190       796,682       673,093       567,723       482,437       449,806

Total liabilities                      940,247       848,084       879,354       734,385       608,165       518,197       471,584

Total stockholders' equity              71,665        61,940        66,099        57,126        50,811        44,654        43,420

                                      -31-

                  SELECTED HISTORICAL FINANCIAL DATA OF BAILEY

The following table sets forth selected historical financial data concerning Bailey. The selected financial data has been derived from the consolidated financial statements which have been audited by Tourville, Simpson & Henderson, L.L.P. independent accountants. This information should be read in conjunction with the historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of Bailey.



                                            (Dollars in thousands, except per share data)

                                        Nine Months Ended
                                           September 30,                                Year ended December 31,
                                     -----------------------      ------------------------------------------------------------------
                                        1998         1997           1997          1996           1995          1994          1993
                                     ---------     ---------      ---------     ---------      ---------     ---------     ---------
Balance Sheet
  Securities available-for-sale      $  24,239     $  33,304      $  34,237     $  26,770      $  28,081     $  24,358     $
  Securities held-to-maturity           13,140         7,448          7,544         4,109          4,803         5,101        31,374
  Allowance for loan losses              1,249           964          1,045         1,318          1,233         1,128         1,192
  Net loans                            112,008       104,913        110,933       101,531         94,960        91,728        89,131
  Premises and equipment - net           5,689         4,953          4,828         5,113          5,499         5,621         5,859
  Investment in unconsolidated
   subsidiary                            3,001         2,765          2,813         2,791            350          --            --
  Total assets                         168,655       166,768        173,301       149,712        149,418       134,778       139,692
  Non-interest bearing deposits         12,340        10,551         13,066        12,066         15,562        12,243        15,812
  Interest bearing deposits            121,629       121,873        122,764       116,170        115,117       107,545       107,006
  Total deposits                       133,969       132,424        135,830       128,236        130,679       119,788       122,818
  Short-term borrowings                  3,925         8,075         11,100         3,225          3,725         2,350         4,525
  Advances from the Federal
   Home Loan Bank                       10,187         7,187          7,187          --             --            --            --
  Long-term debt                         2,910         3,400          3,300         3,500          1,200         1,350         1,500
  Total liabilities                    152,518       152,450        158,716       136,299        136,859       123,934       129,347
  Total shareholders' equity            16,137        14,318         14,585        13,413         12,558        10,844        10,345

Results of Operations:
  Interest income                    $   9,918     $   9,365      $  12,686     $  12,177      $  11,523     $  10,129     $   8,083
  Interest expense                       4,727         4,264          5,804         5,692          5,190         3,944         3,270
                                     ---------      ---------     ---------      ---------     ---------     ---------     --------
  Net interest income                    5,191         5,101          6,882         6,485          6,333         6,185         4,813
  Provision for loan losses                315           350            490           230            287           605           327
                                     ---------      ---------     ---------      ---------     ---------     ---------     ---------
  Net interest income after
   provision for loan losses             4,876         4,751          6,392         6,255          6,046         5,580         4,486
  Other income                           2,076         1,627          2,097         1,987          1,673         1,658         1,364
  Other expenses                         4,603         4,763          6,429         6,030          5,804         5,788         4,927
  Equity in net income (loss) of           192           (33)            15          (269)          --            --            --
   investee
  Income tax expense                       819           532            630           611            578           404           142
                                     ---------      ---------     ---------      ---------     ---------     ---------     ---------

Net income                           $   1,722     $   1,050      $   1,445     $   1,332      $   1,337     $  1 ,047    $      849
                                     =========     =========      =========     =========      =========     =========    ==========

Cash Dividends Paid:                 $     268     $     228      $     314     $     304      $     300     $     107    $      285
                                     =========     =========      =========     =========      =========     =========    ==========
Per Share Data:
  Weighted average common
    shares outstanding                  95,140        95,140         95,140        95,140         95,140        95,140        95,140
  Net income - basic                 $   18.09     $   11.04      $   15.19     $   14.00      $   14.05     $   11.00    $     8.91
  Cash dividends paid                $    2.82     $    2.40      $    3.30     $    3.20      $    3.15     $    1.12    $     3.00
  Period end book value              $  169.62     $  150.50      $  153.30     $  140.98      $  132.00     $  113.97    $   108.73

                          ANCHOR FINANCIAL CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed balance sheet combines the historical condensed balance sheets of Anchor and Bailey as of September 30, 1998, to reflect the completion of the proposed merger. Such pro forma information assumes the proposed merger occurred as of September 30, 1998, and is based on the historical balance sheets of Anchor and Bailey as of that date, giving effect to the proposed merger using the pooling-of-interests method of accounting and to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The following unaudited pro forma combined condensed statements of income include the historical condensed statements of income of Anchor and Bailey adjusted to reflect the completion of the proposed merger. Such pro forma information assumes the companies had been combined for each period presented on a pooling-of-interests accounting basis and is based on the historical statements of income of Anchor and Bailey, giving effect to the pro forma adjustments described in the Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The pro forma adjustments are based on currently available information and upon certain assumptions that management believes to be reasonable in the circumstances. The unaudited pro forma combined condensed financial statements are for illustrative purposes only and should not be viewed as a projection or forecast of the combined company's performance for any future period. The unaudited pro forma combined condensed financial statements do not purport to present the combined company's actual financial position or results of operations had the merger actually occurred on the dates assumed for purposes of preparation.

For a description of the pooling-of-interests accounting basis with respect to the merger and the related effects on historical financial statements of Anchor, see "The Proposed Merger - Accounting Treatment." The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Anchor and Bailey, including the notes thereto which are incorporated by reference or included elsewhere in this joint proxy statement/prospectus.

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)
September 30, 1998
(Dollars in thousands)
                                                                                   Anchor/           Anchor/
                                                                                   Bailey            Bailey
                                                                                 Pro Forma          Pro Forma
                                                 Anchor            Bailey       Adjustments         Combined
                                               -----------      -----------      -----------      -----------
ASSETS
          Cash and due from banks              $    42,826      $     6,446      $         0      $    49,272
           Federal funds sold                        8,960            1,100                0           10,060
          Investment securities                    228,133           37,379            4,360          269,872
          Loans                                    703,029          113,257                0          816,286
            Less - reserve for loan losses          (8,245)          (1,249)               0           (9,494)
                                               -----------      -----------      -----------      -----------
           Net loans                               694,784          112,008                0          806,792
                                               -----------      -----------      -----------      -----------
          Premises and equipment                    21,471            5,689                0           27,160
          Intangible assets                            796                0                0              796
          Other assets                              14,942            6,033           (3,508)          17,467
                                               -----------      -----------      -----------      -----------
           Total assets                        $ 1,011,912      $   168,655      $       852      $ 1,181,419
                                               ===========      ===========      ===========      ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY
          Liabilities:
            Deposits:
            Noninterest-bearing deposits
                                               $   160,058      $    12,340      $         0      $   172,398
            Interest-bearing deposits              709,703          121,629                0          831,332
                                               -----------      -----------      -----------      -----------
           Total Deposits                          869,761          133,969                0        1,003,730
            Federal funds purchased and
            securities sold under
            agreements to repurchase                16,548            3,925                0           20,473
            Other short-term borrowings              2,080                0                0            2,080
            Long-term debt                          43,500           13,097                0           56,597
            Other liabilities                        8,358            1,527            1,400           11,285
                                               -----------      -----------      -----------      -----------
           Total Liabilities                       940,247          152,518            1,400        1,094,165
                                               -----------      -----------      -----------      -----------

          Stockholders' Equity:
            Common Stock                            46,762                1            7,501           54,264
            Surplus                                      0            7,501           (7,501)               0
            Retained earnings                       23,550            8,431           (1,400)          30,581
           Accumulated other comprehensive
           income, net of tax                        1,773              204              852            2,829
           Unearned ESOP Shares
                                                      (420)               0                0             (420)
                                               -----------      -----------      -----------      -----------
            Total stockholders' equity              71,665           16,137             (548)          87,254
                                               -----------      -----------      -----------      -----------
            Total liabilities and
            stockholders' equity
                                               $ 1,011,912      $   168,655      $       852      $ 1,181,419
                                               ===========      ===========      ===========      ===========

See accompanying notes to pro forma financial statements.

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)

                                                  Nine Months Ended
                                                   September 30,                     Years Ended December 31,
                                            ---------------------------    -------------------------------------------
                                                1998            1997             1997            1996             1995
                                            -----------     -----------      -----------     -----------      -----------
Interest income                             $    69,609     $    60,759      $    83,137     $    69,389      $    59,629

Interest expense                                 32,280          27,280           37,535          31,069           26,752
                                            -----------     -----------      -----------     -----------      -----------
Net interest income                              37,329          33,479           45,602          38,320           32,877
Provision for loan losses                         2,687           1,542            2,534           1,370            1,117
                                            -----------     -----------      -----------     -----------      -----------
Net interest income after
  Provision for loan losses                      34,642          31,937           43,068          36,950           31,760

Noninterest income                                8,435           6,981            9,161           8,087            7,026
Noninterest expense                              31,695          26,430           35,627          31,582           28,791
                                            -----------     -----------      -----------     -----------      -----------
Income before taxes and equity in
  net income (loss) of investee                  11,382          12,488           16,602          13,455            9,995
Equity in net income (loss) of investee             192             (33)              15            (269)               0
                                            -----------     -----------      -----------     -----------      -----------
Income before taxes                              11,574          12,455           16,617          13,186            9,995
Provision for income taxes                        4,524           4,392            5,935           4,563            3,362
                                            -----------     -----------      -----------     -----------      -----------
Net income                                  $     7,050     $     8,063      $    10,682     $     8,623      $     6,633
                                            ===========     ===========      ===========     ===========      ===========

Net income per share-basic                  $      0.89     $      1.03      $      1.36     $      1.10      $      0.85
Net income per share-diluted                $      0.85     $      0.98      $      1.29     $      1.07      $      0.84

Weighted average common
shares outstanding-basic                      7,963,680       7,864,269        7,869,826       7,824,018        7,771,414
Weighted average common
shares outstanding-diluted                    8,287,366       8,214,338        8,255,876       8,092,229        7,902,311

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED  CONDENSED  STATEMENT OF INCOME (UNAUDITED)
Nine months ended September 30, 1998
(Dollars in thousands except per share data)

                                                                    ANCHOR/         ANCHOR/
                                                                     BAILEY          BAILEY
                                                                    PRO FORMA       PRO FORMA
                                        ANCHOR         BAILEY      ADJUSTMENTS     COMBINED
                                      ----------     ----------     ----------     ----------
Interest income                       $   59,691     $    9,918     $        0     $   69,609
Interest expense                          27,553          4,727              0         32,280
                                      ----------     ----------     ----------     ----------
Net interest income                       32,138          5,191              0         37,329
Provision for loan losses                  2,372            315              0          2,687
                                      ----------     ----------     ----------     ----------
Net interest income after
  Provision for loan losses               29,766          4,876              0         34,642

Noninterest income                         6,359          2,076              0          8,435
Noninterest expense                       27,092          4,603              0         31,695
                                      ----------     ----------     ----------     ----------
Income before taxes and equity in
  net income of investee                   9,033          2,349              0         11,382
Equity in net income of investee               0            192              0            192
                                      ----------     ----------     ----------     ----------
Income before taxes                        9,033          2,541              0         11,574
Provision for income taxes                 3,705            819              0          4,524
                                      ----------     ----------     ----------     ----------
Net income                            $    5,328     $    1,722     $        0     $    7,050
                                      ==========     ==========     ==========     ==========

Net income per share-basic            $     0.83     $    18.09     $              $     0.89
Net income per share-diluted          $     0.79     $    18.09     $              $     0.85

Weighted average common
shares outstanding-basic               6,410,995         95,140                     7,963,680
Weighted average common
shares outstanding-diluted             6,734,681         95,140                     8,287,366

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED  CONDENSED  STATEMENT OF INCOME (UNAUDITED) Nine months ended
September 30, 1997 (Dollars in thousands except per share data)

                                                                       ANCHOR/        ANCHOR/
                                                                       BAILEY         BAILEY
                                                                      PRO FORMA      PRO FORMA
                                        ANCHOR         BAILEY        ADJUSTMENTS      COMBINED
                                      ----------     ----------      ----------     ----------
Interest income                       $   51,394     $    9,365      $        0     $   60,759
Interest expense                          23,016          4,264               0         27,280
                                      ----------     ----------      ----------     ----------
Net interest income                       28,378          5,101               0         33,479
Provision for loan losses                  1,192            350               0          1,542
                                      ----------     ----------      ----------     ----------
Net interest income after
  provision for loan losses               27,186          4,751               0         31,937

Noninterest income                         5,354          1,627               0          6,981
Noninterest expense                       21,667          4,763               0         26,430
                                      ----------     ----------      ----------     ----------
Income before taxes and equity in
  net (loss) of investee                  10,873          1,615               0         12,488
Equity in net (loss)  of investee              0            (33)              0            (33)
                                      ----------     ----------      ----------     ----------
Income before taxes                       10,873          1,582               0         12,455
Provision for income taxes                 3,860            532               0          4,392
                                      ----------     ----------      ----------     ----------
Net income                            $    7,013     $    1,050      $        0     $    8,063
                                      ==========     ==========      ==========     ==========

Net income per share-basic            $     1.11     $    11.04      $              $     1.03
Net income per share-diluted          $     1.05     $    11.04      $              $     0.98

Weighted average common
shares outstanding-basic               6,311,584         95,140                      7,864,269
Weighted average common
shares outstanding-diluted             6,661,653         95,140                      8,214,338

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED  STATEMENT OF INCOME (UNAUDITED) For the year ended
December 31, 1997 (Dollars in thousands except per share data)

                                                                     ANCHOR/         ANCHOR/
                                                                     BAILEY          BAILEY
                                                                    PRO FORMA       PRO FORMA
                                       ANCHOR          BAILEY      ADJUSTMENTS      COMBINED
                                      ----------     ----------     ----------     ----------
Interest income                       $   70,452     $   12,685              0     $   83,137
Interest expense                          31,732          5,803              0         37,535
                                      ----------     ----------     ----------     ----------
Net interest income                       38,720          6,882              0         45,602
Provision for loan losses                  2,044            490              0          2,534
                                      ----------     ----------     ----------     ----------
Net interest income after
  provision for loan losses               36,676          6,392              0         43,068

Noninterest income                         7,064          2,097              0          9,161
Noninterest expense                       29,198          6,429              0         35,627
                                      ----------     ----------     ----------     ----------
Income before taxes and equity in
  net income of investee                  14,542          2,060              0         16,602
Equity in net income of investee               0             15              0             15
                                      ----------     ----------     ----------     ----------
Income before taxes                       14,542          2,075              0         16,617
Provision for income taxes                 5,305            630              0          5,935
                                      ----------     ----------     ----------     ----------
Net income                            $    9,237     $    1,445              0     $   10,682
                                      ==========     ==========     ==========     ==========

Net income per share-basic            $     1.46     $    15.19                    $     1.36
Net income per share-diluted          $     1.38     $    15.19                    $     1.29

Weighted average common
shares outstanding-basic               6,317,141         95,140                     7,869,826
Weighted average common
shares outstanding-diluted             6,703,191         95,140                     8,255,876

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED  STATEMENT OF INCOME (UNAUDITED) For the year ended
December 31, 1996 (Dollars in thousands except per share data)

                                                                       ANCHOR/        ANCHOR/
                                                                       BAILEY         BAILEY
                                                                      PRO FORMA      PRO FORMA
                                        ANCHOR         BAILEY        ADJUSTMENTS     COMBINED
                                      ----------     ----------      ----------     ----------
Interest income                       $   57,212     $   12,177      $        0     $   69,389
Interest expense                          25,377          5,692               0         31,069
                                      ----------     ----------      ----------     ----------
Net interest income                       31,835          6,485               0         38,320
Provision for loan losses                  1,140            230               0          1,370
                                      ----------     ----------      ----------     ----------
Net interest income after
  provision for loan losses               30,695          6,255               0         36,950

Noninterest income                         6,100          1,987               0          8,087
Noninterest expense                       25,552          6,030               0         31,582
                                      ----------     ----------      ----------     ----------
Income before taxes and equity in
  net (loss) of investee                  11,243          2,212               0         13,455
Equity in net (loss) of investee               0           (269)              0           (269)
                                      ----------     ----------      ----------     ----------
Income before taxes                       11,243          1,943               0         13,186
Provision for income taxes                 3,952            611               0          4,563
                                      ----------     ----------      ----------     ----------
Net income                            $    7,291     $    1,332      $        0     $    8,623
                                      ==========     ==========      ==========     ==========

Net income per share-basic            $     1.16     $    14.00      $              $     1.10
Net income per share-diluted          $     1.11     $    14.00      $              $     1.07

Weighted average common
shares outstanding-basic               6,271,333         95,140                      7,824,018
Weighted average common
shares outstanding-diluted             6,539,544         95,140                      8,092,229

See accompanying notes to unaudited pro forma combined condensed financial statements.

PRO FORMA COMBINED CONDENSED  STATEMENT OF INCOME (UNAUDITED) For the year ended
December 31, 1995 (Dollars in thousands except per share data)

                                                                 ANCHOR/        ANCHOR/
                                                                 BAILEY         BAILEY
                                                                PRO FORMA      PRO FORMA
                                   ANCHOR        BAILEY        ADJUSTMENTS     COMBINED
                                 ----------     ----------     ----------     ----------
Interest income                  $   48,106     $   11,523     $        0     $   59,629
Interest expense                     21,562          5,190              0         26,752
                                  ----------     ----------     ----------     ----------

Net interest income                  26,544          6,333              0         32,877
Provision for loan losses               830            287              0          1,117
                                 ----------     ----------     ----------     ----------
Net interest income after
  provision for loan losses          25,714          6,046              0         31,760

Noninterest income                    5,353          1,673              0          7,026
Noninterest expense                  22,987          5,804              0         28,791
                                 ----------     ----------     ----------     ----------

Income before taxes                   8,080          1,915              0          9,995
Provision for income taxes            2,784            578              0          3,362
                                 ----------     ----------     ----------     ----------

Net income                       $    5,296     $    1,337     $        0     $    6,633
                                 ==========     ==========     ==========     ==========


Net income per share-basic       $     0.85     $    14.05     $              $     0.85
Net income per share-diluted     $     0.83     $    14.05     $              $     0.84

Weighted average common
shares outstanding-basic          6,218,729         95,140                     7,771,414
Weighted average common
shares outstanding-diluted        6,349,626         95,140                     7,902,311

See accompanying notes to unaudited pro forma combined condensed financial statements.

                    NOTES TO THE UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS


Note 1 - Basis of Presentation

On September 24, 1998, Anchor Financial Corporation entered into a definitive agreement and plan of merger with Bailey Financial Corporation, parent company of the Bailey Banks. After consummation of the merger, The Saluda County Bank will be merged into M.S. Bailey & Son, Bankers, which will continue to operate as a subsidiary of Anchor. The merger calls for a tax-free exchange of 16.32 shares of Anchor common stock for each outstanding share of Bailey common stock.

The unaudited Pro Forma Combined Condensed Financial Statements have been prepared assuming that the merger will be accounted for under the pooling-of-interests method and are based on the historical consolidated financial statements of Anchor and Bailey. Amounts for Anchor for all periods presented have been restated to reflect the acquisitions of ComSouth Bankshares, Inc. and M&M Financial Corporation, which were acquired under the pooling-of-interests method of accounting on August 31, 1998.

The unaudited Pro Forma Combined Condensed Financial Statements presented are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor are they necessarily indicative of the results of operations in future periods or of the future financial position of the combined entities.

The unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of Anchor and Bailey, incorporated by reference or appearing elsewhere herein.


Note 2 - Stockholders' Equity

In conjunction with the merger, Anchor will exchange 16.32 shares of its common stock for each share of common stock of Bailey. The pro forma adjustments herein reflect, where applicable, the 16.32 Exchange Ratio for each of the 95,140 shares of Bailey common stock which were issued and outstanding at September 30, 1998.

The capital accounts have been adjusted to reflect the issuance of 1,552,685 shares of Anchor common stock in exchange for all of the outstanding shares of Bailey based on the Exchange Ratio.

Note 3 -Per Share Data

Net income per share - basic has been computed by dividing the pro forma combined net income applicable to common stockholders of Anchor and Bailey by the weighted average number of common shares outstanding of Anchor common stock and the weighted average number of common shares, adjusted to equivalent shares of Anchor common stock. Unallocated common shares held by the Employee Stock Ownership Plan of Anchor are excluded from the weighted average shares outstanding.

Net income per share - diluted has been computed by dividing the pro forma combined net income applicable to common shareholders of Anchor and Bailey by the weighted average number of common shares outstanding and dilutive common share equivalents of Anchor common stock and the weighted average number of common shares outstanding, adjusted to equivalent shares of Anchor common stock, of Bailey common stock, using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of stock options outstanding. Bailey has no dilutive common share equivalents.

Note 4 - Merger and Restructuring Costs

In connection with the merger, Anchor expects to incur merger-related expenses of approximately $1.4 million, after tax. Anchor estimates that $1.1 million of the expenses will be directly related to effecting the merger and $300,000 will be incurred in restructuring costs. The impact of these adjustments, net of the related tax effect, has been reflected in the Pro Forma Combined Condensed Balance Sheet as of September 30, 1998.

Anchor and Bailey expect that the combined company resulting from the merger will achieve substantial benefits from the merger in the form of operating cost savings. However, the unaudited Pro Forma Combined Condensed Financial Statements do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of the combining companies, and, therefore, do not purport to be indicative of future operations.

Note 5 - Investment in Rock Hill Bank & Trust

Bailey owns 306,000 shares of common stock of Rock Hill Bank, representing a 22.3% interest, and accounts for its investment under the equity method of accounting.

As described on page 21, Anchor entered into an agreement with Rock Hill Bank and made commitments as required by the Federal Reserve under which Anchor agrees not to exercise certain influence which it may have by virtue of its 22.3% interest in Rock Hill Bank. Accordingly, upon consummation of the merger Anchor will transfer the investment in Rock Hill Bank to available-for-sale securities and will cease application of the equity method of accounting. Therefore, the equity in the income or loss of the investee will not be included in net income. Such amounts recorded by Bailey were $192,000, $(33,000), and $15,000 for the nine months ended September 30, 1998 and 1997, and for the year ended December 31, 1997, respectively.

To account for the investment as available for sale, the Pro Forma Combined Condensed Balance Sheet includes a $1,359 adjustment to Investment Securities for the difference between the market value and the historical investment amount as of September 30, 1998. The tax effect of $507 is included as an adjustment to Other Assets. The net adjustment of $852 is included as an adjustment to Accumulated Other Comprehensive Income.

                            INFORMATION ABOUT ANCHOR

Business of Anchor

Anchor Financial Corporation is a registered bank holding company incorporated in 1984 under the laws of the State of South Carolina. The purpose for incorporation was to acquire The Anchor Bank and to invest in other bank-related businesses. Anchor provides its customers with banking services through its principal subsidiary, The Anchor Bank, and previously provided data processing services through its subsidiary, Anchor Automated Services, Inc., which is now inactive. Anchor owns 100% of the issued and outstanding stock of Anchor Bank and Anchor Automated Services, Inc.

The principal role of Anchor is to supervise and coordinate the activities of Anchor Bank and to provide it with capital and services of various kinds. Anchor derives substantially all of its income from dividends from Anchor Bank. Such dividends are determined generally in relation to Anchor Bank's earnings, deposit growth and capital position.

Organized in 1974 as a state-charted bank, The Anchor Bank of Myrtle Beach, Inc. was acquired by Anchor on June 15, 1984, and subsequently changed its name to The Anchor Bank. In 1993, Anchor acquired a bank in Hampstead, North Carolina, and, under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, Anchor merged its two banking subsidiaries, The Anchor Bank and The Anchor Bank of North Carolina, on October 4, 1996.

On August 31, 1998, Anchor acquired ComSouth Bankshares, Inc. and its subsidiary banks, Bank of Columbia, N.A. and Bank of Charleston, N.A., and M&M Financial Corporation and its subsidiary bank, First National South. ComSouth Bankshares, Inc. and M&M Financial Corporation were merged into Anchor and each of those mergers was accounted for as a pooling-of-interests. Subsequently, Bank of Columbia, N.A., Bank of Charleston, N.A. and First National South were merged into The Anchor Bank.

Anchor Bank conducts its business through 28 offices in South Carolina and North Carolina.

The primary market area served by Anchor Bank is centered in the City of Myrtle Beach, South Carolina and includes the entire segment of the South Carolina coast known as the Grand Strand, which stretches from Little River to Pawley's Island and west to Conway, South Carolina. During 1991, Anchor Bank acquired two offices in Hilton Head Island, South Carolina, which is along the southern coastal region of the state. In a merger with 1st Atlantic Bank in 1993, Anchor Bank acquired two offices in Little River and Cherry Grove, South Carolina, which are approximately 20 miles north of Myrtle Beach. In 1994, Anchor Bank opened a branch office in the Crescent Beach section of North Myrtle Beach, South Carolina, which is 10 miles north of Myrtle Beach. In 1995, Anchor Bank opened branches in Mount Pleasant, South Carolina and Wilmington, North Carolina. Mount Pleasant is located north of Charleston, South Carolina and Wilmington is located in the southeast corner of North Carolina. In 1996, Anchor Bank opened an additional branch office in Wilmington, North Carolina. Anchor Bank maintains three other branch offices in the coastal communities of Wilmington, Hampstead, and Jacksonville, North Carolina. In 1997, Anchor Bank opened a branch in Charleston, South Carolina. Myrtle Beach and Hilton Head Island are coastal resort areas that serve a significant amount of tourists primarily during the summer months. Because of the seasonal nature of these market areas, most of the businesses in these markets, including financial institutions, may have wide swings in activity between the winter and summer months.

On July 17, 1995, Anchor Bank formed Anchor Investor Services, Inc., a non-bank securities brokerage firm, to market non-traditional banking products to customers in all its markets. Anchor Investor Services, Inc., a wholly-owned subsidiary of Anchor Bank, offers mutual funds, annuities and other securities.

Anchor Bank offers a full range of banking services, including trust services, to both businesses and individuals in its market area. These services include regular and interest checking, money market, savings and time deposit accounts, as well as personal and business loans. Anchor Bank also provides automated twenty-four hour banking for the convenience of its customers. In 1997, Anchor Bank began offering Anchor PC Banking, which allows customers to do a wide range of banking functions from their home computers.

Chartered in July 1985, Anchor Automated Services, Inc. has previously provided data processing services to Anchor and Anchor Bank, as well as to the public.
This subsidiary was inactive for the year ended December 31, 1997, and it continues to be inactive at this time.

Additional information about Anchor and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

Recent Developments

Anchor announced earnings for the fourth quarter of 1998 of $2,917,207, an increase of 31.2% from the same period in 1997, before one-time pretax charges of $161,812 during the quarter which were associated with completing the acquisitions of ComSouth Bankshares, Inc. and M&M Financial Corporation and the pending merger with Bailey. Excluding these non-recurring charges, Anchor's earnings per diluted share for the quarter ended December 31, 1998 were $0.43, an increase of 31.3% from the fourth quarter of 1997.

For the twelve months ended December 31, 1998, Anchor earned $11,424,848 on a recurring basis compared with $9,236,950 in 1997, an increase of 23.7%. Recurring earnings per diluted share for the twelve months ended December 31, 1998 were $1.70 compared to $1.38 in 1997, an increase of 23.1%. For the twelve months ended December 31, 1998, return on average assets and return on average equity, excluding non-recurring charges, were 1.14% and 16.19%, respectively.

Including the effect of the non-recurring charges, Anchor recorded net income totaling $2,794,006 or $0.41 per diluted share for the quarter ended December 31, 1998, compared to $2,224,078 or $0.33 per diluted share earned in the same period of 1997. For the twelve months ended December 31, 1998, Anchor's net income totaled $8,122,006 or $1.21 per diluted share, compared to $9,236,950 or $1.38 per diluted share earned in the same period in 1997. One-time costs associated with the completed mergers and the proposed merger were $4.35 million, pre-tax, and were in line with Anchor's preliminary expectations.

Anchor's total assets at December 31, 1998 were $1.0 billion, an increase of 7.3% compared to $945.5 million at December 31, 1997. Anchor's total deposits at December 31, 1998 were $832.0 million, up 4.4% from $796.7 million at December 31, 1997. Anchor's total loans increased 5.3% from $665.6 million at December 31, 1997 to $701.2 million at December 31, 1998.

Anchor's non-performing assets were 0.26% of total loans and foreclosed property at December 31, 1998. For the twelve months ended December 31, 1998, Anchor's net loan charge-offs represented 0.22% of average loans outstanding.

In April 1998, Anchor and The Anchor Bank entered into Executive Employment Agreements (the "Employment Agreements") with Stephen L. Chryst, Robert E. Coffee, Jr., Robert R. DuRant, III and Tommy E. Looper, which Employment Agreements were made effective as of January 1, 1998. Under the terms of these Employment Agreements, Mr. Chryst will continue as President and Chief Executive Officer, and the term of his Employment Agreement is five years, ending on December 31, 2002, unless further extended or sooner terminated as discussed below. Mr. Coffee will continue to serve as Executive Vice-President and Chief Administrative Officer, with his Employment Agreement having an initial term of three years and ending on December 31, 2000, unless further extended or sooner terminated as discussed below. Mr. DuRant will continue to serve as Executive Vice-President and Chief Credit Officer and Mr. Looper will continue to serve as Executive Vice-President and Chief Financial Officer, with their Employment Agreements having an initial term of four years ending on December 31, 2001, unless further extended or further terminated as discussed below. The Agreements provide for a per annum base salary of $465,000 for Mr. Chryst, $163,000 for Mr. Coffee, $185,000 for Mr. DuRant, and $238,000 for Mr. Looper. On August 31, 1998, Anchor Bank entered into an Employment Agreement with Chester A. Duke for Mr. Duke to serve as Vice Chairman of Anchor Bank. Mr. Duke's Employment Agreement is for a term of three years, expiring August 31, 2001, and provides for a per annum base salary of $185,000 for Mr. Duke. Other than the term and the base salary for each of these five executive officers, the terms of the Executive Employment Agreements are generally the same for each of these individuals.

Other provisions of these five Executive Employment Agreements include:

         (1) Bonus Incentive Compensation - Each executive shall receive such cash bonus as the board of directors of Anchor and Anchor Bank shall determine for Mr. Chryst and as Mr. Chryst shall recommend and as shall be ratified by the board of directors for Messrs. Coffee, DuRant, Looper and Duke. Further, the executives have the right to participate in any incentive compensation plan adopted by Anchor Bank or adopted or sponsored by Anchor in which the senior officers of any of Anchor's banking subsidiaries are participants. The executives also shall be entitled to reimbursement of expenses, other employee benefits made available by Anchor Bank, vacations, facilities and services suitable to their positions and club dues.

         (2) Compensation and Benefits in the Event of Termination - If the executive's employment is terminated for "cause" (as defined in the Employment Agreement) before a "change in control" (as defined in the Employment Agreement) or for "cause" coincident with or following a "change in control," by action of the executive not for "good reason" (as defined in the Employment Agreement), at any time, or by reason of the executive's death, "disability" or "retirement" (both terms as defined in the Employment Agreement), the executive will receive his base salary and any other benefits to which he is entitled to the date of termination which have not been paid. If the executive's employment is terminated other than by reason of the executive's death, disability or retirement, and by action of the executive coincident with, following, or before a "change in control" and for "good reason," or by action of Anchor Bank coincident with, following or before a "change in control" and other than for "cause," Anchor Bank shall pay and provide the executive with all amounts in compensation owing to him and unpaid at the date of termination, and shall continue to pay the executive his base salary, to provide his insurance coverages he would have had had he remained as an employee or with substantially equivalent coverages, and in no event shall such benefits be for less than a period of 12 months. The executive's base salary shall continue to be payable in equal installments in arrears on the last day of the month.

         (3) Confidentiality and Restrictive Covenant - The Employment Agreements prohibit the executives from disclosing any confidential information both during their employment and thereafter under Anchor and Anchor Bank's rules and procedures to decide to protect their confidential information. The Employment Agreements further provide that for a period of 12 months after the termination of the executive's employment under the Agreement, the termination of the Agreement or the completion of base salary payments pursuant to the Agreement, whichever is later, the executive will not, within a 25-mile radius of Myrtle Beach, South Carolina (or any office of any subsidiary of Anchor, if the executive should be employed by and located at a subsidiary of Anchor other than in Myrtle Beach, South Carolina, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business or savings and loan business or financial services business. Further, during the same period of time, the executive will not solicit the business or patronage, directly or indirectly, from any customers of Anchor Bank or seek to or assist others to persuade any employee of Anchor Bank engaged in similar work or work related to Anchor Bank's work to discontinue employment with Anchor Bank or seek employment or engage in any business of Anchor Bank.

Historical Condensed Consolidated Balance Sheet

The following balance sheets of Anchor at December 31, 1997 and 1996 are provided in compliance with the requirements of Section 33-11-103(d) of the South Carolina Act. The income statements of Anchor as required by that section are set forth in the historical condensed statements of income. See "Unaudited Pro Forma Combined Condensed Financial Statements."

                                                                 December 31,
                                                         ------------------------
                                                           1997            1996
                                                         ---------      ---------
                                                               (In thousands)
ASSETS
  Cash and due from banks                                $  42,124      $  41,762
  Interest-bearing balances due from banks                   2,566          1,407
  Federal funds sold                                         6,820          4,350
  Investment securities                                    197,325        172,759
  Loans                                                    665,707        542,107
     Less-allowance for loan losses                         (7,321)        (6,631)
         -unearned income                                     (119)           (97)
                                                         ---------      ---------
       Net loans                                           658,267        535,379
                                                         ---------      ---------
  Premises and equipment                                    22,433         21,319
  Other assets                                              15,918         14,535
                                                         ---------      ---------
     Total assets                                        $ 945,453      $ 791,511
                                                         =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits
       Noninterest-bearing deposits                      $ 140,840      $ 133,562
       Interest-bearing deposits                           655,842        539,531
                                                         ---------      ---------
     Total deposits                                        796,682        673,093
     Federal funds purchased and securities
      sold under agreements to repurchase                   25,967         17,546
     Other short-term borrowings                             5,065          3,181
     Long-term debt                                         34,189         24,200
     Subordinated notes                                     11,000         11,000
     Other liabilities                                       6,451          5,365
                                                         ---------      ---------
       Total liabilities                                   879,354        734,385
                                                         ---------      ---------
Stockholders' Equity
  Common Stock                                              46,153         45,301
  Retained earnings                                         19,659         12,222
  Accumulated other comprehensive income, net of tax           814            236
  Unearned ESOP shares                                        (527)          (633)
                                                         ---------      ---------
       Total stockholders' equity                           66,099         57,126
                                                         ---------      ---------
       Total liabilities and stockholders' equity        $ 945,453      $ 791,511
                                                         =========      =========

See notes to consolidated financial statements incorporated herein by reference.

                           SUPERVISION AND REGULATION

Bank Holding Companies

Anchor and Bailey are under the supervisory and regulatory authority granted the Federal Reserve by the Bank Holding Company Act of 1956, as amended ("BHCA"). Anchor and Bailey are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve also may make examinations of Anchor and Bailey and their subsidiaries.

The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all the assets of any bank or ownership or control, directly or indirectly, of more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") provides for nationwide interstate banking and branching with certain limitations. The Interstate Act permits bank holding companies to acquire banks without regard to state boundaries after September 29, 1996. The Federal Reserve may approve an interstate acquisition only if, as a result of the acquisition, the bank holding company would control less than 10% of the total amount of insured deposits in the United States or 30% of the deposits in the home state of the bank being acquired. The home state can waive the 30% limit as long as there is no discrimination against out-of-state institutions.

Pursuant to the Interstate Act, interstate branching took effect on June 1, 1997, except under certain circumstances. Once a bank has established branches in a host state (a state other than its headquarters state) through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the host state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable federal or state law. The Interstate Act further provides that individual states may opt out of interstate branching. If a state did not opt out of interstate branching before May 31, 1997, then a bank in that state may merge with a bank in another state provided that neither of the states have opted out. South Carolina did not opt out.

Under the BHCA, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHCA authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

The BHCA generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Further, under Section 106 of the 1970 Amendments to the BHCA, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

Subsidiary Banks

In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund, of which Anchor Bank and the Bailey Banks are members, substantially revised bank regulations, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required bank holding companies in certain circumstances to guarantee the capital compliance of their banks. Among other things, FDICIA required the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. FDICIA established five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized," as defined by regulations adopted by the Federal Reserve, the FDIC, and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligation under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

At December 31, 1998, Anchor Bank and each of the Bailey Banks were "well capitalized," and were not subject to any of the foregoing restrictions.

FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

As a state nonmember bank with deposits insured by the FDIC, Anchor Bank is subject to the supervisory and regulatory authority of the FDIC and the South Carolina Board. The South Carolina Board and the North Carolina Banking Commission regulate all areas of commercial banking operations of state chartered banks under their supervision, including reserves, loans, mergers, payment of dividends, interest rates, establishment of branches, and other aspects of operations.

The Bailey Banks are South Carolina banking associations subject to regulation and supervision of the FDIC and the South Carolina Board.

Anchor Bank and the Bailey Banks (collectively, the "Subsidiary Banks") are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy.

Each of Anchor and Bailey generally depend upon payments of dividends by their Subsidiary Banks in order to pay dividends to their shareholders and to meet their other needs for cash or to pay expenses. Various statutory restrictions govern the ability of the Subsidiary Banks to pay dividends to their holding companies. Federal law provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. An insured bank is prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

The Community Reinvestment Act of 1977 ("CRA") and the related regulations of the Comptroller of the Currency, the Federal Reserve, and the FDIC are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, or to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the subsidiary banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

Other

Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts, and other financial institutions, are being considered by the executive branch of the Federal government, Congress, and various state governments, including South Carolina and North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Anchor or Bailey and their subsidiaries.

                            INFORMATION ABOUT BAILEY

Business of Bailey

Bailey Financial Corporation is a registered bank holding company incorporated in 1969 pursuant to the laws of the state of South Carolina. It presently conducts its business through its two bank subsidiaries, M.S. Bailey & Son, Bankers ("M.S. Bailey") and The Saluda County Bank ("Saluda Bank"). As of September 30, 1998, Bailey had total assets of approximately $168,655,000 and total shareholders' equity of approximately $16,137,000. At September 30, 1998, Bailey and the Bailey Banks had a total of 95 full-time equivalent employees.

The principal executive offices of Bailey are located at 211 North Broad Street, Clinton, South Carolina 29325, and its telephone number is (864) 833-1910.

M.S. Bailey is based in Clinton, South Carolina, and has operated a banking business there since 1886. It became a state chartered banking corporation in 1949. M.S. Bailey seeks to attract as customers small and mid-sized companies and individuals residing in its market area, principally Laurens County.

Saluda Bank is a South Carolina banking corporation chartered in 1987 and based in Saluda, South Carolina. Saluda Bank seeks to attract as its customers small and mid-sized companies and individuals residing in its market area, principally Saluda County.

The Bailey Banks offer a full range of deposit services, including personal and business checking accounts, NOW accounts and savings and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the principal market areas of the Bailey Banks at rates competitive with those offered in the areas. The Bailey Banks also offer individual retirement accounts. All deposit accounts are insured by the FDIC up to the maximum amount permitted by law. Although the Bailey Banks are competitive in their efforts to attract deposit accounts, they do not aggressively seek jumbo certificates of deposit (certificates in amounts greater than $100,000).

The Bailey Banks engage in a variety of lending activities, including commercial, consumer and real estate loans, with particular emphasis on short- and medium-term commercial credits to individuals and small businesses. Commercial lending activities are directed principally towards businesses whose demand for funds are within M.S. Bailey's and Saluda Bank's lending limits, such as small- to medium-sized professional firms, retail and wholesale outlets and light industrial and manufacturing concerns. Consumer loans include loans for boats, home improvements, debt consolidation and other personal, family and household needs. Real estate loans include home acquisition and improvement loans, home equity loans and construction loans, made primarily to individuals and small and mid-sized businesses operating in the Bailey Banks' market areas, principally Laurens and Saluda Counties. These loans are available for general operating purposes, acquisition of fixed assets, including real estate, purchases of equipment and machinery, financing of inventory and accounts receivable and other business purposes. In order to stress high quality loans, the boards of directors of the Bailey Banks have each established lending authority for each loan officer, but each loan request exceeding a loan officer's authority must be approved by one or more senior officers. A loan committee of each of the boards of directors reviews larger loans for approval when the loan request exceeds established limits for the senior officers.

The Bailey Banks participate in a regional network of automated teller machines that may be used by bank customers in major cities throughout the Southeast. The Bailey Banks issue credit cards and act as a merchant depository for card holder drafts for both Visa(R) and MasterCard(R). In addition, the Bailey Banks provide collection services.

The Bailey Banks also provide safe deposit boxes, night depository, travelers checks and cashier's checks, debit card services, direct deposit of payroll and social security checks, bank-by-mail and automatic drafts for various accounts, but do not provide international services.

As of September 30, 1998, M.S. Bailey had total deposits of approximately $97,105,000, total assets of approximately $126,979,000 and total shareholders' equity of approximately $12,327,000. As of September 30, 1998, Saluda Bank had total deposits of approximately $36,959,000, total assets of approximately $40,777,000 and total shareholders' equity of approximately $3,402,000.

M.S. Bailey also has trust powers and its trust department provides a variety of fiduciary services ranging from the management of funds for individuals to the administration of estates and trusts. Portfolio management, advisory and custodial services also are offered. As of September 30, 1998, M.S. Bailey held in a fiduciary capacity, exclusive of safekeeping and custodial accounts, securities with a market value exceeding $218,470,666.

M.S. Bailey also provides certain insurance services. These services are provided by a division of M.S. Bailey operated under the name of The William J. Bailey Agency. This agency is an independent agent for various insurance companies and earns commissions on personal and commercial policies written.

Neither of the Bailey Banks is dependent upon any particular depositor or small group of depositors for its business. In the opinion of the management of Bailey, neither of the Bailey Banks has any material customer or industry concentration in its loan portfolio. The credit demands of and the level of deposit acquisition by the Bailey Banks are not significantly influenced by seasonal factors.

During 1998, Bailey upgraded its data processing equipment to a Unisys Clearpath
- NX4600 main frame and installed ITI Premier II software. Personal computers and file servers were installed to facilitate a Windows N.T. network utilizing Microsoft 4.0.

The primary assets of each of the Bailey Banks consist of a loan portfolio and investment account. Efforts are made generally to match maturities and rates of loans in the loan portfolio with those of deposits, although exact matching is not possible. The Bailey Banks' securities investments include obligations of the United States government, federal agencies and state and municipal governments with varied maturities.

Long-term loans are generally priced to be interest-rate sensitive with only a small portion of the Bailey Banks' portfolios of long-term loans at fixed rates. Presently, such fixed-rate loans do not have maturities longer than five years, except in exceptional cases.

Deposit accounts represent the majority of the liabilities of the Bailey Banks. These include transaction accounts, time deposits and certificates of deposit. The maturities of the majority of interest-sensitive accounts are six months or less.

Banking Facilities

M.S. Bailey operates five banking offices. The main banking office of M.S. Bailey is located at 211 North Broad Street, Clinton, South Carolina 29325. M.S. Bailey owns the main office building (containing approximately 34,000 square feet of finished floor space) and the land on which it is located (approximately
3.52 acres). The main office houses the trust department and the operations center as well as teller facilities, including a drive-through teller lane. The land and improvements at two of M.S. Bailey's branch offices also are owned by M.S. Bailey. M.S. Bailey leases the land at its other two branches.

The Saluda Bank owns its banking office at 200 North Main Street, Saluda, South Carolina, which was constructed in 1988 at a cost of approximately $500,000. The office contains approximately 6,000 square feet which management believes to be adequate for its current needs. The Saluda Bank also offers drive-in banking at this location.

Competition

The banking business is highly competitive. The Bailey Banks compete with other commercial banks, savings and loan associations, credit unions and money market mutual funds operating in Laurens County, Saluda County and elsewhere. Some of these institutions have numerous offices in the State of South Carolina and may offer certain services which the Bailey Banks do not offer, and some of these competitors offer rates for loans and deposits that the Bailey Banks do not choose to match. Some of these competitors have greater capitalization than the Bailey Banks and thus higher lending limits than the Bailey Banks. The Bailey Banks face further competition for loans and deposits from a wide variety of local and nonlocal financial institutions. As more and different kinds of businesses enter the market for financial services, competition from mortgage companies, insurance companies and other financial institution intermediaries may be expected to intensify. Certain of these competitors are not subject to the same regulatory restrictions as the Bailey Banks. The Bailey Banks and other community banks also have experienced significant competition for deposits from mutual funds and other investment companies and from money center banks' offerings of high yielding investments and deposits.

Security Ownership of Certain Beneficial Owners and Management of Bailey

Directors and Executive Officers

The following table sets forth as of _______ __, 1999, the number and percentage of outstanding shares of Bailey common stock beneficially owned by each executive officer and director of Bailey and by all executive officers and directors of Bailey as a group.

                                                                       Number of Shares           Percent of
Name                                    Title                        Beneficially Owned(1)           Class
----                                    -----                        ---------------------           -----
Emily F. Bailey                         Director                          11,690                     12.29%
George H. Cornelson                     Vice Chairman and Director         9,610(2)                  10.10%
Scott M. Cornelson                      Director                             960                      1.01%
John W. Dickens                         President, Chief Executive            50(3)                       *
                                        Officer and Director
C. Bailey Dixon                         Director                           2,280(4)                   2.40%
Michael S. Guy                          Director                               4(5)                       *
Walter S. Montgomery,Jr.                Director                           9,624(6)                  10.12%
James L. Switzer                        Director                              80(3)                       *
Toccoa W. Switzer                       Director                           8,430                      8.86%
Robert M. Vance                         Chairman and Director             10,480(7)                  11.02%
S. James Von Hollen                     Director                           1,000(3)                   1.05%
William R. Davis                        Vice President and                   -0-                        N/A
                                        Secretary
Norman W. Dixon                         Vice President                       400                          *
Valerie W. Stevenson                    Chief Financial Officer              -0-                        N/A
Robert H. Todd                          Vice President                       -0-                        N/A

All Directors and Executive Officers
as a group (15 persons)                                                   54,608                      57.40%

-----------------------------

*        Signifies less than 1.00%

(1) Unless otherwise indicated, share amounts represent only those shares with respect to which the named holder has sole power to vote or to direct the vote and sole power to dispose of or to direct such disposition.

(2) Includes 900 shares held by Mr. Cornelson's wife and 6,090 shares held by a trust for which Mr. Cornelson serves as a co-trustee.

(3) All of the shares shown as owned by Mr. Dickens and Mr. Von Hollen and 50 of the shares shown as owned by Mr. Switzer are director qualifying shares and are subject to repurchase pursuant to a Director Qualifying Shares Agreement.

(4) Includes 780 shares held by a trust for which Mr.Dixon serves as trustee.

(5) Does not include 2,298 shares owned by Mr. Guy's wife as to which he disclaims beneficial ownership.

(6) Includes 8,724 shares held by three trusts for which Mr. Montgomery serves as a co-trustee.

(7) Includes 380 shares owned by Mr. Vance's wife and 10,050 shares held by a revocable trust established by Mr. Vance and over which his wife exercises sole voting power.

Five Percent Shareholders

The following table sets forth as of _________ ___, 1999, information regarding persons or groups who are known by management of Bailey to beneficially own five percent or more of the outstanding shares of Bailey's common stock.

                                                   Amount and Nature of           Percent of
Name of Beneficial Owner                          Beneficial Ownership               Class
------------------------                          --------------------               -----
                                                                  Shared
                                                Sole Voting       Voting
                                                    And             And
                                                Investment       Investment
                                                   Power           Power
                                                   -----           -----
Emily F. Bailey
316 S. Woodrow Street                             11,690             -0-             12.29%
Clinton, South Carolina 29325

George H. Cornelson
Route 2, Box 354                                   9,610(1)          -0-             10.10%
Clinton, South Carolina 29325

Walter S. Montgomery, Jr.
Forty Acres Farm                                   9,624(2)          -0-             10.12%
Campobello, South Carolina 29322

Toccoa W. Switzer
305 E. South Street                                8,430             -0-              8.86%
Union, South Carolina 29379

Robert M. Vance
c/o M.S. Bailey & Son, Bankers                    10,480(3)          -0-             11.02%
Post Office Box 494
Clinton, South Carolina 29325

M.S. Bailey & Son, Bankers
Post Office Box 494                                9,700(4)          -0-             10.20%
Clinton, South Carolina 29325

-----------------------------

(1) Includes 900 shares owned by Mr. Cornelson's wife and 6,090 shares held by a trust for which Mr. Cornelson serves as a co-trustee.

(2) Includes 8,724 shares held by three trusts for which Mr. Montgomery serves as a co-trustee.

(3) Includes 380 shares owned by Mr. Vance's wife and 10,050 shares held by a revocable trust established by Mr. Vance and over which his wife exercises sole voting power.

(4) All shares shown are held by M.S. Bailey & Son, Bankers as personal representative of an estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

General

Bailey is a bank holding company headquartered in Clinton, South Carolina. The principal business activity of Bailey is provided through its subsidiaries, M.S. Bailey and the Saluda Bank, both state-chartered banks, providing commercial banking services to domestic markets, principally in the counties of Laurens and Saluda, South Carolina. Bailey pursues a community banking business which is characterized by personalized service and local decision-making and emphasizes the banking needs of individuals and small to medium-sized businesses. M.S. Bailey also has a trust department which offers a full range of trust services. In addition, Bailey provides certain insurance agency services. These services are provided by a division of M.S. Bailey operated under the name of The William
J. Bailey Agency. The agency is an independent agent for various insurance companies and earns commissions on personal and commercial policies written.

In 1996, Bailey entered into an agreement with a group of local investors in Rock Hill, South Carolina to form a community bank. In May 1996, Rock Hill Bank opened for business. At December 31, 1997, Bailey owned 51% of the outstanding common stock in Rock Hill Bank but Rock Hill Bank's financial statements were not consolidated with those of Bailey because Bailey does not maintain control. The investment in Rock Hill Bank is accounted for under the equity method of accounting and is reflected as investment in an unconsolidated subsidiary in Bailey's financial statements and elsewhere in this document. During 1998 the percentage of Bailey's ownership of Rock Hill Bank was reduced to 22.3% due to a common stock issuance by Rock Hill Bank.

Basis of Presentation - Nine Months Ended September 30, 1998

The following is a discussion of Bailey's financial condition as of September 30, 1998 compared to December 31, 1997, and the results of operations for the three and nine months ended September 30, 1998 compared to the three and nine months ended September 30, 1997. These comments should be read in conjunction with Bailey's condensed consolidated financial statements and accompanying footnotes appearing elsewhere herein.

Results of Operations

Net Interest Income

For the nine months ended September 30, 1998, net interest income increased $89,624 or 1.75% over the same period in 1997. The net interest margin realized on earning assets decreased slightly from 4.70% for the nine months ended September 30, 1997 to 4.62% for the same period in 1998. Yields on earning assets decreased by 10 basis points, primarily as a result of a decrease of 32 basis points on loans, to a yield of 9.40% while yields on interest bearing liabilities remained virtually the same between the two periods. The interest rate spread decreased by 8 basis points from 4.70% for the nine months ended September 30, 1997 to 4.62% for the nine months ended September 30, 1998.

Net interest income increased from $1,737,690 for the quarter ending September 30, 1997 to $1,826,511 for the quarter ending September 30, 1998. This represents an increase of $88,821 or 5.11%. The net interest margin realized on earning assets decreased from 4.66% for the quarter ended September 30, 1997 to 4.34% for the quarter ended September 30, 1998. The interest rate spread also decreased by 29 basis points from 4.28% for the quarter ended September 30, 1997 to 3.99% for the quarter ended September 30, 1998.

Provision and Allowance for Loan Losses

The provision for loan losses is the charge to operating earnings that management feels is necessary to maintain the allowance for possible loan losses at an adequate level. For the nine months ended September 30, 1998, the provision charged to expense was $315,000, a decrease of $35,000 over the same period in 1997. For the quarters ended September 30, 1998 and 1997, the provision charged to expense was $105,000 and $100,000, respectively. Based on present information, management of Bailey believes the allowance for loan losses is adequate at September 30, 1998 to meet presently known and inherent risks in the loan portfolio.

Non-Interest Income

Non-interest income during the nine months ended September 30, 1998 was $2,075,722, an increase of $448,173 or 27.53% from the comparable period in 1997. The subsidiary banks sold investment securities which resulted in gains of $163,826 for the nine months ended September 30, 1998 as compared to $23,656 for the nine months ended September 30, 1997. The increase is also a result of an increase in service charges from $516,039 at September 30, 1997 to $604,219 at September 30, 1998. Deposits at September 30, 1997 were $132,425,461 compared to $133,968,397 at September 30, 1998.

For the quarter ended September 30, 1998, non-interest income increased $131,604 or 22.00% over the same period in 1997. The Bailey Banks sold investment securities which resulted in gains of $57,425 for the quarter ended September 30, 1998 as compared to $1,072 for the quarter ended September 30, 1997. The increase is also due to service charges which increased $18,060 or 9.83% from the quarter ended September 30, 1997 to the quarter ended September 30, 1998.

Non-Interest Expense

Total non-interest expense for the nine months ended September 30, 1998 was $160,477 or 3.37% lower than the nine months ended September 30, 1997. Salaries and employee benefits increased from $2,391,103 at September 30, 1997 to $2,414,021 for the nine months ended September 30, 1998. This increase was offset by decreases in net occupancy expense and in other expenses. Net occupancy expense decreased from $964,092 for the nine months ending September 30, 1997 to $856,812 for the nine months ending September 30, 1998. Other operating expenses decreased $78,115 to $1,332,076 for the nine months ending September 30, 1998 as compared to the same period in 1997.

For the quarter ended September 30, 1998, non-interest expense decreased $30,850 or 1.94% over the same period in 1997. Salaries and employee benefits increased $40,212 or 5.22% to $810,847 for the quarter ending September 30, 1998 as compared to the quarter ending September 30, 1997. This increase was offset by decreases in net occupancy expense and in other operating expenses. Net occupancy expense decreased $37,110 to $327,756 for the quarter ending September 30, 1998 as compared to the same period in 1997. Other operating expenses decreased from $453,462 for the quarter ending September 30, 1997 to $419,510 for the same quarter in 1998.

Income Taxes

The income tax provision for the nine months ended September 30, 1998 was $819,341 as compared to $532,420 for the same period in 1997. The effective tax rates were 32.25% and 33.64% at September 30, 1998 and 1997, respectively. The effective tax rates were 37.30% and 33.56% for the quarter ended September 30, 1998 and September 30, 1997, respectively.

Net Income

The combination of the above factors resulted in net income for the nine months ended September 30, 1998 of $1,721,459 as compared to $1,050,434 for the same period in 1997. This represents an increase of $671,025 or 63.88% over the same period in 1997. For the quarter ended September 30, 1998, net income was $598,870 as compared to $439,768 for the quarter ended September 30, 1997. This represents an increase of $159,102 or 36.18% from the quarter ending September 30, 1998 as compared to the quarter ending September 30, 1997.

Assets and Liabilities

During the first nine months of 1998, total assets decreased $4,645,776 or 2.68% from the December 31, 1997 total. The most significant change was from the sales of investment securities resulting in a decrease in investment securities of $4,401,770 or 10.54% from December 31, 1997. A portion of the available funds were used for the increase in the loan portfolio. Loans increased $1,278,585 or 1.14% to $113,257,198 at September 30, 1998. The decrease in total assets was partially attributable to a decrease in total deposits of $1,861,439 or 1.37% to a balance of $133,968,397 at September 30, 1998.

Investment Securities

Investment securities decreased $4,401,770 to $37,379,262 at September 30, 1998. Investment securities decreased in an effort to have funds available for loans and as a result of the decrease in deposits. A shift also occurred in the dollar volume of available for sale securities to correspond with the changing interest rate environment. A number of mortgage-backed securities classified as available-for-sale were sold and funds reinvested in municipal securities and classified as held to maturity. Management believes that municipal securities will provide an overall greater after tax benefit to Bailey.

Loans

The demand for loans remained stable in Bailey's market during the first nine months of 1998. Loans increased $1,278,585 or 1.14% during the period.

Balances within the major loan receivable categories as of September 30, 1998 and December 31, 1997 are as follows:

                                                   September 30,    December 31,
                                                      1998               1997
                                                  ------------      ------------
Commercial, financial and agricultural            $ 20,909,712      $ 22,118,694
Real estate loans                                   65,550,797        60,102,816
Consumer and other loans                            26,796,689        29,757,103
                                                  ------------      ------------
                                                  $113,257,198      $111,978,613
                                                  ============      ============

Risk Elements in the Loan Portfolio

The following is a summary of risk elements in the loan portfolio:

                                                       September 30,  December 31,
                                                          1998            1997
                                                       ----------     ----------
Loans:
   Nonaccrual loans                                    $1,124,822     $  563,000
      Accruing loans more than 90 days past due        $    7,865     $   11,000

Loans identified by the internal review mechanism:
     Criticized                                        $1,827,048     $2,141,902
     Classified                                        $3,496,202     $3,388,887


Activity in the allowance for loan losses is as follows:

                                                   September 30,       September 30,
                                                        1998                1997
                                                   -------------       -------------
Balance, January 1,                                $   1,045,222       $   1,317,701
Provision for loan losses for the period                 315,000             350,000
Net loans charged off for the period                    (111,439)           (703,859)
                                                   -------------       -------------

Balance, end of period                             $   1,248,783       $     963,842
                                                   =============       =============

Gross loans outstanding, end of period             $ 113,257,198       $ 105,876,609
Allowance for loan losses to loans outstanding              1.10%                .91%

Deposits

Total deposits decreased $1,861,439 or 1.37% from December 31, 1997. Expressed in percentages, noninterest-bearing deposits decreased 5.56% and interest-bearing deposits decreased .92%. A significant decrease occurred in money market demand accounts while overall certificates of deposit increased during the period.

Balances within the major deposit categories as of September 30, 1998 and December 31, 1997 are as follows:

                                                 September 30,      December 31,
                                                     1998               1997
                                                 ------------       ------------
Non-interest bearing demand deposits             $ 12,339,576       $ 13,065,611
Interest bearing demand deposits                   41,277,096         46,341,363
Savings deposits                                   23,053,550         23,023,049
Certificates of deposit                            57,298,175         53,399,813
                                                 ------------       ------------

                                                 $133,968,397       $135,829,836
                                                 ============       ============

Long-term Debt

Bailey has $2,910,000 in long-term debt with another financial institution. Proceeds from these borrowings were used to finance Bailey's investment in Rock Hill Bank and for refinancing the remaining debt used to acquire the Saluda Bank. The full amount is scheduled to mature in April 2001.

Liquidity

Funding loans and deposit withdrawals are two of the main uses of Bailey's liquidity. Liquidity needs are met by Bailey through scheduled maturities of loans and investments, borrowings, and through pricing policies for interest bearing deposit accounts.

Maturities and sales of securities are a ready source of liquidity. Bailey also has $5,250,000 of unused lines of credit with correspondent banks to purchase federal funds. As a secondary source of liquidity, Bailey has securities available-for-sale with a carrying value of $24,238,963 as of September 30, 1998.

Capital Resources

Total stockholders' equity increased $1,552,314 from December 31, 1997 to $16,137,413 at September 30, 1998. The increase is due to earnings for the period ended September 30, 1998 of $1,721,459, an increase of $99,150 in the unrealized gain on securities available-for-sale, less dividends paid of $268,295.

Bailey and the Bailey Banks are required by banking regulators to meet certain minimum levels of capital adequacy, expressed in the form of certain ratios. Capital is separated into Tier 1 capital (essentially common stockholders' equity less intangible assets) and Tier 2 capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The ratio of Tier 1 capital to risk-weighted assets must be at least 4.0% and the ratio of total capital (Tier 1 capital plus Tier 2 capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines. Bailey and its banking subsidiaries are required to maintain a minimum ratio of Tier 1 capital to adjusted quarterly average total assets of 4.0%. The banking subsidiaries are also required to meet specific capital guidelines to be well-capitalized under the regulatory framework for prompt corrective action.

The following table summarizes Bailey's and the Bailey Banks' capital ratios at September 30, 1998:

                                                       Tier 1                Total              Tier 1
                                                     Risk-Based            Risk-Based          Leverage
                                                     ----------            ----------          --------
Actual ratios:
  Bailey                                                 12.73%               12.51%               8.23%
  Bailey Bank                                            13.90                14.84                9.03
  Saluda Bank                                            11.17                12.57                8.34

Minimum ratios for capital adequacy purposes:
  Bailey                                                 4.00%                8.00%                4.00%
  Bailey Bank                                            4.00                 8.00                 4.00
  Saluda Bank                                            4.00                 8.00                 4.00

To be well-capitalized under prompt corrective
action provisions:
  Bailey                                                 6.00%                10.00%               5.00%
  Saluda                                                 6.00%                10.00%               5.00%

Regulatory Matters

The management of Bailey is not aware of any current recommendations by regulatory authorities which, if they were to be implemented, would have a material effect on Bailey's liquidity, capital resources, or operations.

Accounting Rule Changes

As of  January  1,  1998,  Bailey  adopted  Statement  of  Financial  Accounting
Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Bailey reported comprehensive income in its condensed consolidated financial statements as of September 30, 1998 and reclassified prior periods to reflect the application of SFAS 130.

Year 2000

Bailey recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. This issue affects computer systems that have time-sensitive programs that may not recognize properly the Year 2000. Potential software failures due to processing errors arising from calculations using the Year 2000 date are a known risk. In December, 1997, a corporate-wide plan was initiated for the purpose of identifying, evaluating and implementing changes to computer programs necessary to address the Year 2000 issue. As of March 30, 1998, Bailey had completed its Year 2000 assessment. Internal Year 2000 issues are being addressed by Bailey with modifications to existing programs and conversion to new programs. Bailey is also communicating with software vendors and other service providers with whom it conducts business to help identify and resolve Year 2000 issues. Software conversion and renovations were scheduled to be completed as of December 31, 1998. Bailey expects to complete Year 2000 validation and testing of software by March 1999. The total cost associated with the required modifications and conversions, while not completely known at this time, is not expected to exceed $50,000. These costs are not expected to be material to Bailey's financial position and are being expensed as incurred. Bailey has communicated with a large number of its customers to confirm that they were aware of the Year 2000 issue and have implemented procedures to minimize any adverse impact on their business.

Bailey has also developed a Year 2000 Business Resumption  Contingency Plan (the
Plan). This plan has been designed to protect employees during emergencies and to provide for the restoration of financial services. The Plan provides for financial restoration; backup of documents and records; recovery locations for operations; and backup of data processing hardware, program and documentation, and data files. The Plan outlines the strategies to be used for disaster recovery planning. Periodic testing of the adequacy of the recovery plans is also a requirement of the Plan.

Basis of Presentation

The following discussion and analysis is intended to assist the reader in understanding Bailey's financial condition and results of operations for each of the three years in the period ended December 31, 1997. This commentary should be read in conjunction with the consolidated financial statements and the related notes and the other statistical information contained in this joint proxy statement/prospectus.

Results of Operations

1997 compared to 1996

Bailey's net income for the year ended December 31, 1997 was $1,445,245, or $15.19 per share, compared to $1,331,664, or $14.00 per share, for the year ended December 31, 1996. An increase in net interest income of $397,148 over the 1996 amount of $6,484,600 contributed to this overall increase. Other income increased $110,719 or 5.57% over 1996. Other operating expenses increased from $6,030,004 for 1996 to $6,428,646 for 1997. Income from Bailey's investment in an unconsolidated subsidiary was $14,888 in 1997, compared to a loss of $268,838 for the year ending December 31, 1996.

1996 compared to 1995

Bailey had net income of $1,331,664, or $14.00 per share, for 1996 as compared to $1,336,684, or $14.05 per share for 1995. Net interest income increased slightly by $151,177 or 2.38% over the 1995 amount of $6,333,423. Other income increased $313,431, or 18.73%, over 1995. The decrease in net income was partially affected by an increase in other operating expenses from $5,803,932 for 1995 to $6,030,004 for the year ended December 31, 1996. In addition, Bailey's 1996 earnings were negatively affected by its investment in the unconsolidated subsidiary. Bailey's equity in the net loss of the unconsolidated subsidiary was $268,838 in 1996.

Net Interest Income

General. To a large degree, Bailey's earnings are dependent on net interest income, which represents the difference between interest earned on assets and the interest paid on liabilities. Interest rate spread and net interest margin are two significant elements in analyzing Bailey's net interest income. Interest rate spread is the difference between the yield on average earning assets and the rate on average interest bearing liabilities. Net interest margin is net interest income divided by earning assets.

For the year ended December 31, 1997, net interest income was $6,881,748, an increase of $397,148, or 6.12%, from the prior year. The improvement is related to an increase in the volume of interest earning assets and an increase in the yields on interest earning assets due to an increase in the percentage of loans to total earning assets. For 1997, average loans comprised 70.63% of average earning assets compared to 69.99% for 1996. The improvement in interest income was partially attributable to a decrease in interest expense on deposit accounts. Total interest expense was $5,803,660, an increase of $111,262, or 1.95%, from the prior year. The increase was due mainly to Bailey's use of borrowings from the Federal Home Loan Bank as a funding source for some investment purchases. This increase was partially offset by a decrease in interest expense on deposit accounts of $253,281 to $4,933,303 for the year ending December 31, 1997. The increase in the volume of both assets and liabilities is attributable to management's ability to strengthen its influence in Bailey's market area and Bailey's emphasis on growth.

The influence of these factors had the effect of increasing the interest rate spread 8 basis points to 4.28% and increasing the net interest margin 2 basis points to 4.63% for the year ended December 31, 1997.

For the year ended December 31, 1996, net interest income was $6,484,600, an increase of $151,177, or 2.38% from the prior year. An increase in higher yielding loans resulted in an overall increase in loan income of $280,675 to $9,504,502 for 1996. Also, income derived from investment securities increased $334,328, or 16.94% to $2,307,163 for the year ended December 31, 1996. However, these increases were partially offset by an increase in total interest expense of $502,905 to $5,692,398 for 1996. The net interest spread and net interest margin were 4.20% and 4.61%, respectively in 1996. Average Balances, Income, Expenses and Rates. The following table sets forth, for the periods indicated, the weighted average yields earned, the weighted average yields paid, the net interest spread and the net interest margin on earning assets. The table also indicates the average monthly balance and the interest income or expense by specific categories.

Average Balances, Income, Expenses and Rates
                                                   1997                                      1996
                                   -----------------------------------      -------------------------------------
                                    Average      Income/        Yield/       Average       Income/        Yield/
                                    Balance      Expense         Rate        Balance       Expense         Rate
                                    -------      -------         ----        -------       -------         ----
(Dollars in thousands)
Assets:
Time deposits in other banks       $      34    $       2        5.88%      $       -    $         -         -
Taxable securities (1)                30,880        1,954        6.33%         31,619          1,981        6.27%
Tax-exempt securities (1)              6,293          375        5.96%          5,051            326        6.45%
Federal funds sold                     6,432          343        5.33%          5,548            365        6.58%
   Loans (2)                         104,995       10,012        9.54%         98,500          9,505        9.65%
                                   ---------    ---------                   ---------    -----------
    Total earning assets             148,634       12,686        8.54%        140,718         12,177        8.65%
                                                ---------                                -----------
Cash and due from banks                5,485                                    5,487
Allowance for loan losses               (983)                                  (1,362)
Premises and equipment                 5,166                                    5,485
Other real estate owned                  146                                      290
Investment in unconsolidated
  subsidiary                           2,785                                    1,893
Other assets                           2,026                                    1,916
                                   ---------                                ---------
    Total assets                   $ 163,259                                $ 154,427
                                   =========                                =========

Liabilities:
  Interest bearing deposits        $ 122,406        4,933        4.24%        120,839          5,187        4.62%
Short-term borrowings                  7,082          361        5.10%          4,692            299        5.51%
Advances from FHLB                     3,550          222        6.25%              -              -         -
Long-term debt                         3,400          287        8.44%          2,350            206        8.77%
                                   ---------    ---------                   ---------    -----------
    Total interest-
     bearing liabilities             136,438        5,803        4.25%        127,881          5,692        4.45%
                                                ---------                                -----------
Non-interest bearing deposits         11,265                                   11,543
Accrued interest and
 other liabilities                     1,664                                    1,846
Shareholders' equity                  13,892                                   13,157
                                   ---------                                ---------
    Total liabilities and
       shareholders' equity        $ 163,259                                $ 154,427
                                   =========                                =========
Net interest income/
 interest rate spread                           $   6,883        4.28%                   $     6,485        4.20%
                                                =========    =========                   ===========        =====

Net interest margin on earning                                   4.63%                                      4.61%
assets                                                       =========                                      =====

(1) Yields on securities are computed at their nominal rates and have been adjusted for tax rate differences.
(2) The effect of loans in non-accrual status and fees collected is not significant to the computations. All loans and deposits are domestic.

Analysis of Changes in Net Interest Income. Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of earning assets and interest bearing liabilities have affected Bailey's interest income and interest expense during the periods indicated. The changes in each category are attributable to (i) changes due to volume (change in volume multiplied by prior period rate), (ii) changes due to rates (changes in rates multiplied by prior period volume) and (iii) changes in rate and volume (change in rate multiplied by the change in volume).

Analysis of Changes in Net Interest Income
                                                    1997 compared to 1996
                                                    Due to increase (decrease)in

(Dollars in thousands)                               Volume            Rate          Volume/Rate          Total
                                                    --------         --------         --------          --------
Earning Assets
  Time deposits in other banks                      $      2         $      -         $      -          $      2
  Taxable securities                                     (46)              20               (1)              (27)
  Tax-exempt securities                                   80              (25)              (6)               49
  Federal funds sold                                      58              (69)             (11)              (22)
  Loans                                                  627             (112)              (8)              507
                                                    --------         --------         --------          --------
        Total interest income                            721             (186)             (26)              509
                                                    --------         --------         --------          --------
Interest Bearing Liabilities
  Interest bearing deposits                                1             (254)              (1)             (254)
  Short-term borrowings                                  152              (60)             (30)               62
  Advances from FHLB                                     222                -                -               222
  Long-term debt                                          92               (8)              (3)               81
                                                    --------         --------         --------          --------
        Total interest expense                           467             (322)             (34)              111
                                                    --------         --------         --------          --------
Net interest income                                 $    254         $    136         $      8          $    398
                                                    ========         ========         ========          ========
                                                    1996 compared to 1995
                                                    Due to increase (decrease) in
(Dollars in thousands)                               Volume            Rate          Volume/Rate          Total
Earning Assets
  Time deposits in other banks                      $     (1)        $     (1)        $      1          $     (1)
  Taxable securities                                     390              (56)             (13)              321
  Tax-exempt securities                                  (25)              (9)               1               (33)
  Federal funds sold                                      70              (89)             (16)              (35)
  Loans                                                  305              109                4               418
                                                    --------         --------         --------          --------
        Total interest income                            739              (46)             (23)              670
                                                    --------         --------         --------          --------
Interest Bearing Liabilities
  Interest bearing deposits                              463              (31)              (3)              429
  Short-term borrowings                                   24             (101)              (7)              (84)
  Advances from FHLB                                       -                -                -                 -
  Long-term debt                                         100               (8)              (7)               85
                                                    --------         --------         --------          --------
        Total interest expense                           587             (140)             (17)              430
                                                    --------         --------         --------          --------
Net interest income                                 $    152         $     94         $     (6)         $    240
                                                    ========         ========         ========          ========

Interest Sensitivity. Bailey monitors and manages the pricing and maturity of its assets and liabilities in order to diminish the potential adverse impact that changes in interest rates could have on its net interest income. The principal monitoring technique employed by Bailey is the measurement of Bailey's interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates.

The following table presents Bailey's rate sensitivity at each of the time intervals indicated as of December 31, 1997. The table may not be indicative of Bailey's rate sensitivity position at other points in time.

Interest Sensitivity Analysis
                                                           After six
                                   Within    After three    through       Within     Greater than
                                   three     through six    twelve         one        one year or
(Dollars in thousands)             months       months       months        year       nonsensitive    Total
                                 ---------    ---------    ---------     ---------     ---------     ---------
Assets
Interest earning assets:
  Federal funds sold             $   2,175    $       -    $       -     $   2,175     $       -     $   2,175
  Time deposits with other banks        91           50            -           141           215           356
  Investment securities              1,780        2,064        3,117         6,961        34,820        41,781
  Loans (1)                         45,336        3,596        7,194        56,126        55,290       111,416
                                 ---------    ---------    ---------     ---------     ---------     ---------
           Total                    49,382        5,710       10,311        65,403        90,325       155,728
                                 ---------    ---------    ---------     =========     =========     =========
Liabilities
Interest bearing liabilities:
  Demand deposits                   46,341            -            -        46,341             -        46,341
  Savings deposits                  23,023            -            -        23,023             -        23,023
  Time deposits                     13,778       10,374       20,749        44,901         8,499        53,400
  Short-term borrowings             11,100            -            -        11,100             -        11,100
  Advances from FHLB                     -        1,000        1,000         2,000         5,187         7,187
  Long-term debt                         -            -            -             -         3,300         3,300
                                 ---------    ---------    ---------     ---------     ---------     ---------
           Total                    94,242       11,374       21,749       127,365        16,986       144,351
                                 ---------    ---------    ---------     =========     =========     =========

Period gap                        $(44,860)   $  (5,664)   $ (11,438)    $ (61,962)    $  73,339
                                 -=========   ==========   ==========    ==========    =========

Cumulative gap                   $ (44,860)   $ (50,524)   $ (61,962)    $ (61,962)    $  11,377
                                 ==========   ==========   ==========    ==========    =========

Ratio of cumulative gap to
  total earning assets              (28.81)%     (32.44)%     (39.79)%      (39.79)%        7.31%

---------------------
(1) Excludes nonaccrual loans.

The above table reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Overnight federal funds are reflected at the earliest pricing interval due to the immediately available nature of the instruments. Scheduled payment amounts of fixed rate amortizing loans are reflected at each scheduled payment date. Scheduled payment amounts of variable rate amortizing loans are reflected at each scheduled payment date until the loan may be repriced contractually; the unamortized balance is reflected at that point. Interest bearing liabilities with no contractual maturity, such as savings deposits and interest bearing transaction accounts, are reflected in the earliest repricing period due to contractual arrangements which give Bailey the opportunity to vary the rates paid on those deposits within a thirty-day or shorter period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity date. Short-term borrowings are reflected in the earliest repricing period since these borrowings mature daily.

Bailey generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and generally would benefit from decreasing market rates of interest when it is liability sensitive. Bailey currently is liability sensitive over periods with maturity dates of less than one year. However, Bailey's gap analysis is not a precise indicator of its interest sensitive position. The analysis presents a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. Net interest income is also impacted by other significant factors, including changes in the volume and mix of earning assets and interest bearing liabilities.

Provision and Allowance for Loan Losses

General. Bailey has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem credits. Management's judgment as to the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable, but which may or may not be valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

Additions to the allowance for loan losses, which are expended as the provision for loan losses on Bailey's income statement, are made periodically to maintain the allowance at an appropriate level based on management's analysis of the potential risk in the loan portfolio. Bailey does not allocate the allowance for loan losses to specific categories of loans but evaluates the adequacy on an overall portfolio basis utilizing its risk grading system. The amount of the provision is a function of the level of loans outstanding, the level of nonperforming loans, historical loan loss experience, the amount of loan losses actually charged against the reserve during a given period and current and anticipated economic conditions.

Bailey's allowance for loan losses is based upon judgments and assumptions of risk elements in the portfolio, future economic conditions and other factors affecting borrowers. The process includes identification and analysis of loss potential in various portfolio segments utilizing a credit risk grading process and specific reviews and evaluations of significant problem credits. In addition, management monitors the overall portfolio quality through observable trends in delinquency, charge-offs, and general economic conditions in the service area. The adequacy of the allowance for loan losses and the effectiveness of Bailey's monitoring and analysis system are also reviewed periodically by the banking regulators and Bailey's independent auditors.

The reserve for loan losses was .93% and 1.28% of total loans on December 31, 1997 and 1996, respectively. Management continues to evaluate its reserve policy and adjust the policy based on historical loss experience, changes in economic conditions, growth in the portfolio and evaluations of specific loans. Management believes the level of the allowance for loan losses is sufficient to provide for potential losses in the loan portfolio.

The 1997 provision for loan losses was $490,000 or $260,000 higher than in 1996. The increase in the loan loss provision was due mainly to one loan of approximately $650,000 which eventually defaulted, and also to the growth in the loan portfolio.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful. A delinquent loan is generally placed in nonaccrual status when it becomes 90 days or more past due. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. When a problem loan is finally resolved, there may ultimately be an actual writedown or charge-off of the principal balance of the loan which would necessitate additional charges to earnings. For all periods presented, the additional interest income, which would have been recognized into earnings if Bailey's nonaccrual loans had been current in accordance with their original terms, is immaterial.

Allowance for Loan Losses+
                                                           1997              1996
                                                      ------------      ------------
Loans outstanding at the end of year                  $111,978,613      $102,848,823
                                                      ============      ============

Average amount of loans outstanding                   $104,995,426      $ 98,499,966
                                                      ============      ============

Balance, beginning of year                            $  1,317,701      $  1,233,366
                                                      ------------      ------------

Loans charged off:
  Commercial, financial and agricultural                   664,818           101,958
  Real estate-mortgage                                      27,631            45,023
  Consumer                                                 262,838           199,770
                                                      ------------      ------------
          Total loans charged off                          955,287           346,751
Recoveries of previous loan losses:
  Commercial, financial and agricultural                    75,446            59,064
  Real estate-mortgage                                      36,406            79,878
  Consumer                                                  80,956            62,144
                                                      ------------      ------------
          Total recoveries                                 192,808           201,086
                                                      ------------      ------------
          Net charge-offs                                  762,479           145,665
                                                      ------------      ------------
Provision charged to operations                            490,000           230,000
                                                      ------------      ------------

Balance, end of year                                  $  1,045,222      $  1,317,701
                                                      ============      ============

Ratios:
  Net charge-offs to average loans outstanding                 .72%              .14%
  Net charge-offs to loans at end of year                      .68%              .14%
  Allowance for loan losses to average loans                   .99%             1.33%
  Allowance for loan losses to loans, end of year              .93%             1.28%
  Net charge-offs to allowance for loan losses               72.94%            11.05%
  Net charge-offs to provisions for loan losses             155.60%            63.33%

                                      -65-

Nonperforming Assets. The following table sets forth Bailey's nonperforming assets for the dates indicated:

                                                                   1997           1996
                                                               ----------     ----------
Nonaccrual loans                                               $  563,000     $1,614,000
Restructured or impaired loans                                       --             --
                                                               ----------     ----------

           Total nonperforming loans                           $  563,000     $1,614,000
                                                               ==========     ==========

Loans 90 days or more past due and still accruing interest     $   11,000     $    9,000
                                                               ==========     ==========

Potential Problem Loans. At December 31, 1997, through their internal review mechanisms Bailey had identified $2,141,902 of criticized loans and $3,388,887 of classified loans. The results of this internal review process are the primary determining factor in management's assessment of the adequacy of the allowance for loan losses.

Non-Interest Income and Expense

Non-interest Income. Other income increased $110,719 or 5.57% to $2,097,375 for the year ending December 31, 1997. Income from the Bailey trust department was the primary reason for the increase. Income from fiduciary activities increased $116,951 or 11.93% to $1,096,950 for the year ended December 31, 1997. Service charges on deposit accounts increased from $658,404 for 1996 to $696,279 for the year ending December 31, 1997.

Non-interest income increased $313,431 to $1,986,656 for the year ended December 31, 1996 as compared to the same period one year ago. Income from trust activities generated a significant portion of the increase which resulted in $979,993 in trust income for the year ended December 31, 1996. Other income also increased $138,304 to $358,086 for the year ended December 31, 1996 when compared to the year ended December 31, 1995. This increase was significantly impacted by the $71,622 gain that was recognized on the sale of a parcel of other real estate owned. Fees from service charges on deposit accounts increased from $623,122 in 1995 to $658,404 for the year ending December 31, 1996.

Non-interest Expense. For the year ended December 31, 1997, non-interest expense was $6,428,646, an increase of $398,642 or 6.61%, over the $6,030,004 recorded in 1996. The increase in non-interest expense was attributable mainly to the continuing growth of Bailey. The largest component of non-interest expense is salaries and employee benefits which increased $90,059 or 2.97% to $3,123,733 for the year. Other expenses also increased $256,798 to $2,375,111 for the year ended December 31, 1997. A significant portion of this increase was attributable to the payment of approximately $150,000 for an expense reduction study at Bailey.

Non-interest expense increased $226,072 or 3.89% over the 1995 amount to $6,030,004 for the year ended December 31, 1996. The largest component of this increase was in salaries and employee benefits, which increased $208,485 or 7.37%. The addition of several employees, including a Senior Loan Officer, and annual pay raises were the primary reasons for the increase. Other categories of non-interest expense such as net occupancy expense increased primarily as a result of depreciation expense on new equipment. Net occupancy expense increased $61,443 to $878,017 for the year ended December 31, 1996.

Income Taxes. Bailey's income tax expense for 1997 was $630,120, an increase of $19,370 over the 1996 expense of $610,750. The increase in the expense results primarily from increased income before taxes. Bailey's effective tax rates for the years ended December 31, 1997 and 1996 were 30.36% and 31.44%, respectively.

Earning Assets

Loans. Loans are the largest category of earning assets and typically provide higher yields than other types of earning assets. Associated with the higher loan yields are the inherent credit and liquidity risks which management attempts to control and counterbalance. Loans averaged $104,995,426 in 1997 compared to $98,499,966 in 1996, an increase of $6,495,460, or 6.59%. At
December 31, 1997, total loans were $111,978,613 compared to $102,848,823 at December 31, 1996.

Bailey's ratio of loans to deposits was 82.44% on December 31, 1997, as compared to 80.20% on December 31, 1996. The loan to deposit ratio is used to monitor a financial institution's potential profitability and efficiency of asset distribution and utilization. Generally, a higher loan to deposit ratio is indicative of higher interest income since loans yield a higher return than alternative investment vehicles. Management has concentrated on maintaining quality in the loan portfolio while continuing to increase the deposit base.

Bailey extends credit primarily to consumers and small businesses in Laurens and Saluda counties in South Carolina, and to customers in surrounding areas. Bailey's service area is mixed in nature. Laurens County is a regional business center whose economy contains elements of medium and light manufacturing, higher education, regional health care, and distribution facilities. The economy of Saluda County includes manufacturing, agriculture, and timber. No particular category or segment of the economies previously described is expected to grow or contract disproportionately in 1998. Management is of the opinion that the loan portfolio is adequately diversified. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries. The loan demand remains strong in Bailey's market area, supported in part by customers moving from larger financial institutions after recent mergers.

Loan Portfolio Composition

                                                                       December 31,
                                           ----------------------------------------------------------------
                                                         1997                               1996
                                           ------------------------------      ----------------------------
                                                               Percent of                        Percent of
                                                Amount           Total             Amount           Total
                                           -------------        ------         -------------       ------
Commercial, financial and agricultural     $  22,118,694         19.75%        $  22,587,549        21.96%
Real estate loans                             60,102,816         53.67            59,086,136        57.44
Consumer and other loans                      29,757,103         26.58            21,175,138        20.60
                                           -------------        ------         -------------       ------
          Total gross loans                  111,978,613        100.00%          102,848,823       100.00%
                                                                               =============       ======

Allowance for loan losses                     (1,045,222)                         (1,317,701)
                                           -------------                       -------------
          Total net loans                  $ 110,933,391                       $ 101,531,122
                                           =============                       =============

Commercial, financial and agricultural loans decreased $468,855 or 2.07% to $22,118,694 at December 31, 1997. Competition from other financial institutions was a primary factor for this decrease.

Real estate loans totaled $60,102,816 at December 31, 1997. The increase of $1,016,680, or 1.72%, is considered normal growth in the portfolio.

Consumer and all other loans increased $8,581,965, or 40.52%, to $29,757,103 at December 31, 1997. This increase is attributable to management's strategy of obtaining the typically higher yielding consumer loans.

Maturities and Sensitivity of Loans to Changes in Interest Rates

The following table summarizes the loan maturity distribution, by type, at December 31, 1997 and related interest rate characteristics:

                                               One year            One to            After
                                                or less          five years       five years            Total
                                            --------------    --------------    --------------    --------------
Commercial, financial and agricultural      $   14,854,473    $    6,573,571    $      690,650    $   22,118,694
Real estate loans                               24,222,471        29,950,273         5,930,072        60,102,816
Consumer and other loans                        17,612,175        11,526,166           618,762        29,757,103
                                            --------------    --------------    --------------    --------------

                                            $   56,689,119    $   48,050,010    $    7,239,484    $  111,978,613
                                            ==============    ==============    ==============    ==============

Loans maturing after one year with:
          Fixed interest rates                                                                    $   55,213,262
          Floating interest rates                                                                         76,232
                                                                                                  --------------

                                                                                                  $   55,289,494

The information presented in the above table is based on the contractual maturities of the individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval as well as modification of terms upon their maturity. Consequently, management believes this treatment presents fairly the maturity and repricing structure of the loan portfolio shown on the above table.

Federal Funds Sold. Federal funds sold averaged $6,431,644 in 1997, as compared to $5,548,156 in 1996. At December 31, 1997, federal funds sold totaled
$2,175,000. These funds are a primary source of Bailey's liquidity and are generally invested in an earning capacity on an overnight basis.

Investment Securities. The investment securities portfolio is an important component of Bailey's total earning assets. Total securities averaged $37,173,097 in 1997, compared to $36,669,748 in 1996. At December 31, 1997, the total securities portfolio was $41,781,032. Securities designated as available for sale totaled $34,237,406 and were recorded at estimated fair market value, and securities designated as held to maturity totaled $7,543,626 and were recorded at amortized cost. The investment objectives of Bailey include maintaining and investing in a portfolio of high quality and highly liquid investments with competitive returns. Based on these objectives, Bailey's investments are primarily in U.S. Treasury and U.S. Government agency obligations.

Investment Portfolio. The following tables summarize the carrying value of investment securities as of the indicated dates and maturities and weighted average yields on investment securities excluding equity securities, at December 31, 1997 and 1996. Yields on tax-exempt securities have been adjusted to reflect the pre-tax equivalent yields.

Investment Securities Portfolio Composition
                                                            December 31,
                                                     ---------------------------
Held to Maturity (1)                                     1997            1996
                                                     -----------     -----------
Obligations of states and political subdivisions     $ 7,543,626     $ 4,109,096
                                                     ===========     ===========

Available for Sale (1)

U.S. Treasury and U.S. Government agencies           $29,140,441     $25,917,165
Obligations of states and political subdivisions         700,554         853,301
Mortgage-backed securities                             4,396,411            --
                                                     -----------     -----------
                                                     $34,237,406     $26,770,466
                                                     ===========     ===========

(1) Held to maturity securities are stated at amortized cost and available for sale securities are stated at estimated fair market value.

Investment Portfolio

Investment Securities Maturity Distribution and Yields

                                                                             December 31, 1997
                                                    -----------------------------------------------------------
                                                    Available for Sale     Yield   Held to Maturity      Yield
U.S. Treasury and U.S. Government agencies due:
  Within one year                                     $  6,690,478          5.98%   $         -            -
  After one year but within five years                  20,328,109          6.41%             -            -
  After five years but within ten years                  1,000,358          7.04%             -            -
  After ten years                                        1,121,496          7.96%             -            -
                                                      ------------
                                                        29,140,441          6.39%
                                                      ------------

Obligations of state and political subdivisions due:
  Within one year                                          140,525          6.95%       129,957           9.69%
  After one year but within five years                     469,622          8.73%     2,778,103           9.42%
  After five years but within ten years                     90,407          8.78%       723,676           8.92%
  After ten years                                                -           -        3,911,890           7.14%
                                                      ------------                  -----------
                                                           700,554          8.37%     7,543,626           8.19%
                                                      ------------

Mortgage-backed securities due:
  After ten years                                        4,396,411          6.42%             -            -
                                                      ------------

Total due:
  Within one year                                        6,831,003          5.12%       129,957           9.69%
  After one year but within five years                  20,797,731          6.63%     2,778,103           9.42%
  After five years but within ten years                  1,090,765          7.14%       723,676           8.92%
  After ten years                                        5,517,907          6.66%     3,911,890           7.14%
                                                      ------------                  -----------
                                                      $ 34,237,406          6.51%   $ 7,543,626           8.19%
                                                      ============                  ===========

Deposits and Other Interest Bearing Liabilities

Deposits. During 1997, Bailey experienced moderate growth in overall deposits. Total average deposits increased $1,289,837, or .90% over 1996 average deposits of $132,381,938. The following table summarizes the Bailey Banks' deposits at December 31, 1997 and 1996.

                                                       1997                               1996
                                          -----------------------------       -----------------------------
                                                              Percent                             Percent
                                             Amount         of Deposits          Amount         of Deposits
                                             ------         -----------          ------         -----------
Non-interest bearing demand               $ 13,065,611           9.61%        $ 12,066,169           9.40%
Interest bearing transaction accounts       46,341,363          34.12           40,269,955          31.41
Savings                                     23,023,049          16.95           23,243,976          18.13
Time deposits of $100,000 and over           9,187,072           6.76            9,737,671           7.59
Other time deposits                         44,212,741          32.56           42,917,795          33.47
                                          ------------         ------         ------------         ------

                                          $135,829,836         100.00%        $128,235,566         100.00%
                                          ============         ======         ============         ======

Core deposits, which exclude certificates of deposit of $100,000 or more, provide a relatively stable funding source for Bailey's loan portfolio and other earning assets. Bailey's core deposits were $126,642,764 and $118,497,895 at December 31, 1997 and 1996, respectively. A stable base of deposits is expected to be Bailey's primary source of funding to meet both its short-term and long-term liquidity needs in the future.

The maturity distribution of Bailey's time deposits at December 31, 1997, is shown in the following table.

Maturities of Certificates of Deposit of $100,000 or More

                                              After three          After six
                              Within            through       through twelve      After twelve
                           three months       six months           months            months           Total
                           ------------       ----------           ------            ------           -----
Certificates of deposit
  of $100,000 or more     $    3,408,109    $    2,284,946    $    2,071,703    $    1,422,314    $    9,187,072
                          ==============    ==============    ==============    ==============    ==============

Large certificate of deposit customers tend to be extremely sensitive to interest rate levels, making these deposits less reliable sources of funding for liquidity planning purposes than core deposits. Some financial institutions partially fund their balance sheet using large certificates of deposit obtained through brokers. These brokered deposits are generally expensive and are unreliable as long-term funding sources. Bailey does not accept brokered deposits.

Short-term Borrowings. At December 31, 1997 and 1996, Bailey had short-term borrowings which consisted of federal funds purchased and securities sold under agreements to repurchase of $11,100,000 and $3,225,000, respectively. Bailey purchases federal funds from two other financial institutions. Federal funds purchased totaled $11,000,000 at December 31, 1997. Securities sold under agreement to repurchase totaled $100,000 at December 31, 1997. These repurchase agreements mature on a one to seven day basis. The maximum amount outstanding at any month-end for the repurchase agreements was $1,225,000 during 1997. The average interest rate paid on the repurchase agreements was 5.10% during 1997.

Advances from The Federal Home Loan Bank. At December 31, 1997, Bailey had advances from the Federal Home Loan Bank totaling $7,187,000. Of this total, $4,987,000 were fixed rate advances and $2,200,000 were adjustable rate advances. Maturities include $2,000,000 in 1998 and $5,187,000 in 1999. These borrowings were used to invest in United States agency obligations.

Advances from the Federal Home Loan Bank consisted of the following at December 31, 1997:
                                        Interest
Description                               Rate                     Balance
-----------                               ----                     -------

Fixed rate advances maturing:
  June 16, 1998                           6.00%                 $1,000,000
  December 15, 1998                       5.98%                  1,000,000
  March 1, 1999                           6.04%                  1,987,000
  June 16, 1999                           6.37%                  1,000,000

Adjustable rate advance maturing:
  January 19, 1999                        5.81%                  2,200,000
                                                                ----------

                      Total                                     $7,187,000
                                                                ==========

Long-Term Debt. At December 31, 1997 and 1996, Bailey had long-term debt which totaled $3,300,000 and $3,500,000, respectively. The debt was obtained for the purpose of financing Bailey's investment in Rock Hill Bank and for refinancing its 1993 borrowings used to acquire the Saluda Bank. The debt is scheduled for maturity on May 15, 1999.

Capital

At December 31, 1997, Bailey's shareholders' equity was $14,585,099, an increase of $1,172,337 from December 31, 1996. The increase is a result of net income for 1997, less cash dividends paid to shareholders, and the positive effects of the valuation allowance on securities available for sale in the amount of $41,054.

The Federal Reserve and bank regulatory agencies require bank holding companies and financial institutions to maintain capital at adequate levels based on a percentage of assets and off-balance sheet exposures, adjusted for risk weights ranging from 0% to 100%. The Federal Reserve guidelines also contain an exemption from the capital requirements for bank holding companies with less than $150 million in consolidated assets. Accordingly, prior to 1997, Bailey was not subject to the Federal Reserve's minimum requirements. Under the risk-based standard, capital is classified into two tiers. Tier 1 capital of Bailey consists of common shareholders' equity, excluding the unrealized gain (loss) on securities available for sale, minus certain intangible assets. Tier 2 capital consists of general reserve for loan losses subject to certain limitations. A bank holding company's qualifying capital base for purposes of its risk-based capital ratio consists of the sum of its Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% of risk-weighed assets for Tier 1 and 8% of risk-weighed assets for total risk-based capital. A holding company and its banking subsidiaries are also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest bank holding companies and banks are allowed to maintain capital at the minimum requirement. All others are subject to maintaining ratios 100 to 200 basis points above the minimum.

The following table summarizes the capital amounts and ratios of Bailey and the Bailey Banks and the regulatory minimum requirements at December 31, 1997 and 1996.

                                                                                                To Be Well
                                                                                                Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                        Actual           Adequacy Purposes      Action Provisions
                                                 ------------------     -------------------    -------------------
(Dollars in thousands)                           Amount       Ratio      Amount       Ratio    Amount        Ratio
                                                 ------       -----      ------       -----    ------        -----
December 31, 1997
  Bailey Financial Corporation
    Total capital (to risk weighted assets)      $12,713        11.11%  $ 9,157        8.00%      N/A          --
    Tier 1 capital (to risk weighted assets)      13,073        11.42     4,578        4.00       N/A          --
    Tier 1 capital (to average assets)            13,073         7.74     5,069        3.00       N/A          --

  M.S. Bailey
    Total capital (to risk weighted assets)       11,941        13.94     6,851        8.00   $ 8,564        10.00%
    Tier 1 capital (to risk weighted assets)      11,232        13.11     3,426        4.00     5,139         6.00
    Tier 1 capital (to average assets)            11,232         8.60     5,224        4.00     6,531         5.00

  Saluda  Bank
    Total capital (to risk weighted assets)        3,527        12.59     2,241        8.00     2,802        10.00
    Tier 1 capital (to risk weighted assets)       3,191        11.39     1,121        4.00     1,681         6.00
    Tier 1 capital (to average assets)             3,191         8.36     1,526        4.00     1,908         5.00


December 31, 1996
  Bailey Financial Corporation
    Total capital (to risk weighted assets)       11,697        11.25     8,330        8.00       N/A          --
    Tier 1 capital (to risk weighted assets)      11,865        11.25     4,165        4.00       N/A          --
    Tier 1 capital (to average assets)            11,865         7.84     4,541        3.00       N/A          --

  M.S. Bailey
    Total capital (to risk weighted assets)       11,475        14.77     6,216        8.00     7,770        10.00
    Tier 1 capital (to risk weighted assets)      10,504        13.52     3,108        4.00     4,662         6.00
    Tier 1 capital (to average assets)            10,504         9.39     4,472        4.00     5,590         5.00

   Saluda Bank
    Total capital (to risk weighted assets)        3,208        12.27     2,091        8.00     2,614        10.00
    Tier 1 capital (to risk weighted assets)       2,881        11.02     1,045        4.00     1,569         6.00
    Tier 1 capital (to average assets)             2,881         7.32     1,574        4.00     1,968         5.00


Liquidity Management

Bailey manages its liquidity from both the asset and liability side of the balance sheet through the coordination of the relative maturities of its assets and liabilities. Short-term liquidity needs are generally met from cash, due from banks, federal funds sold and deposit levels. Management has established policies and procedures governing the length of time to maturity on loans and investments. Investments classified as available for sale are placed in this category specifically to fund future liquidity needs, if necessary. Bailey maintained a high level of liquidity during 1997 which was attributable to the growth in deposits during the year. In the opinion of management, Bailey's short-term and long-term liquidity needs can be adequately supported by Bailey's deposit base.

Impact of Inflation

The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the assets and the liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

While the effect of inflation on a bank is normally not as significant as its influence on those businesses that have large investments in plant and inventories, it does have an effect. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same. While interest rates have traditionally moved with inflation, the effect on income is diminished because both interest earned on assets and interest paid on liabilities vary directly with each other. Also, increases in the price of goods and services will generally result in increased operating expenses.

Accounting and Financial Reporting Issues

In June 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is the change in equity of a business during a period from transactions and other events and circumstances from nonowner sources and excludes investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income includes, among other things, the change in the unrealized gain or loss on securities available for sale.

This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

Forward Looking and Trend Information

The management of Bailey is not aware of any trends or events other than those included in this discussion that are likely to have a material effect on
Bailey's capital resources, liquidity, or operations. See the following discussion on Bailey's plan for handling Year 2000. Also, no known factors regarding regulatory matters are expected to affect materially the overall operating results of Bailey.

Bailey has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Bailey's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. Bailey presently believes that, with modifications to existing software and converting to new software, the Year 2000 problem will not pose significant operational problems for Bailey's computer systems as so modified and converted. However, if such modifications and conversions are not completed timely, the Year 2000 problem may have a material impact on the operations of Bailey.

Bailey cannot predict with any certainty the costs Bailey will incur to respond to any Year 2000 issues. Further, the business of many of Bailey's customers may be negatively affected by the Year 2000 issue, and any financial difficulties incurred by Bailey's customers in solving Year 2000 issues could negatively affect such customers' ability to repay any loans which the subsidiary banks may have extended. Therefore, even if Bailey and the Bailey Banks do not incur significant direct costs in connection with responding to the year 2000 issue, there can be no assurance that the failure or delay of the Bailey Banks' customers or other third parties in addressing the Year 2000 issue or the costs involved in such process will not have a material adverse effect on Bailey's business, financial condition and results of operations. Bailey has also developed a Year 2000 Business Resumption Contingency Plan (the Plan). This plan has been designed to protect employees during emergencies and to provide for the restoration of financial services. The Plan provides for financial restoration; backup of documents and records; recovery locations for operations; backup of data processing hardware, program and documentation, and data files. The Plan outlines the strategies to be used for disaster recovery planning. Periodic testing of the adequacy of the recovery plans is also a requirement of the Plan.

                                     EXPERTS

The consolidated financial statements of Anchor Financial Corporation incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Anchor Financial Corporation for the year ended December 31, 1997, and the audited consolidated financial statements included in Anchor Financial Corporation's Current Report on Form 8-K, dated January 29, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bailey as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this joint proxy statement/prospectus, have been audited by Tourville, Simpson & Henderson, L.L.P. independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of ComSouth Bankshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 have been audited by J.W. Hunt and Company, LLP, independent auditors, as stated in their report incorporated by reference in this joint proxy statement/prospectus, that has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of M&M Financial Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 have been audited by Tourville, Simpson & Henderson, L.L.P., independent auditors, as stated in their report incorporated by reference in this joint proxy statement/prospectus, that has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Gerrish & McCreary, P.C., counsel to Anchor, has passed upon the validity of the issuance of shares of Anchor common stock to be issued in connection with the merger and the federal income tax treatment of the merger.

                       WHERE YOU CAN FIND MORE INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Anchor that is not included in or delivered with this document. You can obtain free copies of this information by writing or calling:

                          Anchor Financial Corporation
                               Mr. Tommy E. Looper
                                 2002 Oak Street
                             Myrtle Beach, SC 29577
                            Telephone (843) 448-1411

In order to obtain timely delivery of the documents, you must request the information by _________________, 1999.

Anchor files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Copies of these reports, proxy statements and other information can be obtained, at prescribed rates, at the Public Reference Section of the Commission at 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a site on the World Wide Web regarding issuers like Anchor that file electronically with the Commission. The Web site contains reports, proxy and information statements and other information, and the address of that Web site is http://www.sec.gov.

Anchor has filed a registration statement on Form S-4 under the Securities Act with respect to the Anchor common stock being offered by this joint proxy statement/prospectus. This joint proxy statement/prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted under the rules and regulations of the Commission. For further information regarding Anchor and the common stock being offered, reference is made to the registration statement, including all amendments and the schedules and exhibits filed as part of it. The registration statement and the schedules and the exhibits filed as part of it may be inspected and copied, at prescribed rates, at the addresses of the Commission set forth above. Statements contained in this joint proxy statement/prospectus concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the registration statement with the Commission. Anchor common stock is traded on The Nasdaq National Market. Reports, proxy statements and other information concerning Anchor may be inspected at the offices of The Nasdaq National Market, 1735 K Street, N.W., Washington, DC 20006-1500.

All information contained in or incorporated by reference in this joint proxy statement/prospectus relating to Anchor has been supplied by Anchor. All information relating to Bailey was supplied by Bailey.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below and previously filed with the Commission by Anchor are incorporated by reference in this joint proxy statement/prospectus:

1. Anchor's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-13759);

2. Anchor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (File No. 0-13759);

3. Anchor's Current Reports on Form 8-K, dated April 14, 1998, May 1, 1998, September 4, 1998 and January 29, 1999; (File No. 0-13759);

4. The description of Anchor's directors and executive officers, executive compensation and certain relationships and related transactions contained in Anchor's definitive Proxy Statement, dated March 30, 1998, relating to its 1998 Annual Meeting of Shareholders held on April 30, 1998 (File No. 0-18759).

All documents subsequently filed by Anchor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Bailey special meeting shall be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be a part hereof from the date of filing of such documents. No statement made herein will be deemed to modify or supersede any statement contained in a document incorporated or deemed to be incorporated by reference. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

     CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION FOR ANCHOR

This joint proxy statement/prospectus, the documents incorporated by reference in this joint proxy statement/prospectus, or any other written or oral statements made by or on behalf of Anchor may include forward-looking statements with respect to the financial condition, results of operations and business of Anchor, based on management's belief and information currently available to management. Such forward-looking statements have risks, uncertainties and assumptions. Actual results may vary materially from those anticipated, estimated, projected or expected. Among, but not limited to, the factors that may cause variations from such forward-looking statements are fluctuations in the economy, especially in the market areas of Anchor and its recent and proposed acquisition entities; changes in the interest rate environment;
Anchor's ability to realize anticipated cost savings relating to recent and pending acquisitions; Anchor's success in assimilating acquired operations in Anchor's culture, including its ability to instill Anchor's credit culture into acquired operations; the continued growth of the markets in which Anchor operates; and the enactment of legislation impacting Anchor and other financial institutions. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Anchor. Anchor undertakes no obligation to update or revise any forward-looking statements. Additional information with respect to factors that may cause results to differ materially from those contemplated by such forward-looking statements is included in Anchor's current and subsequent filings with the Commission.

                          INDEX TO FINANCIAL STATEMENTS

                          Bailey Financial Corporation








Condensed Consolidated Statements of Financial Position as of
   September 30, 1998 and December 31, 1997................................  F-2
Condensed Consolidated Statements of Income for
   the nine months ended September 30, 1998 and 1997.......................  F-3
Condensed Consolidated Statements of Comprehensive Income for
   the nine months ended September 30, 1998 and 1997.......................  F-4
Condensed Consolidated Statements of Changes in Stockholders' Equity for
   the nine months ended September 30, 1998 and 1997......................   F-5
Condensed Consolidated Statements of Cash Flows for
   the nine months ended September 30, 1998 and 1997.......................  F-6
Notes to Condensed Consolidated Financial Statements.......................  F-7

Independent Auditors' Report...............................................  F-9

Consolidated  Statements of Financial  Position as of December 31, 1997 and
    1996................................................................... F-10

Consolidated  Statements  of Income for the years ended  December 31, 1997,
    1996, and 1995......................................................... F-11

Consolidated  Statements of Changes in  Stockholders'  Equity for the years ended December 31, 1997, 1996, and 1995................................ F-12

Consolidated  Statements  of Cash Flows for the years  ended  December  31,
    1997, 1996, and 1995................................................... F-13

Notes to Consolidated Financial Statements................................. F-14

                                   BAILEY FINANCIAL CORPORATION
                     Condensed Consolidated Statements of Financial Position

                                                                September 30,       December 31,
                                                                    1998               1997
                                                               -------------      -------------
Assets                                                           (Unaudited)
Cash and cash equivalents:
   Cash and due from banks                                     $   6,181,166      $   7,099,758
   Federal funds sold                                              1,100,000          2,175,000
                                                               -------------      -------------
                                                                   7,281,166          9,274,758

Time deposits with other banks                                       264,824            355,860
Investments held-to-maturity (estimated market value;
   1998 - $13,568,166; 1997 - $7,873,123)                         13,140,299          7,543,626

Investments available-for-sale                                    24,238,963         34,237,406

Loans receivable                                                 113,257,198        111,978,613
   Less allowance for loan losses                                 (1,248,783)        (1,045,222)
                                                               -------------      -------------
      Loans, net                                                 112,008,415        110,933,391

Premises and equipment, net                                        5,688,612          4,828,091
Accrued interest receivable                                        1,229,644          1,500,164
Investment in unconsolidated subsidiary                            3,001,368          2,813,036
Other real estate owned                                              289,861            380,454
Other assets                                                       1,512,046          1,434,188
                                                               -------------      -------------

            Total assets                                       $ 168,655,198      $ 173,300,974
                                                               =============      =============

Liabilities
Deposits:
   Non-interest bearing transaction accounts                   $  12,339,576      $  13,065,611
   Interest bearing transaction accounts                          41,277,096         46,341,363
   Savings                                                        23,053,550         23,023,049
   Certificates of deposit $100,000 and over                      14,685,733          9,187,072
   Other time deposits                                            42,612,442         44,212,741
                                                               -------------      -------------
                                                                 133,968,397        135,829,836
Federal funds purchased and securities sold
   under agreements to repurchase                                  3,925,000         11,100,000
Advances from the Federal Home Loan Bank                          10,187,000          7,187,000
Long-term debt                                                     2,910,000          3,300,000
Accrued interest payable                                             873,046            845,283
Other liabilities                                                    654,342            453,756
                                                               -------------      -------------
            Total liabilities                                    152,517,785        158,715,875
                                                               -------------      -------------

Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized;
   95,140 shares issued and outstanding                                  951                951
Capital surplus                                                    7,501,132          7,501,132
Accumulated other comprehensive income                               203,746            104,596
Retained earnings                                                  8,431,584          6,978,420
                                                               -------------      -------------
            Total stockholders' equity                            16,137,413         14,585,099
                                                               -------------      -------------

            Total liabilities and stockholders' equity         $ 168,655,198      $ 173,300,974
                                                               =============      =============


See notes to condensed consolidated financial statements.

                          BAILEY FINANCIAL CORPORATION
                   Condensed Consolidated Statements of Income
                                   (Unaudited)

                                                  Nine Months Ended  September 30,
                                                  --------------------------------
                                                        1998             1997
                                                   -----------      -----------
Interest income:  Loans, including fees            $ 7,895,469      $ 7,430,424
  Investment securities:
    Taxable                                          1,377,790        1,426,121
    Tax-exempt                                         412,832          257,157
  Federal funds sold                                   219,460           52,050
  Time deposits with other banks                        12,197             --
                                                   -----------      -----------
          Total interest income                      9,917,748        9,365,752
                                                   -----------      -----------

Interest expense:
  Deposit accounts                                   3,793,799        3,715,435
  Federal funds purchased and
    securities sold under agreements
    to repurchase                                      342,675          219,570
  Advances from the FHLB                               400,740          113,178
  Long-term debt                                       189,329          215,988
                                                   -----------      -----------
          Total interest expense                     4,726,543        4,264,171
                                                   -----------      -----------
Net interest income                                  5,191,205        5,101,581
Provision for loan losses                              315,000          350,000
                                                   -----------      -----------
Net interest income after provision
  for loan losses                                    4,876,205        4,751,581
                                                   -----------      -----------

Other income:
  Income from fiduciary activities                     933,000          890,000
  Service charges on deposit accounts                  604,219          516,039
  Income (loss) of Bailey Agency                        25,855          (51,238)
  Gain on sales of investments                         163,826           23,656
  Other income                                         348,822          249,092
                                                   -----------      -----------
          Total other income                         2,075,722        1,627,549
                                                   -----------      -----------

Other expenses:
  Salaries and employee benefits                     2,414,021        2,391,103
  Net occupancy expense                                856,812          964,092
  Other expense                                      1,332,076        1,408,191
                                                   -----------      -----------
          Total other expenses                       4,602,909        4,763,386
                                                   -----------      -----------

Income before income taxes and
  equity in net income (loss) of
  unconsolidated subsidiary                          2,349,018        1,615,744
Equity in net income (loss) of
  unconsolidated subsidiary                            191,782          (32,890)
                                                   -----------      -----------

Income before income taxes                           2,540,800        1,582,854
Income tax provision                                   819,341          532,420
                                                   -----------      -----------
Net income                                         $ 1,721,459      $ 1,050,434
                                                   ===========      ===========

Earnings per share:
  Average shares outstanding                            95,140           95,140
  Net income                                       $     18.09      $     11.04


See notes to condensed consolidated financial statements.

                          BAILEY FINANCIAL CORPORATION
            Condensed Consolidated Statements of Comprehensive Income
                                   (Unaudited)

                                                 Nine Months Ended September  30,
                                                 --------------------------------
                                                      1998              1997
                                                  -----------       -----------
Net income                                        $ 1,721,459       $ 1,050,434
                                                  -----------       -----------

Other comprehensive income, net of tax:

  Unrealized gains (losses) on
    securities during the period                      207,276            99,403

  Less: reclassification adjustment
    for gains included in net income                 (108,126)          (15,613)
                                                  -----------       -----------

Other comprehensive income                             99,150            83,790
                                                  -----------       -----------

Comprehensive income                              $ 1,820,609       $ 1,134,224
                                                  ===========       ===========





See notes to condensed consolidated financial statements.

                                                    BAILEY FINANCIAL CORPORATION
                                     Consolidated Statements of Changes in Stockholders' Equity
                                            for the nine months ended September 30, 1998
                                                             (Unaudited)







                                                                                  Accumulated
                                           Common Stock                               Other
                                ----------------------------         Capital     Comprehensive      Retained
                                    Shares          Amount           Surplus         Income         Earnings             Total
                                -----------      -----------      -----------     -----------     ------------      ------------
Balance, December 31, 1997           95,140      $       951      $ 7,501,132     $   104,596     $  6,978,420      $ 14,585,099

Net income                                                                                           1,721,459         1,721,459

Cash dividends declared
  - $2.82 per share                (268,295)        (268,295)

Other comprehensive income           99,150           99,150
                                -----------      -----------      -----------     -----------     ------------      ------------

Balance, September 30, 1998          95,140      $       951      $ 7,501,132     $   203,746     $  8,431,584      $ 16,137,413
                                ===========      ===========      ===========     ===========     ============      ============





See notes to condensed consolidated financial statements.

                                      BAILEY FINANCIAL CORPORATION
                             Condensed Consolidated Statements of Cash Flows
                                               (Unaudited)

                                                                        Nine months ended September 30,
                                                                        -------------------------------
                                                                             1998              1997
                                                                        ------------      ------------
Operating activities:
  Net income                                                            $  1,721,459      $  1,050,153
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Provision for loan losses                                              315,000           350,000
      Depreciation and amortization                                          369,129           387,359
      Accretion less amortization on investments                            (145,759)          (69,141)
      Gain on sales of investments                                          (163,826)          (15,841)
      Amortization of loan fees and costs                                    141,807           159,963
      Equity in net (income) loss of unconsolidated subsidiary              (191,782)           32,890
      (Increase) decrease in interest receivable and other assets            576,655           247,932
      Increase (decrease) in interest payable and other liabilities          168,100            (6,090)
                                                                        ------------      ------------
          Net cash provided by operating activities                        2,790,783         2,137,225
                                                                        ------------      ------------
Investing activities:
  Maturities of time deposits with other banks                                91,036              --
  Proceeds from sales of investments available-for-sale                   38,905,873         8,221,557
  Maturities of investments available-for-sale                            11,456,830         4,952,267
  Purchases of investments available-for-sale                            (40,016,671)      (19,515,465)
  Maturities of investments held-to-maturity                                 190,000           909,000
  Purchases of investments held-to-maturity                               (5,661,828)       (4,248,523)
  Net increase in loans made to customers                                 (1,531,831)       (4,100,369)
  Purchases of premises and equipment                                     (1,229,650)         (232,674)
  Purchase of Federal Home Loan Bank stock                                  (293,400)         (315,300)
                                                                        ------------      ------------
          Net cash provided (used) by investing activities                 1,910,359       (14,329,507)
                                                                        ------------      ------------
Financing activities:
  Net increase (decrease) in deposit accounts                             (1,861,439)        4,189,895
  Net increase (decrease) in federal funds purchased
    and securities sold under agreements to repurchase                    (7,175,000)        4,850,000
  Advances from the Federal Home Loan Bank                                 3,000,000         7,187,000
  Repayments of long-term debt                                              (390,000)         (100,000)
  Cash dividends paid                                                       (268,295)         (228,336)
                                                                        ------------      ------------
           Net cash provided (used) by financing activities               (6,694,734)       15,898,559
                                                                        ------------      ------------

Net increase (decrease) in cash and cash equivalents                      (1,993,592)        3,706,277

Cash and cash equivalents, beginning                                       9,274,758         6,844,030
                                                                        ------------      ------------

Cash and cash equivalents, ending                                       $  7,281,166      $ 10,550,307
                                                                        ============      ============
Cash paid during the period for:
  Income taxes                                                          $    850,120      $    767,706
  Interest                                                                 4,698,780         4,119,035

See notes to condensed consolidated financial statements.

                          BAILEY FINANCIAL CORPORATION
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they are condensed and omit disclosures which would substantially duplicate those contained in the notes to the annual financial statements. The financial statements as of September 30, 1998 and for the interim periods ended September 30, 1998 and 1997 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. The financial information as of December 31, 1997 has been derived from the audited financial statements as of that date. For further information, refer to the financial statements and the notes included in Bailey's annual financial statements included elsewhere herein.

Note 2 - Adoption of Accounting Principle

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Prior periods have been reclassified to reflect the application of the provisions of SFAS 130. The following table sets forth the amounts of other comprehensive income included in equity along with the related tax effect for the nine months ended September 30, 1998 and 1997 and for the three months ended September 30, 1998 and 1997:


                                                             Pre-tax              (Expense)           Net of tax
For the Nine Months Ended September 30, 1998:                 Amount               Benefit               Amount
                                                         ---------------      ----------------     ---------------
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses) arising
    during the period                                    $       314,054      $       (106,778)    $       207,276
  Plus: reclassification adjustment for gains
    (losses) realized in net income                             (163,826)               55,700            (108,126)
                                                         ---------------      ----------------     ---------------
Net unrealized gains (losses) on securities                      150,228               (51,078)             99,150
                                                         ---------------      ----------------     ---------------

Other comprehensive income                               $       150,228      $        (51,078)    $        99,150
                                                         ===============      ================     ===============

                                                             Pre-tax              (Expense)           Net of tax
For the Nine Months Ended September 30, 1997:                 Amount               Benefit               Amount
                                                         ---------------      ----------------     ---------------
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses) arising
    during the period                                    $       150,610      $        (51,207)    $        99,403
  Plus: reclassification adjustment for gains
    (losses) realized in net income                              (23,656)                8,043             (15,613)
                                                         ---------------      ----------------     ---------------
Net unrealized gains (losses) on securities                      126,954               (43,164)             83,790
                                                         ---------------      ----------------     ---------------

Other comprehensive income                               $       126,954      $        (43,164)    $        83,790
                                                         ===============      ================     ===============

                                                             Pre-tax              (Expense)           Net of tax
For the Quarter Ended September 30, 1998:                     Amount               Benefit                 Amount
                                                         ---------------      ----------------     ---------------
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses) arising
    during the period                                    $       228,837      $        (77,805)    $       151,032
  Plus: reclassification adjustment for gains (losses)
    realized in net income                                       (57,425)               18,606             (38,819)
                                                         ---------------      ----------------     ---------------
Net unrealized gains (losses) on securities                      171,412               (59,199)            112,213
                                                         ---------------      ----------------     ---------------

Other comprehensive income                               $       171,412      $        (59,199)    $       112,213
                                                         ===============      ================     ===============

                          BAILEY FINANCIAL CORPORATION

                                                             Pre-tax              (Expense)           Net of tax
For the Quarter Ended September 30, 1997:                     Amount               Benefit              Amount
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses) arising
    during the period                                    $       124,086      $        (42,189)    $        81,897
  Plus: reclassification adjustment for gains (losses)
    realized in net income                                        (1,072)                  364                (708)
                                                         ---------------      ----------------     ---------------
Net unrealized gains (losses) on securities                      123,014               (41,825)             81,189
                                                         ---------------      ----------------     ---------------

Other comprehensive income                               $       123,014      $        (41,825)    $        81,189
                                                         ===============      ================     ===============


Accumulated other comprehensive income consists solely of the unrealized gain on securities available-for-sale, net of the deferred tax effects.

Note 3 - Investment in Unconsolidated Subsidiary

The Company's investment in unconsolidated subsidiary was affected by the actions taken at the April 16, 1998 stockholders meeting of the Rock Hill Bank. Stockholders of the Rock Hill Bank approved an amendment to eliminate Class B common stock (including separate voting and distribution rights), Class B directors, and the right of first refusal held by the Rock Hill Bank on any proposed transfer by Bailey of the Class A or Class B shares that Bailey owns.

Subsequent to these actions, the Rock Hill Bank held a secondary stock offering whereby an additional 776,250 shares of stock were issued. Effective August 3, 1998, Bailey's investment in the unconsolidated subsidiary decreased to 22.2% of the outstanding common stock.

Note 4 - Merger Agreement

On September 24, 1998, the Company executed a definitive agreement to merge with Anchor Financial Corporation. The proposed merger is subject to various conditions, including approval by the Company's stockholders and approvals by appropriate regulatory agencies.

If the proposed merger is consummated, the Company will owe a fee of 1% of the gross transaction value at the time of the closing of the merger to an investment banking firm. Additionally, the same investment banking firm has been engaged to perform the Company's due diligence procedures for a fee of $175,000. This fee is due upon delivery of a written report to the Company's board of directors.

                          Independent Auditors' Report





The Board of Directors
Bailey Financial Corporation
Clinton, South Carolina

We have audited the accompanying consolidated statements of financial position of Bailey Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bailey Financial Corporation as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/Tourville, Simpson & Henderson
---------------------------------
Tourville, Simpson & Henderson

Columbia, South Carolina
January 30, 1998

                                  BAILEY FINANCIAL CORPORATION
                          Consolidated Statements of Financial Position
                                   December 31, 1997 and 1996


Assets                                                               1997               1996
                                                               -------------      -------------
Cash and cash equivalents:
   Cash and due from banks                                     $   7,099,758      $   6,744,030
   Federal funds sold                                              2,175,000            100,000
                                                               -------------      -------------
                                                                   9,274,758          6,844,030

Time deposits with other banks                                       355,860               --
Investments held-to-maturity (estimated market value;
   1997 - $7,873,123; 1996 - $4,341,243)                           7,543,626          4,109,096

Investments available-for-sale                                    34,237,406         26,770,466

Loans receivable                                                 111,978,613        102,848,823
   Less allowance for loan losses                                 (1,045,222)        (1,317,701)
                                                               -------------      -------------
      Loans, net                                                 110,933,391        101,531,122

Premises and equipment, net                                        4,828,091          5,112,977
Accrued interest receivable                                        1,500,164          1,298,024
Investment in unconsolidated subsidiary                            2,813,036          2,791,162
Other real estate owned                                              380,454            249,384
Other assets                                                       1,434,188          1,005,973
                                                               -------------      -------------

            Total assets                                       $ 173,300,974      $ 149,712,234
                                                               =============      =============

Liabilities
Deposits:
   Non-interest bearing transaction accounts                   $  13,065,611      $  12,066,169
   Interest bearing transaction accounts                          46,341,363         40,269,955
   Savings                                                        23,023,049         23,243,976
   Certificates of deposit $100,000 and over                       9,187,072          9,737,671
   Other time deposits                                            44,212,741         42,917,795
                                                               -------------      -------------
                                                                 135,829,836        128,235,566
Federal funds purchased and securities sold
   under agreements to repurchase                                 11,100,000          3,225,000
Advances from the Federal Home Loan Bank                           7,187,000               --
Long-term debt                                                     3,300,000          3,500,000
Accrued interest payable                                             845,283            644,310
Other liabilities                                                    453,756            694,596
                                                               -------------      -------------
            Total liabilities                                    158,715,875        136,299,472
                                                               -------------      -------------

Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized;
   95,140 shares issued and outstanding                                  951                951
Capital surplus                                                    7,501,132          7,501,132
Unrealized gain on investments available-for-sale, net               104,596             63,542
Retained earnings                                                  6,978,420          5,847,137
                                                               -------------      -------------
            Total stockholders' equity                            14,585,099         13,412,762
                                                               -------------      -------------

            Total liabilities and stockholders' equity         $ 173,300,974      $ 149,712,234
                                                               =============      =============



The accompanying notes are an integral part of the consolidated financial statements.

                                        BAILEY FINANCIAL CORPORATION
                                     Consolidated Statements of Income
                            for the years ended December 31, 1997, 1996 and 1995


                                                                1997             1996            1995
                                                            ------------     ------------     ------------
Interest income:
  Loans, including fees                                     $ 10,011,821     $  9,504,502     $  9,223,827
  Investment securities:
    Taxable                                                    1,953,821        1,981,208        1,615,102
    Tax-exempt                                                   374,840          325,955          357,733
  Federal funds sold                                             343,029          365,333          326,254
  Time deposits with other banks                                   1,897             --               --
                                                            ------------     ------------     ------------
          Total interest income                               12,685,408       12,176,998       11,522,916
                                                            ------------     ------------     ------------

Interest expense:
  Deposit accounts                                             4,933,303        5,186,584        4,758,382
  Federal funds purchased and securities sold
    under agreements to repurchase                               361,083          299,373          309,714
  Advances from the Federal Home Loan Bank                       222,362             --               --
  Long-term debt                                                 286,912          206,441          121,397
                                                            ------------     ------------     ------------
          Total interest expense                               5,803,660        5,692,398        5,189,493
                                                            ------------     ------------     ------------

Net interest income                                            6,881,748        6,484,600        6,333,423
Provision for loan losses                                        490,000          230,000          287,500
                                                            ------------     ------------     ------------
Net interest income after provision for loan losses            6,391,748        6,254,600        6,045,923
                                                            ------------     ------------     ------------

Other income:
  Income from fiduciary activities                             1,096,950          979,993          862,955
  Service charges on deposit accounts                            696,279          658,404          623,122
  Income (loss) of William J. Bailey Agency                      (64,505)          (9,827)         (32,634)
  Gain on sales of investments available-for-sale                  8,560            1,545             --
  Other income                                                   360,091          356,541          219,782
                                                            ------------     ------------     ------------
          Total other income                                   2,097,375        1,986,656        1,673,225
                                                            ------------     ------------     ------------

Other expenses:
  Salaries and employee benefits                               3,123,733        3,033,674        2,825,189
  Net occupancy expense                                          929,802          878,017          816,574
  Other expense                                                2,375,111        2,118,313        2,162,169
                                                            ------------     ------------     ------------
          Total other expenses                                 6,428,646        6,030,004        5,803,932
                                                            ------------     ------------     ------------

Income before income taxes and equity in net income
(loss) of unconsolidated subsidiary                            2,060,477        2,211,252        1,915,216

Equity in net income (loss) of unconsolidated subsidiary          14,888         (268,838)            --
                                                            ------------     ------------     ------------

Income before income taxes                                     2,075,365        1,942,414        1,915,216

Income tax provision                                             630,120          610,750          578,532
                                                            ------------     ------------     ------------

Net income                                                  $  1,445,245     $  1,331,664     $  1,336,684
                                                            ============     ============     ============

Earnings per share:
  Average shares outstanding                                      95,140           95,140           95,140
  Net income                                                $      15.19     $      14.00     $      14.05

The accompanying notes are an integral part of the consolidated financial statements.

                                            BAILEY FINANCIAL CORPORATION
                             Consolidated Statements of Changes in Stockholders' Equity
                                for the years ended December 31, 1997, 1996 and 1995


                                                                          Unrealized
                                                                           Gain on
                                      Common Stock                       Investments
                               ------------------------       Capital     Available-                    Retained
                                  Shares       Amount         Surplus    for-Sale, net     Earnings       Total
                               ---------   ------------   ------------  -------------  ------------  -------------
Balance, December 31, 1994        95,140   $        951   $  7,501,132  $    (441,254) $  3,782,928  $  10,843,757

Net income                                                                                1,336,684      1,336,684

Cash dividends declared
  - $3.15 per share                                                                        (299,691)      (299,691)

Change in fair value
  during the year                                                             677,461                      677,461
                               ---------   ------------   ------------  -------------  ------------  -------------

Balance, December 31, 1995        95,140            951      7,501,132        236,207     4,819,921     12,558,211

Net income                                                                                1,331,664      1,331,664

Cash dividends declared
  - $3.20 per share                                                                        (304,448)      (304,448)

Change in fair value
  during the year                                                            (172,665)                    (172,665)
                               ---------   ------------   ------------  -------------  ------------  -------------

Balance, December 31, 1996        95,140   $        951   $  7,501,132  $      63,542  $  5,847,137  $  13,412,762

Net income                                                                                1,445,245      1,445,245

Cash dividends declared
  - $3.30 per share                                                                        (313,962)      (313,962)

Change in fair value
  during the year                                                              41,054                       41,054
                               ---------   ------------   ------------  -------------  ------------  -------------

Balance, December 31, 1997        95,140   $        951   $  7,501,132  $     104,596  $  6,978,420  $  14,585,099
                               =========   ============   ============  =============  ============  =============


The accompanying notes are an integral part of the consolidated financial statements.

                                            BAILEY FINANCIAL CORPORATION
                                       Consolidated Statements of Cash Flows
                                for the years ended December 31, 1997, 1996 and 1995

                                                                         1997             1996            1995
                                                                    ------------     ------------     ------------
Operating activities:
  Net income                                                        $  1,445,245     $  1,331,664     $  1,336,684
  Adjustments to reconcile net income to net
    cash provided by operating activities
      Provision for loan losses                                          490,000          230,000          287,500
      Depreciation and amortization                                      533,506          514,099          458,105
      Accretion less amortization on investments                        (100,240)        (153,296)        (150,955)
      Deferred income tax provision (benefit)                            127,810          (41,356)         129,998
      (Gain) loss on disposal of other real estate                         1,028          (71,622)            --
      Gain on investments available-for-sale                              (8,560)          (1,545)            --
      Amortization of loan fees and costs                                207,698          204,614          196,863
      Provision for losses on other real estate                           18,962           17,498           30,445
      Losses on disposal of premises and equipment                        17,487             --               --
      Equity in net (income) loss of unconsolidated subsidiary           (14,888)         268,838             --
      Increase in interest receivable                                   (202,140)          (6,622)        (130,554)
      Increase (decrease) in interest payable                            200,973         (124,273)         252,042
      Increase in other assets                                          (101,393)        (294,179)        (317,345)
      Increase (decrease) in other liabilities                          (390,329)         338,016          427,146
                                                                    ------------     ------------     ------------
          Net cash provided by operating activities                    2,225,159        2,211,836        2,519,929
                                                                    ------------     ------------     ------------

Investing activities:
  Purchases of time deposits with other banks                           (355,860)            --               --
  Proceeds from sales of investments available-for-sale                9,168,665        1,998,455             --
  Maturities of investments available-for-sale                         7,837,778       15,019,978       10,658,121
  Purchases of investments available-for-sale                        (24,315,365)     (15,819,867)     (13,206,995)
  Maturities of investments held-to-maturity                             909,000          700,000          300,000
  Purchases of investments held-to-maturity                           (4,348,523)            --               --
  Proceeds from sale of other real estate                                249,881          402,802          193,521
  Net increase in loans made to customers                            (10,500,908)      (7,171,383)      (4,120,097)
  Purchases of premises and equipment                                   (266,107)        (128,065)        (336,222)
  Investment in unconsolidated subsidiary                                   --         (2,710,000)        (350,000)
  Purchase of Federal Home Loan Bank stock                              (315,300)         (23,800)            --
                                                                    ------------     ------------     ------------
          Net cash used by investing activities                      (21,936,739)      (7,731,880)      (6,861,672)
                                                                    ------------     ------------     ------------

Financing activities:
  Net increase (decrease) in deposit accounts                          7,594,270       (2,443,284)      10,890,818
  Net increase (decrease) in federal funds purchased
    and securities sold under agreements to repurchase                 7,875,000         (500,000)       1,375,000
  Advances from the Federal Home Loan Bank                             7,187,000             --               --
  Advances of long-term debt                                                --          3,500,000             --
  Repayments of long-term debt                                          (200,000)      (1,200,000)        (150,000)
  Cash dividends paid                                                   (313,962)        (304,448)        (299,691)
                                                                    ------------     ------------     ------------
          Net cash provided (used) by financing activities            22,142,308         (947,732)      11,816,127
                                                                    ------------     ------------     ------------


Net increase (decrease) in cash and cash equivalents                   2,430,728       (6,467,776)       7,474,384

Cash and cash equivalents, beginning                                   6,844,030       13,311,806        5,837,422
                                                                    ------------     ------------     ------------

Cash and cash equivalents, ending                                   $  9,274,758     $  6,844,030     $ 13,311,806
                                                                    ============     ============     ============

The accompanying notes are an integral part of the consolidated financial statements.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation - Bailey Financial Corporation, a bank holding company (the Company), and its subsidiaries, M.S. Bailey & Son, Bankers (Bailey) and The Saluda County Bank (Saluda) provide banking services to domestic markets principally in Laurens County and Saluda County, South Carolina, respectively. Bailey also provides certain insurance services through a department of the Bank operated under the name of The William J. Bailey Agency. The consolidated financial statements include the accounts of the parent company and its wholly-owned subsidiaries after elimination of all significant intercompany balances and transactions.

Investment Securities Held-to-Maturity - Investment securities held-to-maturity are stated at cost, adjusted for amortization of premium and accretion of discount both computed by the straight-line method. The Company has the ability and management has the intent to hold designated investment securities to maturity. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security.

Investment Securities Available-for-Sale - Investment securities available-for-sale are carried at amortized cost and adjusted to estimated market value by recognizing the aggregate unrealized gains or losses in a valuation account. Aggregate market valuation adjustments are recorded in stockholders' equity net of deferred income taxes. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security. The adjusted cost basis of investments available-for-sale is determined by specific identification and is used in computing the gain or loss upon sale.

Loans - Loans are stated at their unpaid principal balance. Interest income is computed using the simple interest method and is recorded in the period earned.

When serious doubt exists as to the collectibility of a loan or when a loan becomes 90 days past due as to principal or interest, interest income is generally discontinued unless the estimated net realizable value of collateral exceeds the principal balance and accrued interest. When interest accruals are discontinued, income earned but not collected is reversed.

Impaired loans are measured based on the present value of discounted expected cash flows. When it is determined that a loan is impaired, a direct charge to bad debt expense is made for the difference between the net present value of expected future cash flows based on the contractual rate and discount rate and the Company's recorded investment in the related loan. The corresponding entry is to a related valuation account. Interest is discontinued on impaired loans when management determines that a borrower may be unable to meet payments as they become due.

Loan Fees and Costs - Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are being deferred and amortized to income over the contractual life of the related loans or commitments, adjusted for prepayments, using the level yield method. Net deferred fees and costs associated with the origination of home equity lines of credit are being amortized to income over the contractual life of the lending agreement using the straight-line method.

Allowance for Loan Losses - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current economic conditions which may affect the borrowers' ability to pay and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for possible loan losses and recoveries on loans previously charged off are added to the allowance.

Premises and Equipment - Premises and equipment are recorded at cost, less accumulated depreciation. The provision for depreciation is computed principally by the straight-line method over the estimated useful lives: buildings and improvements - 10 to 40 years; furniture and equipment - 5 to 10 years. The cost of assets sold or otherwise disposed of, and the related accumulated depreciation are eliminated from the accounts and the resulting gains or losses are reflected in the income statement. Maintenance and repairs are charged to current expense as incurred, and the costs of major renewals and improvements are capitalized.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Investment in Unconsolidated Subsidiary - The Company records its investment in Rock Hill Bank & Trust (Rock Hill Bank) under the equity method of accounting. Accordingly, the investment in unconsolidated subsidiary account is adjusted to reflect the Company's prorata share of the Rock Hill Bank's earnings or losses and its changes in unrealized gains or losses on investment securities available-for-sale. The carrying amount is also reduced by any dividends received from the Rock Hill Bank. (See Note 6).

Other Real Estate Owned - Other real estate owned includes real estate acquired through foreclosure and loans accounted for as in-substance foreclosures. Collateral is considered foreclosed in-substance when the borrower has little or no equity in the fair value of the collateral, proceeds for repayment of the debt can be expected to come only from the sale of the collateral and it is doubtful that the borrower can rebuild equity or otherwise repay the loan in the foreseeable future. Other real estate owned is initially recorded at the lower of cost (principal balance of the former loan plus costs of improvements) or estimated fair value. Any write-downs at the dates of acquisition are charged to the allowance for loan losses. Expenses to maintain such assets, subsequent writedowns, and gains and losses on disposal are included in other expenses.

Federal Home Loan Bank Stock - Other assets include the cost of Bailey's investment in the stock of the Federal Home Loan Bank. The stock has no quoted market value and no ready market exists. Investment in Federal Home Loan Bank stock is a condition of borrowing from the Federal Home Loan Bank, and the stock is pledged to secure any borrowings. At December 31, 1997 and 1996, the investment in Federal Home Loan Bank stock was $653,400 and $338,100, respectively. Dividends received on Federal Home Loan Bank stock are included in other income.

Income Taxes - The income tax provision is the sum of amounts currently payable to taxing authorities and the net changes in income taxes payable or refundable in future years. Income taxes deferred to future years are determined utilizing a liability approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting and tax bases of certain assets and liabilities, principally the allowance for loan losses and depreciable premises and equipment.

Earnings Per Share - Earnings per share is calculated by dividing net income by the weighted average number of shares outstanding during the year.

Statement of Cash Flows - For purposes of reporting cash flows, the Company considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

During  1997,  1996 and  1995,  the  Company  paid  $5,602,687,  $5,816,672  and
$4,937,451, respectively for interest. Cash paid for income taxes was $828,706, $612,405 and $375,932 in 1997, 1996 and 1995, respectively.

Supplemental noncash investing activities are as follows: During 1997, 1996 and 1995, the banking subsidiaries reclassified loans aggregating $400,941, $165,600 and $403,283, respectively, as foreclosures of real estate and repossessed assets.

Changes in the valuation account of investments available-for-sale, including the deferred tax effects, are considered noncash transactions for purposes of the statement of cash flows and are presented in detail in the notes to the financial statements.

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the banking subsidiaries have entered into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of loans receivable, investment securities, federal funds sold and amounts due from banks. Management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions. Although the banking subsidiaries' loan portfolios are diversified, a substantial portion of their borrowers' ability to honor the terms of their loans is dependent on business and economic conditions in Laurens County, Saluda County and the surrounding areas. Management does not believe credit risk is associated with obligations of the United States, its agencies or its corporations. The banking subsidiaries have invested in obligations of states and political subdivisions all of which are within the state of South Carolina. Management believes that the credit risk associated with these securities is limited due to the diversity of the portfolio. The banking subsidiaries place their deposits and correspondent accounts with and sell federal funds to high credit quality institutions. Management believes credit risk associated with these financial instruments is not significant.

Management's Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications   -  Certain  captions  and  amounts  in  the  1996  and  1995 consolidated financial statements were reclassified to conform with the 1997 presentation.

NOTE 2 - CASH AND DUE FROM BANKS

The banking subsidiaries are required by regulation to maintain an average cash reserve balance computed as a percentage of deposits. At December 31, 1997 and 1996, the amount of the required cash reserve was satisfied by vault cash on hand.

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated market value of investments available-for-sale at December 31, 1997 and 1996 were:

                                                                               1997
                                              -------------------------------------------------------------------
                                                                       Gross          Gross           Estimated
                                                   Amortized        Unrealized      Unrealized          Market
                                                     Cost              Gains          Losses            Value
                                              ----------------   ---------------  ---------------  --------------
  U.S. Treasuries                              $     14,659,173   $        96,022  $         7,613  $   14,747,582
  U.S. Government agencies and
   corporations                                      18,756,346            54,511           21,587      18,789,270
  Obligations of state and political
   subdivisions                                         681,386            19,483              315         700,554
                                               ----------------   ---------------  ---------------  --------------

                                               $     34,096,905   $       170,016  $        29,515  $   34,237,406
                                               ================   ===============  ===============  ==============

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 3 - INVESTMENT SECURITIES - Continued

                                                                               1996
                                               -------------------------------------------------------------------
                                                                       Gross            Gross         Estimated
                                                  Amortized         Unrealized       Unrealized         Market
                                                     Cost              Gains            Losses          Value
                                               ----------------   ---------------  ---------------  --------------
  U.S. Treasuries                              $     12,026,536   $        93,216  $        23,485  $   12,096,267
  U.S. Government agencies and
   corporations                                      13,816,934            67,032           63,068      13,820,898
  Obligations of state and political
   subdivisions                                         830,719            23,957            1,375         853,301
                                               ----------------   ---------------  ---------------  --------------

                                               $     26,674,189   $       184,205  $        87,928  $   26,770,466
                                               ================   ===============  ===============  ==============

The amortized cost and estimated market value of investments held-to-maturity at December 31, 1997 and 1996 were:

                                                                               1997
                                               -------------------------------------------------------------------
                                                                       Gross            Gross         Estimated
                                                  Amortized         Unrealized       Unrealized         Market
                                                     Cost              Gains            Losses          Value
                                               ----------------   ---------------  ---------------  --------------
  Obligations of state and political
    subdivisions                               $      7,543,626   $       330,556  $         1,059  $    7,873,123
                                               ================   ===============  ===============  ==============
                                                                               1996
                                               -------------------------------------------------------------------
                                                                       Gross            Gross         Estimated
                                                  Amortized         Unrealized       Unrealized         Market
                                                     Cost              Gains            Losses          Value
                                               ----------------   ---------------  ---------------  --------------
  Obligations of state and political
    subdivisions                               $      4,109,096   $       232,537  $           390  $    4,341,243
                                               ================   ===============  ===============  ==============

The amortized cost and estimated market value of investments available-for-sale at December 31, 1997 based on their contractual maturities are summarized below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without penalty.

                                                                       Estimated
                                                      Amortized          Market
                                                        Cost             Value
                                                    -----------      -----------
Due within one year                                 $ 6,830,000      $ 6,831,003
Due after one year but within five years             20,649,303       20,797,731
Due after five years but within ten years             1,085,000        1,090,765
Due after ten years                                   1,130,180        1,121,496
                                                    -----------      -----------
                                                     29,694,483       29,840,995
Mortgage-backed securities                            4,402,422        4,396,411
                                                    -----------      -----------
                                                    $34,096,905      $34,237,406
                                                    ===========      ===========

                                      F-17

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 3 - INVESTMENT SECURITIES - Continued

The amortized cost and estimated market value of investments held-to-maturity at December 31, 1997 based on their contractual maturities are summarized below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations without penalty.

                                                                      Estimated
                                                       Amortized        Market
                                                         Cost            Value
                                                      ----------      ----------
Due within one year                                   $  129,957      $  130,733
Due after one year but within five years               2,778,103       2,916,123
Due after five years but within ten years                723,676         772,078
Due after ten years                                    3,911,890       4,054,189
                                                      ----------      ----------

                                                      $7,543,626      $7,873,123
                                                      ==========      ==========

At December 31, 1997 and 1996, investment securities with a book value of $9,748,500 and $12,357,456 and a market value of $9,902,958 and $12,495,294, respectively, were pledged as collateral to secure public and trust deposits, and for other purposes as required and permitted by law.

Proceeds from sales of investments available-for-sale during 1997 and 1996 were $9,168,665 and $1,998,455, with realized gains of $25,042 and $2,518 and realized losses of $16,482 and $973. There were no sales of investments in 1995.

NOTE 4 - LOANS

At December 31, 1997 and 1996, loans consisted of the following:

                                                   1997                  1996
                                              ------------          ------------
Commercial                                    $ 22,118,694          $ 22,587,549

Real estate                                     60,102,816            59,086,136
Consumer                                        25,292,326            17,072,137
Home equity                                      4,464,777             4,103,001
                                              ------------          ------------

     Total loans                              $111,978,613          $102,848,823
                                              ============          ============

The Company identifies impaired loans through its normal internal loan review process. Loans on the Company's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due including accrued interest at the contractual interest rate for the period of delay are expected to be collected. At December 31, 1997, management reviewed its problem loan list and determined that no impairment on loans existed that would have a material effect on the Company's consolidated financial statements.

The accrual of interest is discontinued on impaired loans when management anticipates that a borrower may be unable to meet the obligations of the note. Accrued interest through the date the interest is discontinued is reversed. Subsequent interest earned is recognized only to the point that cash payments are received. All payments are applied to principal if the ultimate amount of principal is not expected to be collected.

As of December 31, 1997 and 1996, management had placed loans totaling $563,000 and $1,614,000 in nonaccrual status because the loans were not performing as originally contracted. Loans ninety days or more past due and still accruing interest were $11,000 and $9,000, at December 31, 1997 and 1996, respectively. No impairment has been recognized because management has determined that the discounted value of expected proceeds from the sale of collateral, typically real estate, exceeds the carrying amount of these loans.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 4 - LOANS - Continued

Transactions in the allowance for loan losses are summarized below:

                                         1997           1996           1995
                                    -----------     -----------     -----------
Balance, beginning of year          $ 1,317,701     $ 1,233,366     $ 1,128,218
Provision charged to expense            490,000         230,000         287,500
Recoveries                              192,808         201,086         123,307
Chargeoffs                             (955,287)       (346,751)       (305,660)
                                    -----------     -----------     -----------

Balance, end of year                $ 1,045,222     $ 1,317,701     $ 1,233,365
                                    ===========     ===========     ===========

In the normal course of business the banking subsidiaries are parties to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial position. The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The banking subsidiaries use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained if deemed necessary is based on management's credit evaluation of the counter-party.

Collateral  held for  commitments to extend credit and standby letters of credit
varies  but  may  include  accounts  receivable,   inventory,  property,  plant,
equipment and income-producing commercial properties.

At December 31, 1997 and 1996, the banking subsidiaries had unfunded commitments to extend credit and letters of credit totaling $18,569,002 and $15,493,020, respectively. At December 31, 1997 and 1996, the banking subsidiaries had not committed to extend additional credit to borrowers having loans in non-accrual status.

NOTE 5 - PREMISES AND EQUIPMENT

At December 31, 1997 and 1996, premises and equipment consisted of the following:


                                                    1997                1996
                                               ------------        -------------
Land                                           $    787,696        $    782,696
Office and building                               4,422,046           4,450,194
Furniture and equipment                           5,130,390           4,888,671
                                               ------------        ------------
                                                 10,340,132          10,121,561
Less, accumulated depreciation                   (5,512,041)         (5,008,584)
                                               ------------        ------------

                                               $  4,828,091        $  5,112,977
                                               ============        ============

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 6 - INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

The Company entered into an agreement with a group of investors in 1995 to form a state-chartered bank known as Rock Hill Bank & Trust. The Rock Hill Bank was capitalized by issuing two classes of common stock (Class A and Class B). As of December 31, 1997, the Company owned 100% of the Class B stock which represents 51% of the total capital of the Rock Hill Bank. Each share of Class A common stock and Class B common stock has the same rights, privileges and preferences as every other share except with respect to the election of directors and any matters which, under state law, require separate class votes. The bylaws of the Rock Hill Bank provide that the board of directors will consist of nine to fifteen directors of which seven to thirteen, as set from time to time by the Class A directors, will be Class A directors and two will be Class B directors. The holders of Class A common stock, voting as a class, have the right to elect Class A directors, and the holders of Class B common stock, voting as a class, have the right to elect Class B directors. Except for the election of directors and where class voting is required by law, each shareholder is entitled to one vote per share (regardless of class) on any issue requiring a vote at any meeting of shareholders. Due to the voting restrictions placed on the Class B stock, the Company does not maintain control with regard to the board of directors of the Rock Hill Bank and therefore the accounts and transactions of the Rock Hill Bank are not consolidated with those of the Company for financial reporting purposes.

A summary of the financial position of the Rock Hill Bank as of December 31, 1997 and 1996 and the results of its operations for the year ended December 31, 1997 and from inception to December 31, 1996 are summarized below:

                                                     1997              1996
                                                ------------       ------------
Total assets                                    $ 52,324,259       $ 28,206,803
Total liabilities                                 46,808,502         22,733,154
Net income (loss) for the period                      55,167           (527,133)

NOTE 7 - DEPOSITS

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                   1998                           $44,901,457
                   1999                             4,768,670
                   2000                             3,394,252
                   2001                               198,434
                   2002 and thereafter                137,000
                                                  -----------

                                                  $53,399,813
                                                  ===========

NOTE 8 - SHORT-TERM BORROWINGS

At December 31, 1997 and 1996, Bailey had arrangements to purchase federal funds and sell securities under agreements to repurchase from an unrelated financial institution and a municipal government, respectively. Under the terms of the agreements, Bailey may borrow at mutually agreed-upon rates for one to seven day periods. Either party may cancel the arrangement without penalty. Information concerning securities sold under agreements to repurchase for the year ended December 31, 1997 is summarized as follows:

                   Average balance during the year                $  1,054,041
                   Average interest rate during the year                  5.11%
                   Maximum month-end balance during the year      $  1,225,000

As of December 31, 1997, the amortized cost and market value of the securities underlying the agreements were $998,320 and $1,008,905, respectively.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 9 - ADVANCES FROM THE FEDERAL HOME LOAN BANK

Advances from the Federal Home Loan Bank consisted of the following at December 31, 1997:

                                                   Interest
Description                                          Rate          Balance
-----------                                          ----          -------
Fixed rate advances maturing:
  June 16, 1998                                      6.00%       $ 1,000,000
  December 15, 1998                                  5.98%         1,000,000
  March 1, 1999                                      6.04%         1,987,000
  June 16, 1999                                      6.37%         1,000,000

Adjustable rate advance maturing:
  January 19, 1999                                   5.81%       $ 2,200,000
                                                                 -----------

                                  Total                          $ 7,187,000
                                                                 ===========

Scheduled principal reductions of Federal Home Loan Bank advances are as follows:

                   1998                                         $  2,000,000
                   1999                                            5,187,000
                                                                ------------

                                  Total                         $  7,187,000
                                                                ============

As collateral, Bailey has pledged eligible first mortgage loans on one to four family residential loans which were $29,904,000 at December 31, 1997. In addition, the Company's Federal Home Loan Bank stock, which is included in other assets (See Note 1), is pledged to secure the borrowings. Certain advances are subject to prepayment penalties.

NOTE 10 - LONG-TERM DEBT

During 1996, the Company entered into a loan agreement with an unrelated financial institution to borrow $3,500,000 for the purpose of financing its investment in the Rock Hill Bank (discussed in Note 6) and for refinancing the debt borrowed for the 1993 acquisition of The Saluda County Bank. The promissory note was executed on May 6, 1996. The promissory note is an uncollateralized obligation of the Company which bears interest at the lender's prime rate less 1/4%. The promissory note provides for monthly payments of interest only, with the principal balance payable on May 15, 1999.

The loan agreement contains certain affirmative covenants relating to the amount of stockholders' equity and certain ratios relating to non-performing loans, which must be maintained by the Company. The Company was in substantial compliance with all covenants at December 31, 1997 and 1996.

NOTE 11 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

The ability of Bailey Financial Corporation to pay cash dividends is dependent upon receiving cash in the form of dividends from its banking subsidiaries. However, certain restrictions exist regarding the ability of the subsidiaries to transfer funds to Bailey Financial Corporation in the form of cash dividends. The prior approval of the Commissioner of Banking is required, and dividends are payable only from the subsidiaries' retained earnings. At December 31, 1997, the retained earnings were $2,231,596 for Bailey and $1,080,060 for Saluda. Under Federal Reserve Board regulations, the amount of loans or advances from the banking subsidiaries to the parent company are also restricted.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 12 - INCOME TAXES

Income tax expense is summarized as follows:

                                                  1997          1996         1995
                                               ---------     ---------     ---------
Currently payable:
   Federal                                     $ 439,268     $ 578,945     $ 374,965
   State                                          63,042        73,161        73,569
                                               ---------     ---------     ---------

                                                 502,310       652,106       448,534
                                               ---------     ---------     ---------
Change in deferred income taxes:
   Federal                                       136,794      (111,357)      489,854
   State                                           1,173       (18,946)      (10,863)
                                               ---------     ---------     ---------

                                                 137,967      (130,303)      478,991
                                               ---------     ---------     ---------

                                               $ 640,277     $ 521,803     $ 927,525
                                               =========     =========     =========
Income tax expense is allocated as follows:

  To continuing operations                     $ 630,120     $ 610,750     $ 578,532

  To stockholders' equity                         10,157       (88,947)      348,993
                                               ---------     ---------     ---------

                                               $ 640,277     $ 521,803     $ 927,525
                                               =========     =========     =========

Deferred income taxes result from temporary differences in the recognition of certain items of income and expense for tax and financial reporting purposes. The principal sources of these differences and the related deferred tax effects are as follows:

                                                              1997            1996         1995
                                                            ---------     ---------     ---------
Provision for loan losses                                   $ 149,656     $ (36,458)    $ (55,907)
Accumulated depreciation                                       (9,062)       14,551        19,392
Net operating loss carryforward                               (17,254)      (11,739)       (8,185)
Losses on other real estate owned                             (13,980)       44,402        (6,362)
Income (loss) on investment in unconsolidated subsidiary        5,732      (103,503)
Pension costs                                                  14,298         8,444         5,486
AMT carryforward                                                 --          44,629       175,489
Loan fees and costs                                            (3,247)         (842)       (2,284)
Other, net                                                      1,667          (840)        2,369
                                                            ---------     ---------     ---------

      Deferred tax expense (benefit) attributable to
        continuing operations                                 127,810       (41,356)      129,998

      Deferred tax expense (benefit) attributable to
        stockholders' equity                                   10,157       (88,947)      348,993
                                                            ---------     ---------     ---------

           Change in deferred income taxes                  $ 137,967     $(130,303)    $ 478,991
                                                            =========     =========     =========

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 12 - INCOME TAXES - Continued

The gross amounts of deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1996 are as follows:

                                                 1997          1996
                                               ---------     ---------
Deferred tax assets:
    Allowance for loan losses                  $ 165,941     $ 315,597
    Losses on other real estate owned             45,620        31,640
    Net operating loss carryforward               46,064        28,810
    Investment in unconsolidated subsidiary       97,771       103,503
    Organization costs                            15,271        15,271
    Other                                          4,645         6,312
                                               ---------     ---------
      Total deferred tax assets                  375,312       501,133
                                               ---------     ---------

Deferred tax liabilities:
    Accumulated depreciation                    (479,809)     (488,871)
    Loan fees and costs                          (56,706)      (59,953)
    Pension costs                                (54,862)      (40,564)
    Available-for-sale securities                (42,891)      (32,734)
                                               ---------     ---------
      Total deferred tax liabilities            (634,268)     (622,122)
                                               ---------     ---------

      Net deferred tax asset (liability)       $(258,956)    $(120,989)
                                               =========     =========

Deferred tax assets represent the future tax benefit of deductible differences, and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. Management has determined that it is more likely than not that the entire deferred tax asset at December 31, 1997 and 1996 will be realized, and accordingly, has not established a valuation allowance.

A reconciliation between the income tax expense allocated to continuing operations and the amount computed by applying the Federal statutory rate of 34% for 1997, 1996 and 1995 to income before income taxes follows:

                                                         1997          1996          1995
                                                      ---------     ---------     ---------
Tax expense at statutory rate                         $ 705,624     $ 660,421     $ 651,173
State income tax, net of federal income tax effect       42,781        29,340        37,693
Non-taxable interest income                            (150,451)     (137,061)     (143,486)
Non-deductible interest expense to carry
   tax-exempt investments                                30,812        25,972        25,995
Other, net                                                1,354        32,078         7,157
                                                      ---------     ---------     ---------

      Total                                           $ 630,120     $ 610,750     $ 578,532
                                                      =========     =========     =========

NOTE 13 - EMPLOYEE BENEFITS

The Company sponsors trusteed retirement savings plans (the Retirement Plans) provided under Section 401(k) of the Internal Revenue Code which cover substantially all employees who meet eligibility requirements. The Retirement Plans allow employees to defer portions of their eligible compensation through contributions to the Retirement Plans. Employees are allowed to contribute up to 15% of their annual salary, not to exceed $10,000 per year. Under the terms of the Retirement Plans, the banking subsidiaries may make discretionary contributions. Employer contributions designated as discretionary employer non-elective contributions vest to the participant immediately. All other employer contributions vest 100% after the employee is credited with six years of service. Employer contributions vest on a prorata basis for employees with credited service less than six years. The banking subsidiaries incurred expense of $15,071, $15,002 and $15,002 for the Retirement Plans during 1997, 1996 and 1995, respectively.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 13 - EMPLOYEE BENEFITS - Continued

The Company also sponsors a contributory defined benefit pension plan covering substantially all its employees. Employees covered under the plan are eligible to participate after attainment of age 21 and completion of 12 months of service, and pension benefits are based on salary and years of service. All employees are vested in the plan after 5 years of service. The actuarially determined pension benefits are based on the projected unit credit method. The Company's funding policy provides that payments to the plan shall be consistent with minimum government funding regulations plus additional amounts which may be approved by the Company from time to time.

The table of actuarially computed benefit obligations and net assets of the plan at December 31, 1997 and 1996 is presented below. Plan assets are stated at fair value and consist primarily of marketable equity securities, corporate indebtedness and U.S. Government indebtedness.

                                                                   1997            1996
                                                               -----------     -----------
Actuarial present value of benefit obligations:
  Vested employees                                             $ 2,124,397     $ 1,927,314
  Nonvested employees                                              111,403          98,146
                                                               -----------     -----------

      Total accumulated benefit obligation                     $ 2,235,800     $ 2,025,460
                                                               ===========     ===========

Projected benefit obligations for services rendered to date    $ 3,237,389     $ 3,389,155
Plan assets at fair value                                        3,066,206       2,768,787
                                                               -----------     -----------
      Funded status                                               (171,183)       (620,368)
Unrecognized prior service cost                                    (55,206)        126,363
Unrecognized net loss                                              438,013         680,012
Unrecognized net transition asset                                  (69,125)        (80,646)
                                                               -----------     -----------

      Prepaid pension expense                                  $   142,499     $   105,361
                                                               ===========     ===========

The components of net pension costs for 1997, 1996 and 1995, are as follows:

                                                    1997           1996         1995
                                                 ---------     ---------     ---------
Service cost for benefits earned                 $ 167,630     $ 184,889     $ 145,980
Interest cost on projected benefit obligation      217,721       226,601       186,809
Expected return on assets                         (223,568)     (198,997)     (152,264)
Net amortization and deferral                       (9,217)       12,974        15,190
                                                 ---------     ---------     ---------

      Net pension cost                           $ 152,566     $ 225,467     $ 195,715
                                                 =========     =========     =========

In determining the actuarial present value of the projected benefit obligations as of December 31, 1997 and 1996, the discount rate was 7.5% and the expected return on plan assets was 8.0%. The increase in future compensation levels was 5.0% and 5.5% at December 31, 1997 and 1996.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 14 - OTHER OPERATING EXPENSES

Other operating expenses for the years ended December 31, 1997, 1996 and 1995, are summarized below:

                                              1997         1996           1995
                                          ----------    ----------    ----------
Professional fees                         $  286,081    $   46,047    $  135,007
Equipment maintenance and rental             280,483       252,970       276,308
Insurance, other than buildings              105,450       138,160       277,525
Office supplies, forms and stationary        142,806       130,800       134,311
Data processing                              292,260       175,728       159,053
Media advertising                            129,077       148,889       241,552
Other                                      1,138,954     1,225,719       938,413
                                          ----------    ----------    ----------

                                          $2,375,111    $2,118,313    $2,162,169
                                          ==========    ==========    ==========

NOTE 15 - CONTINGENCIES

In the normal course of business, the Company and its subsidiaries may, from time to time, become a party to legal claims and disputes. At December 31, 1997, management and legal counsel are not aware of any pending litigation or unasserted claims or assessments that could result in losses, if any, that would be material to the financial statements.

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Cash and Due from Banks - The carrying amount is a reasonable estimate of fair value.

Time Deposits with Other Banks - The carrying amount is a reasonable estimate of fair value.

Federal Funds Sold - Federal funds sold are for a term of one day and the carrying amount approximates the fair value.

Investment Securities - The fair values of marketable securities held-to-maturity are based on quoted market prices or dealer quotes. For securities available-for-sale, fair value equals the carrying amount which is the quoted market price. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities.

Loans - For certain categories of loans, such as variable rate loans which are repriced frequently and have no significant change in credit risk and credit card receivables, fair values are based on the carrying amounts. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to the borrowers with similar credit ratings and for the same remaining maturities.

Deposits - The fair value of demand deposits, savings, and money market accounts is the amount payable on demand at the reporting date. The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to a schedule of aggregated expected maturities.

Federal Funds Purchased and Securities Sold Under Agreements to Repurchase - The carrying amount is a reasonable estimate of fair value because these instruments typically have terms of one to seven days.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

Advances from the Federal Home Loan Bank - The carrying amounts of variable rate borrowings are reasonable estimates of fair value because they can be repriced frequently. The fair values of fixed rate borrowings are estimated using a discounted cash flow calculation that applies the Company's current borrowing rate from the FHLB.

Long-Term Debt - The fair value of the Company's variable-rate long-term debt is estimated at the carrying amount because the interest rate reprices with changes in the lender's prime rate, and management is not aware of any significant changes in the credit risk.

Accrued  Interest   Receivable  and  Payable  -  The  carrying  value  of  these instruments is a reasonable estimate of fair value.

Off-Balance  Sheet  Financial   Instruments  -  The  carrying  amount  for  loan
commitments and letters of credit, which are off-balance sheet financial instruments, approximates the fair value since the obligations are typically based on current market rates.

The carrying values and estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 are as follows:

                                                                    1997                               1996
                                                     -------------------------------     -------------------------------
                                                         Carrying         Estimated         Carrying         Estimated
                                                          Amount         Fair Value          Amount         Fair Value
                                                     -------------     -------------     -------------     -------------
Financial Assets:
  Cash and due from banks                            $   7,099,758     $   7,099,758     $   6,744,030     $   6,744,030
  Time deposits with other banks                           355,860           355,860              --                --
  Federal funds sold                                     2,175,000         2,175,000           100,000           100,000
  Investments available-for-sale                        34,237,406        34,237,406        26,770,466        26,770,466
  Investments held-to-maturity                           7,543,626         7,873,123         4,109,096         4,341,243
  Loans                                                111,978,613       112,498,022       102,848,823       102,526,712
  Allowance for loan losses                             (1,045,222)       (1,045,222)       (1,317,701)
                                                                                                              (1,317,701)
  Accrued interest receivable                            1,500,164         1,500,164         1,298,024         1,298,024

Financial Liabilities:
  Demand deposit, interest-bearing transaction,
    and savings accounts                             $  82,430,023     $  82,430,023     $  75,580,100     $  75,580,100
  Certificates of deposit and other time deposits       53,399,813        53,473,984        52,655,466        52,654,010
  Accrued interest payable                                 845,283           845,283           644,310           644,310
  Federal funds purchased and securities
    sold under agreements to repurchase                 11,100,000        11,100,000         3,225,000         3,225,000
  Advances from Federal Home Loan Bank                   7,187,000         7,171,060              --                --
  Long-term debt                                         3,300,000         3,300,000         3,500,000         3,500,000

Off-Balance Sheet Financial Instruments:
  Commitments to extend credit                       $  18,526,191     $  18,526,191     $  15,466,709     $  15,466,709
  Standby letters of credit                                 42,811            42,811            26,311            26,311

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 17 - RELATED PARTY TRANSACTIONS

Certain officers were loan customers and had other transactions in the normal course of business with the banking subsidiaries. Presently, policy provides that loans to directors and senior officers must be approved by a majority of the board of directors. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and generally do not involve more than normal risk of collectibility. Total loans and commitments outstanding to related parties at December 31, 1997 and 1996, were $84,448 and $155,831, respectively. From time to time, the Rock hill Bank also sells loans that exceed its legal lending limit to Bailey and Saluda. the interest income received on these loans was immaterial to the consolidated financial statements in 1997 and 1996.

As discussed in Note 6, the Rock Hill Bank is an unconsolidated subsidiary of the Company. The Bailey Bank provides data processing and trust data processing for the Rock Hill Bank. Fees received from the Rock Hill Bank for these services for the year ended December 31, 1997 and 1996 were $41,950 and $21,000, respectively. In addition, the Rock Hill Bank reimbursed the Bailey Bank for expenses such as postage for customer statements. These costs for the year ended December 31, 1997 and 1996 were $10,066 and $1,421, respectively. From time to time, the Rock Hill Bank also sells loans that exceed its legal lending limit to Bailey and Saluda. The interest income received on these loans was immaterial to the consolidated financial statements in 1997 and 1996.

NOTE 18 - REGULATORY MATTERS

The Company and its subsidiary banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, each entity must meet specific capital guidelines that involve quantitative measures of each entity's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Each entity's capital amounts and classifications are also subject to qualitative judgements by regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require each entity to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital consists of common stockholders' equity, excluding the unrealized gain or loss on investments available for sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

Each entity is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 1997, the most recent notifications from each Bank's primary regulator categorized each as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Banks' categories.

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 18 - REGULATORY MATTERS - Continued

The following table summarizes the capital amounts and ratios of the Company and the Banks and the regulatory minimum requirements at December 31, 1997 and 1996.

                                                                                                       To Be Well
                                                                                                    Capitalized Under
                                                                               For Capital          Prompt Corrective
                                                      Actual               Adequacy Purposes       Action Provisions
                                                --------------------       -------------------     -------------------
(Dollars in thousands)                           Amount      Ratio          Amount       Ratio      Amount       Ratio
                                                 ------      -----          ------       -----      ------       -----
December 31, 1997
  The Company
    Total capital (to risk weighted assets)     $12,713       11.11%       $ 9,157       8.00%        $N/A         --
    Tier 1 capital (to risk weighted assets)     12,713       11.11          4,578       4.00          N/A         --
    Tier 1 capital (to average assets)           12,713        7.52          5,069       3.00          N/A         --
  M.S. Bailey & Son, Bankers
    Total capital (to risk weighted assets)      11,941       13.94          6,851       8.00        8,564       10.00
    Tier 1 capital (to risk weighted assets)     11,232       13.11          3,426       4.00        5,139        6.00
    Tier 1 capital (to average assets)           11,232        8.60          5,224       4.00        6,531        5.00

  The Saluda County Bank
    Total capital (to risk weighted assets)       3,527       12.59          2,241       8.00        2,802       10.00
    Tier 1 capital (to risk weighted assets)      3,191       11.39          1,121       4.00        1,681        6.00
    Tier 1 capital (to average assets)            3,191        8.36          1,526       4.00        1,908        5.00


December 31, 1996
  The Company
    Total capital (to risk weighted assets)      11,697       11.25          8,330       8.00          N/A         --
    Tier 1 capital (to risk weighted assets)     11,865       11.25          4,165       4.00          N/A         --
    Tier 1 capital (to average assets)           11,865        7.84          4,541       3.00          N/A         --

  M.S. Bailey & Son, Bankers
    Total capital (to risk weighted assets)      11,475       14.77          6,216       8.00        7,770       10.00
    Tier 1 capital (to risk weighted assets)     10,504       13.52          3,108       4.00        4,662        6.00
    Tier 1 capital (to average assets)           10,504        9.39          4,472       4.00        5,590        5.00

  The Saluda County Bank
    Total capital (to risk weighted assets)       3,208       12.27          2,091       8.00        2,614       10.00
    Tier 1 capital (to risk weighted assets)      2,881       11.02          1,045       4.00        1,569        6.00
    Tier 1 capital (to average assets)            2,881        7.32          1,574       4.00        1,968        5.00

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 19 - BAILEY FINANCIAL CORPORATION (PARENT COMPANY ONLY)

Presented below are the condensed financial statements for Bailey Financial Corporation (Parent Company Only).

                        Statements of Financial Position
                           December 31, 1997 and 1996

                                                         1997            1996
                                                      -----------    -----------
Assets
 Cash                                                 $   209,515    $   276,708
 Investment in banking subsidiaries                    14,632,083     13,624,980
 Investment in unconsolidated subsidiary                2,813,036      2,791,162
 Other assets                                             230,465        219,912
                                                      -----------    -----------

        Total assets                                  $17,885,099    $16,912,762
                                                      ===========    ===========

Liabilities and Stockholders' Equity
 Long-term debt                                       $ 3,300,000    $ 3,500,000
 Stockholders' equity                                  14,585,099     13,412,762
                                                      -----------    -----------

        Total liabilities and stockholders' equity    $17,885,099    $16,912,762
                                                      ===========    ===========

                              Statements of Income
              for the years ended December 31, 1997, 1996 and 1995

                                                                   1997          1996              1995
                                                               -----------    -----------     -----------
Income
  Interest income                                              $      --      $     6,679     $     3,880
  Dividends from banking subsidiaries                              685,000        650,000       1,415,000
                                                               -----------    -----------     -----------
        Total income                                               685,000        656,679       1,418,880
                                                               -----------    -----------     -----------

Expenses
  Interest on long-term debt                                       286,912        206,441         121,397
  Other expenses                                                    58,167         29,578          30,208
                                                               -----------    -----------     -----------
        Total expenses                                             345,079        236,019         151,605
                                                               -----------    -----------     -----------

Income before income taxes, equity in
  undistributed earnings of banking subsidiaries and equity
  in net income (loss) of unconsolidated subsidiary                339,921        420,660       1,267,275

Equity in net income (loss) of unconsolidated subsidiary            14,888       (268,838)

Income tax benefit                                                 117,400        167,200          50,226

Equity in undistributed earnings of banking subsidiaries           973,036      1,012,642          19,183
                                                               -----------    -----------     -----------

Net income                                                     $ 1,445,245    $ 1,331,664     $ 1,336,684
                                                               ===========    ===========     ===========

                                      F-29

                          BAILEY FINANCIAL CORPORATION

                   Notes to Consolidated Financial Statements

NOTE 19 - BAILEY FINANCIAL CORPORATION (PARENT COMPANY ONLY) - Continued

                                         Statements of Cash Flows
                           for the years ended December 31, 1997, 1996 and 1995

                                                                 1997            1996            1995
                                                              -----------     -----------     -----------
Operating activities:
  Net income                                                  $ 1,445,245     $ 1,331,664     $ 1,336,684
  Adjustments to reconcile net income to net
    cash provided by operating activities
  Equity in undistributed earnings of banking subsidiaries       (973,036)     (1,012,642)        (19,183)
  Equity in net (income) loss of unconsolidated subsidiary        (14,888)        268,838
  Amortization of organization costs                               12,385          14,862          14,862
  Decrease in accrued interest payable                               --           (18,551)            (62)
  Increase (decrease) in income taxes receivable                  (11,416)         (6,562)          7,203
  Increase in other assets                                        (11,521)        (95,898)        (31,482)
                                                              -----------     -----------     -----------
        Net cash provided by operating activities                 446,769         481,711       1,308,022
                                                              -----------     -----------     -----------

Investing activities:
  Investment in unconsolidated subsidiary                            --        (2,710,000)       (350,000)
                                                              -----------     -----------     -----------

Financing activities:
  Advances on long-term debt                                         --         3,500,000
  Repayments of long-term debt                                   (200,000)     (1,200,000)       (150,000)
  Cash dividends paid                                            (313,962)       (304,448)       (299,691)
                                                              -----------     -----------     -----------
        Net cash provided (used) by financing activities         (513,962)      1,995,552        (449,691)
                                                              -----------     -----------     -----------

Net  increase (decrease) in cash                                  (67,193)       (232,737)        508,331

Cash, beginning                                                   276,708         509,445           1,114
                                                              -----------     -----------     -----------

Cash, ending                                                  $   209,515     $   276,708     $   509,445
                                                              ===========     ===========     ===========

NOTE 20 - RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income." SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is the change in equity of a business during a period from transactions and other events and circumstances from nonowner sources and excludes investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income includes, among other things, the change in the unrealized gain or loss on securities available for sale.

This statement is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required.

                                   APPENDIX A




                          AGREEMENT AND PLAN OF MERGER

                                     between

                          ANCHOR FINANCIAL CORPORATION

                                       and

                          BAILEY FINANCIAL CORPORATION

                            dated September 24, 1998

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

PREAMBLE....................................................................1

RECITALS....................................................................1

DEFINITIONS.................................................................2

ARTICLE I.  MERGER..........................................................6
         1.1      THE MERGER................................................6
         1.2      EFFECTIVE DATE............................................7
         1.3      THE BANK MERGER...........................................7

ARTICLE II.  MERGER CONSIDERATION...........................................7
         2.1      CONSIDERATION.............................................7
         2.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS.......................7
         2.3      FRACTIONAL SHARES.........................................8
         2.4      EXCHANGE PROCEDURES.......................................8
         2.5      DISSENTING SHARES.........................................8
         2.6      RESERVATION OF RIGHT TO REVISE TRANSACTION................9
         2.7      EXECUTION OF STOCK OPTION AGREEMENT.......................9
         2.8      ANTI-DILUTION ADJUSTMENTS.................................9

ARTICLE III.  BAILEY ACTIONS PENDING CONSUMMATION..........................10
         3.1      CAPITAL STOCK............................................10
         3.2      DISTRIBUTIONS............................................10
         3.3      LIABILITIES..............................................10
         3.4      OPERATIONS...............................................10
         3.5      LIENS AND ENCUMBRANCES...................................10
         3.6      EMPLOYMENT ARRANGEMENTS..................................11
         3.7      BENEFIT PLANS............................................11
         3.8      CONTINUANCE OF BUSINESS..................................11
         3.9      AMENDMENTS...............................................11
         3.10     CLAIMS...................................................11
         3.11     CONTRACTS................................................11
         3.12     LOANS....................................................12

                                                                         Page
                                                                         ----

ARTICLE IV.  ANCHOR ACTIONS PENDING CONSUMMATION...........................12
         5.1      BAILEY'S REPRESENTATIONS AND WARRANTIES..................12
         5.2      ANCHOR'S REPRESENTATIONS AND WARRANTIES..................23
         5.3      EXCEPTIONS TO REPRESENTATIONS............................26

ARTICLE VI.  COVENANTS.....................................................26
         6.1      BEST EFFORTS.............................................26
         6.2      THE PROXY................................................27
         6.3      REGISTRATION STATEMENT - COMPLIANCE
                  WITH SECURITIES LAWS.....................................27
         6.4      REGISTRATION STATEMENT EFFECTIVENESS.....................27
         6.5      PRESS RELEASES...........................................28
         6.6      ACCESS; INFORMATION......................................28
         6.7      ACQUISITION PROPOSALS....................................29
         6.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
                  APPLICATIONS PREPARATION.................................29
         6.9      EMPLOYMENT AGREEMENTS....................................30
         6.10     BLUE-SKY FILINGS.........................................30
         6.11     AFFILIATE AGREEMENTS.....................................30
         6.12     TAKEOVER LAW.............................................30
         6.13     NO RIGHTS TRIGGERED......................................30
         6.14     SHARES LISTED............................................31
         6.15     CURRENT INFORMATION......................................31
         6.16     INDEMNIFICATION..........................................31
         6.17     APPOINTMENT OF DIRECTORS.................................32

ARTICLE VII.  CONDITIONS TO CONSUMMATION
  OF THE MERGER............................................................33
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS...................33
         7.2      CONDITIONS TO OBLIGATIONS OF ANCHOR......................34
         7.3      CONDITIONS TO OBLIGATIONS OF BAILEY......................35

ARTICLE VIII.  TERMINATION.................................................36
         8.1      EVENTS OF TERMINATION....................................36
         8.2      CONSEQUENCES OF TERMINATION..............................37

ARTICLE IX.  OTHER MATTERS.................................................37
         9.1      SURVIVAL.................................................37
         9.2      WAIVER; AMENDMENT........................................37
         9.3      COUNTERPARTS.............................................38
         9.4      GOVERNING LAW............................................38
         9.5      EXPENSES.................................................38

                                                                         Page
                                                                         ----

         9.6      CONFIDENTIALITY..........................................38
         9.7      NOTICES..................................................38
         9.8      ENTIRE UNDERSTANDING; NO THIRD PARTY
                  BENEFICIARIES............................................39
         9.9      HEADINGS.................................................39
         9.10     BROKERS..................................................39

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 24, 1998 (the "Agreement"), is made and entered into by and between ANCHOR FINANCIAL
CORPORATION ("Anchor"), a South Carolina corporation, and BAILEY FINANCIAL CORPORATION ("Bailey"), a South Carolina corporation.

                                    PREAMBLE

         The management and Boards of Directors of Anchor and Bailey believe, respectively, that the business combination transaction provided for herein, in which Bailey will, subject to the terms and conditions set forth herein, merge with and into Anchor so that Anchor is the surviving corporation in the Merger, is in the best interests of Anchor and Bailey's shareholders.

                                    RECITALS

         A. ANCHOR. Anchor is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina. As of the date of this Agreement, Anchor has 50,000,000 authorized shares of common stock, no par value per share ("Anchor Common Stock") (no other class of capital stock being authorized), of which 6,477,008 shares of Anchor Common Stock are issued and outstanding and of which 624,711 shares are subject to issuance pursuant to certain stock options.

         B. BAILEY. Bailey is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located at 211 North Broad Street, Clinton, South Carolina. As of the date of this Agreement, Bailey has 1,000,000 authorized shares of common stock, par value $.01 per share ("Bailey Common Stock") (no other class of capital stock being authorized), of which 95,140 shares of Bailey Common Stock are issued and outstanding.

         C. APPROVALS. At meetings of the respective Boards of Directors of Anchor and Bailey, each such Board has approved and authorized the execution of this Agreement.

         D. STOCK OPTION AGREEMENT. In connection with the execution of this Agreement, as a condition and an inducement to Anchor's willingness to enter into this Agreement, Bailey and Anchor will enter into a Stock Option Agreement substantially in the form attached hereto as Exhibit A pursuant to which Bailey is granting to Anchor an option to purchase shares of Bailey Common Stock (the "Stock Option Agreement").

         E. INTENTION OF THE PARTIES. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

In consideration of their mutual promises and obligations, Anchor and Bailey agree as follows:

                                   DEFINITIONS

         A. DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:

                  "Acquisition Proposal" has the meaning assigned in Section 6.7(A).

                  "Agreement" means this Agreement and Plan of Merger.

                  "Anchor" means Anchor Financial Corporation, a South Carolina corporation.

                  "Anchor Common Stock" has the meaning assigned in Recital A.

                  "Anchor Financial Reports" has the meaning assigned in Section 5.2(G).

                  "Appraisal Laws" has the meaning assigned in Section 2.5.

                  "Asset Classification" has the meaning assigned in Section 5.1(S).

                  "Bailey" means Bailey Financial Corporation, a South Carolina corporation.

                  "Bailey Bank" means M.S. Bailey & Son, Bankers, a South Carolina banking corporation.

                  "Bailey Common Stock" has the meaning assigned in Recital B.

                  "Bailey Financial Reports" has the meaning assigned in Section 5.1(H).

                  "Code" has the meaning assigned in Section 5.1(P)(2).

                  "Compensation  and Benefit Plans" has the meaning  assigned in
Section 5.1(P)(1).

                  "Derivatives Contract" means an exchange traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheet of the Bailey Financial Reports, and (2) is a derivative contract (including various combinations of the foregoing).

                  "Dissenting Shares" means the shares of Bailey Common Stock held by those shareholders of Bailey who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

                  "Effective Date" has the meaning assigned in Section 1.2.

                  "Eligible Bailey Common Stock" means shares of Bailey Common Stock validly issued and outstanding on the Effective Date other than Dissenting Shares.

                  "Employment Agreement" means Exhibit B.

                  "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, amended by Superfund Amendments and
Reauthorizations Act of 1986, the Clean Water Act; the Clean Air Act; the Resource Conservation and Recovery Act of 1976; the Solid Waste Disposal Act; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; and the Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "ERISA" has the meaning assigned in Section 5.1(P)(2).

                  "ERISA   Affiliate"  has  the  meaning   assigned  in  Section
5.1(P)(3).

                  "ERISA Plans" has the meaning assigned in Section 5.1(P)(2).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

                  "Exchange Agent" has the meaning assigned in Section 2.4.

                  "Exchange Ratio" has the meaning assigned in Section 2.1(B).

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "GAAP"  means   generally   accepted   accounting   principles
consistently applied, as applicable to financial institutions.

                  "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "Knowledge"   with   respect  to  Anchor,   Bailey  and  their
respective Subsidiaries means the actual knowledge of the executive officers of such entity.

                  "Loan/Fiduciary Property" means any property owned or controlled by Bailey or any of its Subsidiaries or in which Bailey or any of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where Bailey or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

                  "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement.

                  "Meeting" has the meaning assigned in Section 6.2.

                  "Merger" has the meaning assigned in Section 1.1.

                  "Multiemployer Plans" has the meaning assigned in Section 5.1(P)(2).

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

                  "Participation Facility" means any facility in which Bailey or its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

                  "Party" means a party to this Agreement.

                  "Pension Plan" has the meaning assigned in Section 5.1(P)(2).

                  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body or other entity.

                  "Proxy Statement" has the meaning assigned in Section 6.2.

                  "Registration Statement" has the meaning assigned in Section 6.2.

                  "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

                  "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.

                  "Saluda Bank" means The Saluda County Bank, a South Carolina banking corporation.

                  "Schedule" refers to information provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

                  "SEC" means the Securities and Exchange Commission.

                  "State  Board"  means  the  South   Carolina  State  Board  of
Financial Institutions.

                  "Stock Option  Agreement" has the meaning  assigned in Recital
D.

                  "Subsidiary"   means,   with  respect  to  any  entity,   each
partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.

                  "Tax Returns" has the meaning assigned in Section 5.1(Z).

                  "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.

                  "Third Party" means a person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, excluding (1) Bailey or any Subsidiary of Bailey, and (2) Anchor or any Subsidiary of Anchor.

         B. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following rules of interpretation apply: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) the phrase "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (iii) references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless otherwise stated references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires.

                                ARTICLE I. MERGER

         1.1 THE MERGER. Subject to the provisions of this Agreement and in accordance with the terms of Section 33-11-101 of the Code of Laws of South Carolina of 1976, as amended (the "South Carolina Code"), on the Effective Date, Bailey will merge with and into Anchor, under the Articles of Incorporation of Anchor (the "Merger"), and the resulting corporation will operate under the name "Anchor Financial Corporation" (the "Merged Company"). After the Effective Date, the Board of Directors of the Merged Company will consist of the directors of Anchor immediately preceding the Effective Date.

         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth business day after the fulfillment or waiver of all conditions precedent set forth in, and the granting of all approvals (and expiration of any waiting period) required by, Article VII of this Agreement. A business day is any day other than a Saturday, Sunday or legal holiday in the State of South Carolina. If the Merger is not consummated in accordance with this Agreement on or before June 30, 1999, Anchor or Bailey may terminate this Agreement in accordance with Article VIII.

         1.3 THE BANK MERGER. Subject to compliance with applicable state and federal banking laws, Saluda County Bank will merge with and into M.S. Bailey & Son, Bankers, under the Articles of Incorporation of the Bailey Bank (the "Bank Merger"), and the resulting bank will operate under the name "M.S. Bailey & Son, Bankers" (the "Merged Bank"). The Parties agree to make application to the necessary Regulatory Authorities for approval of the Bank Merger in order for the Bank Merger to be effective on the Effective Date of the Merger or as soon thereafter as practicable. The Board of Directors of the Merged Bank will be the current directors of the Bailey Bank until their successors are duly elected and qualified.

                        ARTICLE II. MERGER CONSIDERATION

         2.1 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date:

                  (A) OUTSTANDING ANCHOR COMMON STOCK. The shares of Anchor Common Stock issued and outstanding immediately prior to the Effective Date will, on and after the Effective Date, remain as issued and outstanding shares of Anchor Common Stock.

                  (B) OUTSTANDING BAILEY COMMON STOCK. Except as provided below in Section 2.3, each share of Eligible Bailey Common Stock issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, automatically and without any action on the part of the holder of the share, be converted into the right to receive 16.32 shares of Anchor Common Stock (the "Exchange Ratio").

         2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, all shares, other than Dissenting Shares, of Bailey Common Stock issued and outstanding immediately prior to the Effective Date will be converted into shares of Anchor Common Stock in accordance with Section 2.1(B) by virtue of the Merger. After the Effective Date, there will be no transfers on the stock transfer books of Bailey of the shares of Bailey Common Stock that were issued and outstanding immediately prior to the Effective Date.

         2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Anchor Common Stock and no certificates or other evidence of ownership of such fractional shares will be issued in the Merger. Anchor will pay to each holder of Bailey Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fractional part of a share of Anchor Common Stock by the closing price of Anchor Common Stock on the Effective Date on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Anchor).

         2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Anchor will send or cause to be sent to each former shareholder of Bailey of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Anchor Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Anchor Common Stock for which shares of such shareholder's Bailey Common Stock are exchanged on the Effective Date, and any fractional share checks that such shareholder will be entitled to receive, will be delivered to such shareholder only upon delivery to Anchor's exchange agent (the "Exchange Agent") of the certificates representing all such shares of Bailey Common Stock (or indemnity satisfactory to Anchor and the Exchange Agent, in their reasonable judgment, if any of such certificates are lost, stolen or destroyed). Certificates surrendered for exchange by any person constituting an "affiliate" of Bailey for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Anchor Common Stock until Anchor has received a written agreement from such person as specified in Section 6.11.

         2.5 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under
Section 33-13-102 of the South Carolina Code (the "Appraisal Laws") will not be converted into or represent a right to receive Anchor Common Stock, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his Bailey Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from Anchor (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).

         2.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision of this Agreement to the contrary, Anchor may at any time change the method of effecting its acquisition of Bailey, but no such change will (A) change the amount or kind of consideration to be issued to holders of Bailey Common Stock as provided for in this Agreement, (B) adversely affect the tax treatment to the Bailey shareholders as a result of receiving such consideration, (C) materially delay the acquisition, or (D) alter the proposed Bank Merger transaction as provided for in this Agreement. If Anchor elects to change the method of acquisition, Bailey will cooperate with and assist Anchor with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Anchor, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or governmental entity.

         2.7 EXECUTION OF STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement and as a condition hereto, Bailey shall execute and deliver to Anchor the Stock Option Agreement in substantially the form of Exhibit A hereto, pursuant to which Bailey grants to Anchor an option to purchase shares of Bailey Common Stock.

         2.8 ANTI-DILUTION ADJUSTMENTS. In the event Anchor changes the number of shares of Anchor Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to Anchor Common Stock, and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         ARTICLE III.  BAILEY ACTIONS PENDING CONSUMMATION

         From the date hereof until the Effective Date or the termination of this Agreement, unless otherwise agreed to in writing by Anchor, Bailey and its Subsidiaries will conduct their business in the ordinary and usual course consistent with past practice and will use their best efforts to maintain and preserve their business organizations, employees and advantageous business relationships and retain the services of their officers and key employees identified by Anchor, and Bailey, without the prior written consent of Anchor which will not be unreasonably withheld, will not:

         3.1 CAPITAL STOCK. Issue, sell or otherwise permit to become outstanding any additional shares of capital stock of Bailey, or grant any Rights with respect to its capital stock, or enter into any agreement to do any of the foregoing, or permit any additional shares of Bailey Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.

         3.2 DISTRIBUTIONS. Except for its regular quarterly dividend of $.97 per quarter made in accordance with past practices, make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of, its capital stock or authorize the creation or issuance of, or issue, any additional shares of its capital stock or grant any Rights with respect to its capital stock.

         3.3 LIABILITIES. Other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.

         3.4 OPERATIONS. Except as disclosed in Schedule 3.4 or as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, or (B) commit to incur any capital expenditures other than in the ordinary course of business and not exceeding $25,000 individually or $50,000 in the aggregate.

         3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, except such liens, charges or encumbrances currently existing, as set forth on Schedule 3.5, and those occurring in the ordinary course of business which do not have a Material Adverse Effect on Bailey.

         3.6 EMPLOYMENT ARRANGEMENTS. Except as disclosed on Schedule 3.6, hire any new employees, increase the number of full time employees disclosed in
Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.6.

         3.7 BENEFIT PLANS. Enter into or modify (except as may be required by applicable law or to continue coverage) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

         3.8 CONTINUANCE OF BUSINESS. Except as disclosed in Schedule 3.8, dispose of or discontinue any portion of its assets, business or properties, that is material to Bailey or any one of its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to Bailey or any one of its Subsidiaries taken as a whole (except foreclosures or acquisitions by Bailey or any one of its Subsidiaries in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

         3.9      AMENDMENTS.  Amend its Articles of Incorporation or Bylaws.

         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of Bailey, other than any such claim, litigation, action or proceeding that can be settled by the payment by Bailey of not more than $50,000.

         3.11 CONTRACTS. Except as disclosed in Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $250,000, the Chief Financial Officer of Bailey will report to the Chief Financial Officer of Anchor, as expeditiously as possible following the approval of the extension of credit, the substance and nature of the transaction for the purpose of keeping Anchor abreast of the ongoing credit quality at Bailey.

                 ARTICLE IV. ANCHOR ACTIONS PENDING CONSUMMATION

         From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement, Anchor will continue to conduct the business of Anchor and its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of Anchor Common Stock and the business prospects of Anchor, and will not: (1) make any distributions with respect to its capital stock except its regular quarterly dividends made in accordance with its past practices; or (2) take any action which would materially adversely affect the ability of Anchor or Bailey to obtain any regulatory approvals or other consents required for the Merger described in this Agreement without imposition of any condition or restriction that would adversely impact the transactions contemplated hereby or prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a tax free organization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, or materially adversely affect the ability of any party to this Agreement to perform its covenants or agreements under this Agreement.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         5.1 BAILEY'S REPRESENTATIONS AND WARRANTIES. Subject to the limitations and qualifications stated in Section 5.3, Bailey hereby represents and warrants to Anchor as follows:

                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Bailey are true and correct.

                  (B) ORGANIZATION, STANDING AND AUTHORITY. Bailey is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Bailey and its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted. The Bailey Bank and the Saluda Bank are "insured depository institutions" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and their deposits are insured by the Bank Insurance Fund of the FDIC.

                  (C) SHARES. The outstanding shares of Bailey's capital stock are validly issued and outstanding, fully paid and nonassessable and were not issued in violation of the preemptive rights of Bailey's shareholders. Except as Bailey disclosed in Schedule 5.1(C), there are no shares of capital stock or other equity securities of Bailey outstanding and no outstanding Rights with respect to its capital stock or other equity securities.

                  (D) SUBSIDIARIES. Bailey has three Subsidiaries, M.S. Bailey & Son, Bankers and The Saluda County Bank, which are direct subsidiaries, and MSB Securities, Inc., which is a subsidiary of the Bailey Bank.

                  (E) CORPORATE POWER. Bailey has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

                  (F) CORPORATE AUTHORITY. Subject to any necessary receipt of approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of Bailey, and this Agreement is a valid and binding agreement of Bailey, enforceable against Bailey in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 7.1(A), the required regulatory approvals referred to in
Section 7.1(B), and the required filings under federal and state securities laws, and except as set forth on Schedule 5.1(G), the execution, delivery and performance of this Agreement and the consummation by Bailey of the transactions contemplated by this Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Bailey or to which Bailey or its properties is subject or bound,
(2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

                  (H) FINANCIAL REPORTS. Bailey's audited consolidated statements of financial condition and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "Bailey Financial Reports") fairly present the financial position of Bailey as of December 31, 1997, and the results of its operations, changes in shareholders' equity and cash flows, as the case may be, for the periods set forth therein, in accordance with GAAP.

                  (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 5.1(I), Bailey has no obligation or liability (contingent or otherwise) except (1) as reflected in the Bailey Financial Reports, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997.

                  (J) NO EVENTS. Except as disclosed on Schedule 5.1(J), since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Bailey.

                  (K) PROPERTIES. Except as disclosed on Schedule 5.1(K) or in the Bailey Financial Reports, Bailey has good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the Bailey Financial Reports as being owned by Bailey as of December 31, 1997, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by Bailey are held under valid leases or subleases enforceable in accordance with their respective terms.

                  (L) LITIGATION. Except as disclosed in Schedule 5.2(L), before the date of this Agreement:

                     (1)  no  criminal  or   administrative   investigations  or
hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Regulatory Authority) are pending or, to the knowledge of Bailey or any of its Subsidiaries, threatened, against Bailey or any of its Subsidiaries

(including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act of 1975, or any fair lending law or other law relating to discrimination); and

                     (2) neither Bailey or any of its Subsidiaries nor any of their officers, directors, controlling persons, nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of Bailey or any of its Subsidiaries, and they have not been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  (M) COMPLIANCE WITH LAWS. Bailey and its Subsidiaries:

                     (1) are in compliance in all material respects, in the conduct of their businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act of 1975 and all applicable fair lending laws or other laws relating to discriminations;

                     (2) have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit them to carry on their businesses as they are presently conducted;

                     (3) have received no notice or other communication from any Regulatory Authority (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or action that would have the effect of revoking or limiting, FDIC deposit insurance (nor do any grounds for any of the foregoing exist);

                     (4) are not required to notify any federal banking agency before adding directors to their boards of directors or employing senior executives (except notifications required as a result of the Merger); and

                     (5) have adopted or will adopt and are implementing or will implement a program to address any problems associated with the capacity of the computer software operated by Bailey and its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

                  (N) MATERIAL CONTRACTS. Except as disclosed on Schedule 5.1(N), neither Bailey nor any of its Subsidiaries nor their assets, businesses or operations, is a party to, or bound or affected by, or receives benefits under, any material contract or agreement or amendment to such contract or agreement. Bailey or any of its Subsidiaries is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Bailey or any of its Subsidiaries is not subject to or bound by any contract containing covenants that limit its ability to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

                  (O) REPORTS. Since December 31, 1993, Bailey and its Subsidiaries have filed all reports and statements, together with any required amendments, that they were obligated to file with (1) the State Board, (2) the FDIC, (3) the Federal Reserve Board and (4) any other Regulatory Authorities having jurisdiction over Bailey and/or its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules to the financial statements, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (P)      EMPLOYEE BENEFIT PLANS.

                           (1) Schedule  5.1(P)(1)  contains a complete  list of
all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by Bailey and/or its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all written Compensation and Benefit Plans of Bailey and/or its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part of such plans, and all related amendments, and detailed information regarding any such unwritten plans or agreements, have been made available to Anchor.

                           (2) All "employee  benefit  plans" within the meaning
of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Bailey and/or its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service or a request for such a determination letter has been made, and Bailey is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Bailey or any of its Subsidiaries has not engaged in a transaction with respect to any ERISA Plan that could subject Bailey or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                           (3) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by Bailey or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with Bailey or any of its Subsidiaries under Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Bailey or any of its Subsidiaries does not presently contribute to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                           (4) All  contributions  required to be made under the
terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Bailey or any of its Subsidiaries has not provided, or is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                           (5)   Under   each    Pension   Plan   which   is   a
single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material changes in the financial condition of such plan since the last day of the most recent plan year.

                           (6) Bailey has no obligations  for retiree health and
life benefits under any plan, except as set forth in Schedule 5.1(P)(6). There are no restrictions on the rights of Bailey to amend or terminate any such plan without incurring any liability under the plan.

                           (7)  Except  as  set  forth  on  Schedule  5.1(P)(7),
neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Bailey or its Subsidiaries under any Compensation and Benefit Plan or otherwise from Bailey or its Subsidiaries,
(b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

                  (Q) NO KNOWLEDGE. Except as disclosed in Schedule 5.1(Q), Bailey knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained, and of no reason why the Merger will not qualify, for accounting purposes, as a "pooling of interests" as referred to in Recital E.
                  (R) LABOR AGREEMENTS. Bailey is neither a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bailey the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  (S) ASSET  CLASSIFICATION.  Bailey has  disclosed to Anchor in
Schedule 5.1(S) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of Bailey and its Subsidiaries that have been classified by Bailey and/or any of its Subsidiaries as of December 31, 1997 (the "Asset Classification") and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by Bailey and its Subsidiaries prior to December 31, 1997.

                  (T) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheet in the December 31, 1997, Bailey Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Bailey audited financial statements will be, adequate in the opinion of the Board of Directors of Bailey to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the dates noted.

                  (U) INSURANCE. Bailey has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights under the policy or policies. Set forth in Schedule 5.1(U) is a list of all insurance policies maintained by or for the benefit of Bailey and its Subsidiaries and their directors, officers, employees or agents.

                  (V) AFFILIATES. Except as disclosed in Schedule 5.1(V), there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of Bailey as that term is used in Rule 145 under the Securities Act.

                  (W) TAKEOVER LAWS, ARTICLES OF ASSOCIATION. Bailey has taken all necessary action to exempt this Agreement, and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from
(1) any applicable takeover laws, and (2) any takeover-related provisions of Bailey's Articles of Incorporation.

                  (X) NO FURTHER ACTION. Except as disclosed on Schedule 5.1(X),
Bailey has taken all action so that entering into this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 7.1(A)), or (2) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of Bailey or under any agreement to which Bailey is a party, or (3) restrict or impair in any way the ability of Anchor to exercise the rights granted under this Agreement.

                  (Y)      ENVIRONMENTAL MATTERS.

                           (1) To Bailey and its  Subsidiaries'  knowledge,  the
Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws.

                           (2) There is no proceeding  pending or, to Bailey and
its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which Bailey or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Bailey or any of its Subsidiaries or any Participation Facility.

                           (3) There is no  proceeding  pending or, to Bailey or
its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or Bailey or its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.

                           (4) To Bailey or its Subsidiaries'  knowledge,  there
is no reasonable  basis for any proceeding of a type  described in  subparagraph
(2) or (3) of this paragraph (Y).

                           (5) To Bailey or its Subsidiaries' knowledge,  during
the period of (a) ownership or operation by Bailey or any of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by Bailey or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by Bailey or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property.

                           (6) To Bailey or its Subsidiaries'  knowledge,  prior
to the period of (a) ownership or operation by Bailey or any of its Subsidiaries of any of their current properties, (b) participation in the management of any Participation Facility by Bailey or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by Bailey or any of its Subsidiaries, there was no release of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property.

                  (Z) TAX REPORTS. (1) All reports and returns with respect to Taxes that are required to be filed by or with respect to Bailey, including consolidated federal income tax returns of Bailey (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) except for the most recent three (3) years, the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns except as reserved against in the Bailey Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of Bailey.

                  (AA) ACCURACY OF INFORMATION. The statements with respect to Bailey and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Bailey and its Subsidiaries pursuant to the terms of or relating to this Agreement are true and correct in all material respects, and such statements do not omit any fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

                  (BB) DERIVATIVES CONTRACTS. Bailey is not a party to nor has it agreed to enter into a Derivatives Contract or to own securities that are referred to as "structured notes," except as set forth on Schedule 5.1(BB).

                  (CC) ACCOUNTING CONTROLS. Bailey has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all transactions are executed in accordance with management's general or specific authorization, (2) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of Bailey is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                  (DD)   COMMITMENTS  AND  CONTRACTS.   Bailey  or  any  of  its
Subsidiaries is not a party or subject to any of the following (whether written or oral, express or implied):

                           (1) except as disclosed in Schedule  5.1(DD)(1),  any
employment   contract  or  understanding   (including  any   understandings   or
obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by Bailey or its Subsidiaries without any obligation on the part of Bailey or its Subsidiaries to make any payment in connection with such termination);

                           (2) except as disclosed in Schedule  5.1(DD)(2),  any
real or personal property lease with annual rental payments aggregating $5,000 or more; or

                           (3) except as disclosed on Schedule  5.1(DD)(3),  any
material contract with any affiliate.

         5.2 ANCHOR'S REPRESENTATIONS AND WARRANTIES. Subject to the limitations and qualifications stated in Section 5.3, Anchor hereby represents and warrants to Bailey as follows:

                  (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to Anchor are true and correct.

                  (B) ORGANIZATION, STANDING AND AUTHORITY. Anchor is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Anchor and its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted.

                  (C) SHARES. The outstanding shares of Anchor's capital stock are, and the shares to be issued in exchange for Bailey Common Stock when issued will be, validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.

                  (D) CORPORATE POWER. Anchor has the corporate power and authority to carry on its business as it is now being conducted or will be conduced and to own all its material properties and assets.

                  (E) CORPORATE AUTHORITY. This Agreement has been authorized by all necessary corporate action of Anchor and is a valid and binding agreement of Anchor, enforceable against Anchor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (F) NO DEFAULTS. Subject to receipt of the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Anchor and each of its Subsidiaries of the transactions contemplated by this Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Anchor or any of its Subsidiaries or to which Anchor or any of its Subsidiaries or its properties is subject or bound, (2) constitute a breach or violation of, or a default under the articles of incorporation or bylaws of Anchor or any of its Subsidiaries, or
(3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.

                  (G) FINANCIAL REPORTS. The Annual Report of Anchor on Form 10-K for the fiscal year ended December 31, 1997, and all other documents filed or to be filed subsequent to December 31, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Anchor Financial Reports") did not and will not contain any untrue statement of fact or omit to state a fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the Anchor Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Anchor Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth herein, in each case in accordance with GAAP, except as may be noted therein.

                  (H) NO EVENTS. Since December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on Anchor.

                  (I)      LITIGATION. Before the date of this Agreement:

                           (1) no criminal or  administrative  investigations or
hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Regulatory Authority) are pending or, to the knowledge of Anchor or any of its subsidiaries, threatened, against Anchor or any of its
Subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair

Housing  Act,  the  Community  Reinvestment  Act  of  1977,  the  Home  Mortgage
Disclosure   Act,   or  any  fair   lending   law  or  other  law   relating  to
discrimination); and

                           (2) neither Anchor or any of its Subsidiaries nor any
of their officers, directors, controlling persons, nor any of their material properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of Anchor or any of its Subsidiaries, and they have not been advised by any of such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                  (J) REPORTS. Since December 31, 1993, Anchor and its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with
(1) the FDIC, (2) the Federal Reserve Board, and (3) any other Regulatory Authorities having jurisdiction with respect to Anchor and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (K) ACCURACY OF INFORMATION. The statements with respect to Anchor and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Anchor and its Subsidiaries pursuant to the terms of this Agreement are true and correct in all material respects, and such statements do not omit any fact necessary to make such statements, in light of the circumstances under which they were made, not misleading.

                  (L) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Anchor nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) except (1) as reflected in the

Anchor Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Anchor nor any of its Subsidiaries has incurred or paid any obligation or liability that, individually or in the aggregate, is reasonably likely to have Material Adverse Effect on Anchor.

                  (M) NO KNOWLEDGE. Anchor knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained, and of no reason why the Merger will not qualify, for accounting purposes, as a "pooling of interests" as referred to in Recital E.

                  (N) YEAR 2000 COMPLIANCE. Anchor has taken and is taking appropriate steps to assure, and believes, that computer software operated by Anchor and its Subsidiaries and their vendors will be able to properly process transactions and function after December 31, 1999.

         5.3      EXCEPTIONS TO REPRESENTATIONS.

                  (A)  DISCLOSURE OF  EXCEPTIONS.  Each exception set forth in a
Schedule is disclosed only for purposes of the representations referred in that exception, but the following conditions apply:

                           (1) no  exception  is  required  to be set forth in a
Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Section 5.3(B); and

                           (2) the mere  inclusion of an exception in a Schedule
is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.

                  (B) NATURE OF EXCEPTIONS.  No representation contained in this
Article V will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event if the fact or event individually or taken together with other facts or events would not, or is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                              ARTICLE VI. COVENANTS

         Bailey hereby covenants to Anchor, and Anchor hereby covenants to Bailey, that:

         6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as soon as practicable and to otherwise enable consummation of the transactions contemplated by this Agreement and will cooperate fully with the other Parties to that end.

         6.2 THE PROXY. Bailey will promptly assist Anchor in the preparation of a joint proxy statement (the "Proxy Statement") to be mailed to the holders of Bailey Common Stock in connection with the transactions contemplated by this Agreement and to be filed by Anchor in a registration statement (the "Registration Statement") with the SEC as provided in Section 6.8, which will conform to all applicable legal requirements. Bailey will call a meeting (the "Meeting") of the holders of Bailey Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Agreement, and Bailey will use its reasonable best efforts to solicit and obtain votes of the holders of Bailey Common Stock in favor of the transactions contemplated by this Agreement and, subject to the exercise of its fiduciary duties, the Board of Directors of Bailey will recommend approval of such transactions by its shareholders.

         6.3 REGISTRATION STATEMENT -- COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement to the Registration Statement becomes effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of Bailey relating to Bailey and by or on behalf of Anchor relating to Anchor, (A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. But, no Party will be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.

         6.4 REGISTRATION STATEMENT EFFECTIVENESS. Anchor will advise Bailey, promptly after Anchor receives any notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Anchor Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.5 PRESS RELEASES. Bailey will not, without the prior approval of Anchor, and Anchor will not, without the prior approval of Bailey, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by law.

         6.6      ACCESS; INFORMATION.

                  (A) Upon reasonable notice, each Party will afford the other Party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, and subject to legal, fiduciary and reasonable security requirements, to all of its properties, books, contracts, commitments and records; and subject to such requirements, during the period up to the Effective Date, Bailey will promptly furnish (and cause its accountants and other agents to promptly furnish) to Anchor (1) a copy of each material report, schedule and other document filed by Bailey with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 7.2(G), and (3) all other information concerning the business, properties and personnel of Bailey as Anchor may reasonably request, provided that no investigation pursuant to this Section 6.6 will affect or be deemed to modify or waive any representation or warranty made by Bailey in this Agreement or the conditions to the obligations of Bailey to consummate the transactions contemplated by this Agreement; and

                  (B) Anchor will not use any information  obtained  pursuant to
Section 3.12 or this Section 6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 9.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Anchor or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed. In the event of the termination of this Agreement, Anchor will, upon request by Bailey, deliver to Bailey all documents so obtained by Anchor or destroy such documents and, in the case of destruction, will certify such fact to Bailey.

         6.7      ACQUISITION PROPOSALS.

                  (A) Except as  disclosed in Schedule  6.7(A),  Bailey will not solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of Bailey (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bailey or any merger or other business combination with Bailey other than as contemplated by this Agreement ("Acquisition Proposal"); it will instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it will notify Anchor immediately if an executive officer or director of Bailey or any of its Subsidiaries acquires knowledge that any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, Bailey.

                  (B) If (1) an Acquisition Proposal occurs prior to the Meeting of the holders of Bailey Common Stock, (2) Bailey shareholder approval contemplated by Section 7.1(A) is not obtained at the Meeting of the holders of Bailey Common Stock, and (3) prior to June 30, 2000, a Third Party acquires control of Bailey by merger, purchase of assets, acquisition of stock or otherwise, then unless any representation or warranty of Anchor in this Agreement was false in any material respect as of the date of the Meeting of the holders of Bailey Common Stock or Anchor was in material default of any covenant in this Agreement as of such date, Anchor will exercise its rights pursuant to the Stock Option Agreement. For the purposes of this Subsection (B), a Third Party will be deemed to have acquired control of Bailey when the Third Party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Bailey whether through the ownership of voting interests, by contract, or otherwise.

         6.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file the Registration Statement with the SEC with respect to the shares of Anchor Common Stock to be issued to the holders of Bailey Common Stock pursuant to this

Agreement, and Anchor will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing of the Registration Statement. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Agreement.

         6.9 EMPLOYMENT AGREEMENTS. On the Effective Date, employment agreements, in form substantially similar to that attached as Exhibit B, will have been duly executed and delivered by Anchor and the parties to such employment agreements, including John W. Dickens, William R. Davis, Robert H. Todd, and Norman W. Dixon, provided such persons have not terminated their employment with Bailey or its Subsidiaries at or prior to the Effective Date.

         6.10 BLUE-SKY FILINGS. Anchor will use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Anchor will not be required as a result to submit to general jurisdiction in any state.

         6.11 AFFILIATE AGREEMENTS. Bailey will use its reasonable best efforts to induce each person who may be deemed to be an "affiliate" of Bailey for purposes of Rule 145 under the Securities Act to execute and deliver to Anchor on or before the mailing of the Proxy Statement for the Bailey Meeting an agreement in the form attached hereto as Exhibit C restricting the disposition of such affiliate's shares of Bailey Common Stock and the shares of Anchor Common Stock to be received by such person in exchange for such person's shares of Bailey Common Stock. In the case of Anchor, Anchor agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".

         6.12 TAKEOVER LAW. Bailey will not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable takeover statute, and Bailey will take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

         6.13 NO RIGHTS TRIGGERED. Bailey will take all reasonable necessary steps to ensure that entering into this Agreement and the consummation of the transactions contemplated by this

Agreement and any other action or combination of actions, or any other transactions contemplated by this Agreement, do not and will not (A) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of Bailey or under any agreement to which Bailey is a party, or (B) restrict or impair in any way the ability of Anchor to exercise the rights granted to Anchor under this Agreement or the Stock Option Agreement.

         6.14 SHARES LISTED. Anchor will use its best efforts to cause to be listed, prior to the Effective Date, on The Nasdaq Stock Market, upon official notice of issuance, the shares of Anchor Common Stock to be issued to the holders of Bailey Common Stock.

         6.15  CURRENT INFORMATION.

                  (A) During the period from the date of this Agreement to the Effective Date, both Bailey and Anchor will, and will cause its representatives to, confer on a regular and frequent basis with representatives of the other.

                  (B) Both Bailey and Anchor will  promptly  notify the other of
(1) any material change in the business or operations of it or its Subsidiaries,
(2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Agreement.

6.16     INDEMNIFICATION.

                  (A) From and after the Effective Date, Anchor shall indemnify, defend and hold harmless the present and former directors, officers and employees of Bailey and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities occurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and arising out of matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that Bailey would have been permitted under South Carolina law and its Articles of Incorporation or Bylaws in effect on the date of this Agreement to indemnify such person (and Anchor also will advance expenses as incurred to the fullest extent permitted under applicable law so long as the person to whom expenses are advanced provides an undertaking to repay such advances within a reasonable period of time if it is ultimately determined that applicable law does not allow for such indemnification).

                  (B) Any Indemnified Party wishing to claim indemnification under Paragraph (A) of this Section 6.16, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify Anchor thereof, provided, however, that the failure so to notify shall not affect the obligations of Anchor under Paragraph (A) of this Section 6.16 (unless such failure materially and adversely increases Anchor's liability under such Paragraph (A)). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), (1) Anchor shall have the right and obligation to assume the defense thereof without admitting any liability or wrongdoing on the part of the Indemnified Party, and Anchor shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Anchor shall be obligated pursuant to this Paragraph (B) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction for any single action, suit or proceeding, (2) the Indemnified Parties will cooperate in the defense of any such matter, and (3) Anchor shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                  (C) If Anchor or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Anchor shall assume the obligations set forth in this Section 6.16.

                  (D) Anchor shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.16. The rights of each Indemnified Party under this Section 6.16 shall be in addition to any other rights such Indemnified Party may have under the Articles of Incorporation or Bylaws of Bailey or under applicable South Carolina law.

         6.17 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Anchor will cause the appointment of two directors from the current directors of Bailey or the Bailey Banks to the Board of Directors of The Anchor Bank to hold office until such time as his or her successor is elected and qualified.

                           ARTICLE VII. CONDITIONS TO
                           CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) SHAREHOLDER VOTE. This Agreement will have been duly approved by the requisite vote of Bailey's shareholders under applicable law and the Articles of Incorporation and Bylaws of Bailey.

                  (B) REGULATORY APPROVALS. The Parties will have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, any waiting periods relating to such consents and approvals will have expired, and no such approval or consent will have imposed any condition or requirement that, in the opinion of Anchor, would deprive Anchor of the material economic or business benefits of the transactions contemplated by this Agreement.

                  (C) NO INJUNCTION. There will not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.

                  (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Regulatory Authority.

                  (E) BLUE SKY PERMITS. Anchor will have received all state securities laws and "blue sky" permits necessary to consummate the Merger.

                  (F) TAX OPINION. Anchor and Bailey will have received an opinion from Gerrish & McCreary, P.C. to the effect that (1) the Merger constitutes a tax-free merger under Section 368(a)(1)(A) of the Code, and (2) no gain or loss will be recognized by shareholders of Bailey who receive shares of Anchor Common Stock in exchange for their shares of the Bailey

Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering their opinion, Gerrish & McCreary, P.C. may require and rely upon representations contained in certificates of officers of Anchor, Bailey and others.

                  (G) NASDAQ LISTING. The shares of Anchor Common Stock to be issued pursuant to this Agreement will have been approved for listing on The Nasdaq Stock Market subject only to official notice of issuance.

         7.2 CONDITIONS TO OBLIGATIONS OF ANCHOR. The obligations of Anchor to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Anchor or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) LEGAL OPINION. Anchor will have received an opinion, dated the Effective Date, of McNair Law Firm, P.A., counsel for Bailey, incorporating the opinions set forth in Exhibit D.

                  (B) OFFICERS' CERTIFICATE. (1) Except as otherwise contemplated by this Agreement, each of the representations and warranties contained in this Agreement of Bailey will be true and correct in all material respects was of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) the chief executive officer of Bailey will sign a certificate, dated the Effective Date, certifying that each and all of the agreements and covenants of Bailey to be performed and complied with pursuant to this Agreement on or prior to the Effective Date have been duly performed and complied with in all material respects.

                  (C) RECEIPT OF AFFILIATE AGREEMENTS. Anchor will have received from each affiliate of Bailey the agreement referred to in Section 6.11.

                  (D) RECEIPT OF NON-COMPETE AGREEMENTS. Anchor will have received from each of the directors of Bailey and its Subsidiaries, an executed Non-Compete Agreement with Anchor substantially in the form of Exhibit E attached hereto. Bailey agrees that it shall use its reasonable best efforts to cause each of Bailey and its Subsidiaries' directors to enter into a Non-Compete Agreements.

                  (E) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Bailey, nor will Bailey have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Anchor will have received a certificate dated the Effective Date signed by the Chief Executive Officer of Bailey to such effect.

                  (F) DISSENTERS' RIGHTS. The number of shares of Bailey Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws will have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of Anchor Common Stock, will not exceed in the aggregate 10% of the outstanding shares of Bailey Common Stock.

                  (G) POOLING LETTER. Anchor will have received a letter dated as of the Effective Date, in form and substance acceptable to Anchor, from PriceWaterhouseCoopers, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

                  (H)   CAPITAL.   Bailey's   capital  will  not  be  less  than
$15,518,000 on the Effective Date.

                  (I) ALLOWANCE FOR LOAN AND LEASE LOSSES. Bailey's allowance for possible loan and lease losses will not be less than .95% of Bailey's total outstanding loans and leases and will be adequate to absorb Bailey's anticipated loan and lease losses.

         7.3 CONDITIONS TO OBLIGATIONS OF BAILEY. The obligations of Bailey to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Bailey or the fulfillment on or prior to the Effective Date of each of the following conditions:

                  (A) OFFICER'S CERTIFICATE. (1) Except as otherwise contemplated by this Agreement, each of the representations and warranties of Anchor contained in this Agreement will be true and correct in all material respects as of the date of this Agreement and upon the Effective Date, with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Anchor to be performed and complied with pursuant to this Agreement on or prior to the Effective Date will have been duly performed and complied with in all material respects, and Bailey will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.

                  (B) ADVERSE CHANGE. During the period from December 31, 1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Anchor, nor will Anchor have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Bailey will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.

                  (C) LEGAL OPINION. Bailey will have received an opinion, dated
the  Effective  Date,  of  Gerrish  &  McCreary,   P.C.,   counsel  for  Anchor,
incorporating the opinions set forth in Exhibit F.

                            ARTICLE VIII. TERMINATION

         8.1 EVENTS OF TERMINATION. This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approval:

                  (A) MUTUAL CONSENT. By the mutual consent of Anchor and Bailey, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

                  (B) BREACH. By Anchor or Bailey, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other Party of any representation or warranty in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party, or (B) a material breach by the other Party of any of the covenants or agreements in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party.

                  (C) DELAY. By Anchor or Bailey, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by June 30, 1999; provided, however, that no Party that is in material breach of any of the provisions of this Agreement will be entitled to terminate this Agreement pursuant to this Section 8.1(C).

                  (D) NO SHAREHOLDER APPROVAL. By Bailey, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the shareholder approval contemplated by Section 7.1(A) is not obtained at the Meeting or any adjournment(s) of the Meeting.

         8.2      CONSEQUENCES OF TERMINATION.

                  (A) GENERAL CONSEQUENCES. Subject to Section 6.6, in the event of the termination or abandonment of this Agreement pursuant to the provisions of Section 8.1, this Agreement will become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Agreement.

                  (B) OTHER CONSEQUENCES. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement will relieve any Party of any liability for any breach of this Agreement or for any misrepresentation under this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing Party will be entitled to reasonable attorneys' fees and expenses.

                            ARTICLE IX. OTHER MATTERS

         9.1 SURVIVAL. Only those agreements and covenants in this Agreement that, by their express terms apply in whole or in part after the Effective Date, will survive the Effective Date. All other representations, warranties, and covenants will be deemed only to be conditions of the Merger and will not survive the Effective Date. If the Merger is abandoned and this Agreement is terminated, the provisions of Article VIII will apply and the agreements of the Parties in Section 6.6 will survive such abandonment and termination.

         9.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the votes by the shareholders of Bailey, the consideration to be received by the shareholders of Bailey for each share of Bailey Common Stock will not thereby be altered. Nothing contained in this Section 9.2 is intended to modify Anchor's rights pursuant to Section 6.7.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed to constitute an original. This Agreement will become effective when one counterpart has been signed by each Party.

         9.4 GOVERNING LAW. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of South Carolina, except as federal law may be applicable.

         9.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

         9.6 CONFIDENTIALITY. Except as otherwise provided in Section 6.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

         9.7 NOTICES. All notices, requests and other communications hereunder to a "Party" will be in writing and will be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopier or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party.

                  Anchor:           Anchor Financial Corporation
                                    2002 Oak Street
                                    Myrtle Beach, SC 29578
                                    Attn: Stephen L. Chryst

                  with a copy to:   Gerrish & McCreary, P.C.
                                    700 Colonial Road - Suite 200
                                    Memphis, TN 38117
                                    Attn: Ann W. Langston, Esq.

                  Bailey:           Bailey Financial Corporation
                                    211 North Broad Street
                                    Clinton, S.C. 29325
                                    Attn: John W. Dickens

                  with a copy to:           McNair Law Firm, P.A.
                                            1301 Gervais Street
                                            Columbia, SC  29201
                                            Attn:  M. Craig Garner, Jr., Esq.

         9.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

         9.10 BROKERS. No action has been taken by any Party hereto that would give rise to any valid claim against any Party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated hereby excluding, in the case of Bailey, fees to be paid to Orr Management Company pursuant to agreements which have been disclosed in full to Anchor.

                                 ANCHOR FINANCIAL CORPORATION


                                 By:  /s/Stephen L. Chryst
                                      --------------------
                                      Stephen L. Chryst
                                      Its President and Chief Executive Officer


                                 BAILEY FINANCIAL CORPORATION


                                 By:  /s/John W. Dickens
                                      ------------------
                                      John W. Dickens
                                      Its President and Chief Executive Officer

                                 By:  /s/George H. Cornelson
                                      ----------------------
                                      George H. Cornelson
                                      Its Vice Chairman

                                    EXHIBIT A

                          STOCK OPTION GRANT AGREEMENT

         This Stock Option Grant Agreement ("Agreement"), dated as of September 24, 1998, is between ANCHOR FINANCIAL CORPORATION ("Anchor") and BAILEY FINANCIAL CORPORATION ("Bailey").

                                    RECITALS

         Bailey and Anchor have executed an Agreement and Plan of Merger ("Merger Agreement"), of even date with this Agreement, under which Bailey will be merged into Anchor upon completion of the merger ("Merger") contemplated in the Merger Agreement.

         By negotiating and executing the Merger Agreement and by taking actions necessary or appropriate to effect the transactions contemplated by the Merger Agreement, Anchor has incurred and will incur substantial direct and indirect costs (including, without limitation, the costs of management and employee time) and will forgo the pursuit of certain alternative investments and transactions.

                                    AGREEMENT

         THEREFORE, in consideration of the promises set forth in this Agreement and in the Merger Agreement, the parties agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, Bailey irrevocably agrees to grant an option ("Option") to Anchor to purchase approximately 23,637 authorized but unissued shares or up to 19.9% of the issued and outstanding shares (as adjusted as set forth herein) of Bailey's Common Stock, par value $.01 per share ("Common Stock") at a per share price of $633.00 ("Option Price").

         2. Exercise of Option. Subject to the provisions of this Section 2 and of Section 13(a) of this Agreement, this Option will be granted to and may be exercised by Anchor or any transferee as set forth in Section 5 of this Agreement, in whole or in part, at any time, or from time to time in any of the following circumstances:

         (a) Bailey or its board of directors enters into an agreement or recommends to Bailey shareholders an agreement (other than the Merger Agreement) under which any entity, person or group (collectively "Person"), within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), would: (1) merge or consolidate with, acquire 25% or more of the assets or liabilities of, or enter into any similar transaction with Bailey, or (2) purchase or otherwise acquire (including by merger, reorganization, consolidation, share exchange or any similar transaction) securities representing 25% or more of Bailey's voting shares;

         (b) any Person [other than Anchor or any of its subsidiaries and other than any Person owning or acquiring as a result of operation of law (i.e inheritance) as of the date of this Agreement, 25% or more of Bailey's voting shares] acquires the beneficial ownership or the right to acquire beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 25% or more of the voting shares of Bailey (the term "beneficial ownership" for purposes of this Agreement has the meaning set forth in
                  Section  13(d)  of  the  Exchange  Act,  and  the  regulations promulgated  under  the  Exchange  Act);  notwithstanding  the foregoing, the Option will not be exercisable in the circumstances described above in this subsection 2(b) if a Person acquires the beneficial ownership of securities which, when aggregated with other such securities owned by such Person, represents 10% or more, but less than 25%, of Bailey's voting shares and the transaction does not result in, and is not presumed to constitute, "control" as defined under Section 7(j) of the Federal Deposit Insurance Act or 12 CFR Part 225 or as determined by the Board of Governors of the Federal Reserve;

         (c) failure of the board of directors of Bailey to recommend, or withdrawal by the board of directors of a prior recommendation of, the Merger to the shareholders; or

         (d) failure of the shareholders to approve the Merger by the required affirmative vote at a meeting of the shareholders, after any Person (other than Anchor or a subsidiary of Anchor) announces publicly or communicates, in writing, to Bailey a proposal to (1) acquire Bailey (by merger, reorganization, consolidation, the purchase of 25% or more of its assets or liabilities, or any other similar transaction), (2) purchase or otherwise acquire securities representing 25% or more of the voting shares of Bailey or (3) change the composition of the board of directors of Bailey.

                  It is understood and agreed that the Option will be granted and become exercisable on the occurrence of any of the above-described circumstances even through the circumstance occurred as a result, in part or in whole, of the board of Bailey complying with its fiduciary duties.

                  Notwithstanding the foregoing, after the Required Shareholder Action as provided for in Section 6(a) of this Agreement, the Option may not be exercised if either (1) any applicable and required governmental approvals have not been obtained with respect to such exercise or if such exercise would violate any applicable regulatory restrictions, or (2) at the time of exercise, Anchor is failing in any material respect to perform or observe its material covenants or conditions under the Merger Agreement, unless the reason for such failure is that Bailey is failing to perform or observe its covenants or conditions under the Merger Agreement.

         3. Notice, Time and Place of Exercise. Each time that Anchor or any transferee wishes to exercise any portion of the Option, Anchor or such transferee will give written notice of its intention to exercise the Option specifying the number of shares as to which the Option is being exercised ("Option Shares") and the place and date for the closing of the exercise (which date may not be later than ten business days from the date such notice is mailed). If any law, regulation or other restriction will not permit such exercise to be consummated during this ten-day period, the date for the closing of such exercise will be within five days following the cessation of the restriction on consummation.

         4. Payment and Delivery of Certificate(s). At any closing for an exercise of the Option or any portion thereof, (a) Anchor and Bailey will each deliver to the other certificates as to the accuracy, as of the closing date, of their respective representations and warranties under this Agreement, (b) Anchor or the transferees will pay the aggregate purchase price for the shares of Common Stock to be purchased by delivery of a certified or bank cashier's check in immediately available funds payable to the order of Bailey, and (c) Bailey will deliver to Anchor or the transferees a certificate or certificates representing the shares so purchased.

         5. Transferability of the Option and Option Shares. Before the Option, or a portion of the Option, becomes exercisable in accordance with the provisions of Section 2 of this Agreement, neither the Option nor any portion of the Option will be transferable. If any of the events or circumstances set forth in Sections 2(a) through (d) above occur, Anchor may freely transfer, subject to applicable federal and state securities laws, the Option or any portion of the Option, or any of the Option Shares.

                  For  purposes  of  this   Agreement,   a   reorganization   or
consolidation of Anchor (whether or not Anchor is the surviving entity) or an acquisition of Anchor will not be deemed a transfer.

         6.   Representations,   Warranties  and  Covenants  of  Bailey.  Bailey
represents and warrants to Anchor as follows:

         (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Bailey, has been duly executed by a duly authorized officer of Bailey and constitutes a valid and binding obligation of Bailey. Bailey has obtained agreement and commitment from holders of at least two-thirds of the shares of the outstanding voting common stock of Bailey that they will vote in favor of an amendment to the Articles of Incorporation of Bailey to eliminate preemptive rights of the shareholders of Bailey in order for Bailey to grant the Option to Anchor if and when Anchor is entitled to receive the Option pursuant to the terms of this Agreement (the "Required Shareholder Action"). Bailey will cause the Required Shareholder Action to be taken within fifteen (15) days after the occurrence of any of the circumstances set forth in Section 2 of this Agreement. No other shareholder approval by Bailey shareholders is required by applicable law or otherwise before the grant or the exercise of the Option in whole or in part.

         (b) Option Shares. Except for the Required Shareholder Action, Bailey has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date of this Agreement to such time as the obligation to deliver shares under this Agreement terminates, will have reserved for issuance, at the closing(s) upon exercise of the Option, or any portion of the Option, the Option Shares (subject to adjustment, as provided in Section 8 below), all of which, upon issuance under this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive right of any of the shareholders of Bailey.

         (c) No Conflicts. Except for the Required Shareholder Action, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of Bailey or any agreement, instrument, judgment, decree, law, rule or order applicable to Bailey or any subsidiary of Bailey or to which Bailey or any such subsidiary is a party.

         (d) Notification of Record Date. At any time from and after the date of this Agreement until the Option is no longer exercisable, Bailey will give Anchor or any transferee 30 days prior written notice before setting the record date for determining the holders of record of the Common Stock entitled to vote on any matter, to receive any dividend or distribution or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to the Common Stock.

         7.   Representations,   Warranties  and  Covenants  of  Anchor.  Anchor
represents and warrants to Bailey as follows:

         (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Anchor, has been duly executed by a duly authorized officer of Anchor and constitutes a valid and binding obligation of Anchor.

         (b) Transfers of Common Stock. No shares of Common Stock acquired upon exercise of the Option will be transferred except in a transaction registered or exempt from registration under any applicable securities laws.

         (c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by it will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles of incorporation or bylaws of Anchor or any agreement, instrument, judgment, decree, law, rule or order applicable to Anchor or any subsidiary of Anchor or to which Anchor or any such subsidiary is a party.

         8. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, reorganizations, recapitalizations, combinations, exchanges of shares or the like, the number and kind of shares or securities subject to the Option and the purchase price per share of Common Stock will be appropriately adjusted. If, before the Option terminates or is exercised, Bailey is acquired by another party, consolidates with or merges into another corporation or liquidates, Anchor or any transferee will thereafter receive, upon exercise of the Option, the securities or properties to which a holder of the number of shares of Common Stock then deliverable upon the exercise thereof would have been entitled upon such acquisition, consolidation, merger, reorganization or liquidation, and Bailey will take all steps in connection with such acquisition, consolidation, merger, reorganization or liquidation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the Option.

         9. Nonassignability. This Agreement binds and inures to the benefit of the parties and their successors. This Agreement is not assignable by either party, but Anchor may transfer the Option, the Option Shares or any portion of the Option or Option Shares in accordance with Section 5. A merger, reorganization or consolidation of Anchor (whether or not Anchor is the surviving entity) or an acquisition of Anchor will not be deemed an assignment or transfer.

         10. Regulatory Restrictions. Bailey will use its reasonable best efforts to obtain or to cooperate with Anchor or any transferee in obtaining all necessary regulatory consents, approvals, waivers or other action (whether regulatory, corporate or other) to permit the acquisition of any or all Option Shares by Anchor or any transferee.

         11. Remedies. Bailey agrees that if for any reason Anchor or any transferee will have exercised its rights under this Agreement and Bailey will have failed to issue the Option Shares to be issued upon such exercise or to perform its other obligations under this Agreement, unless such action would violate any applicable law or regulation by which Bailey is bound, then Anchor or any transferee will be entitled to specific performance and injunctive and other equitable relief. Anchor agrees that if it fails to perform any of its obligations under this Agreement, then Bailey will be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights that Bailey or Anchor or any transferee may have against the other party for any failure to perform its obligations under this Agreement.

         12. No Rights as Shareholder. This Option, before it is exercised, will not entitle its holder to any rights as a shareholder of Bailey at law or in equity. Specifically, this Option, before it is exercised, will not entitle the holder to vote on any matter presented to the shareholders of Bailey or, except as provided in this Agreement, to any notice of any meetings of shareholders or any other proceedings of Bailey.

         13.      Miscellaneous.

         (a) Termination. This Agreement and the Option, to the extent not previously exercised, will terminate upon the earliest of (1) June 30, 2000; (2) the mutual agreement of the parties to this Agreement; (3) 31 days after the date on which any application for regulatory approval for the Merger has been denied, but if before the expiration of the 31-day period, Bailey or Anchor is engaged in litigation or an appeal procedure relating to an attempt to obtain approval of the Merger, this Agreement will not terminate until the earlier of (i) June 30, 2000, or (ii) 31 days after the completion of the litigation and appeal procedure; (4) the 30th day following the termination of the
                  Merger   Agreement  for  any  reason  other  than  a
                  material noncompliance or default by Anchor with respect to its obligations under it; or (5) the date of termination of the Merger Agreement if the termination is due to a material noncompliance or default by Anchor with respect to its obligations under it; but if the Option has been exercised, in whole or in part, before the termination of this Agreement, then the exercise will close under Section 4 of this Agreement, even though that closing date is after the termination of this Agreement, and if the Option is sold before the termination of this Agreement, the Option may be exercised by the transferee at any time within 31 days after the date of termination even though such exercise or the closing of such exercise occurs after the termination of this Agreement.

         (b)      Amendments.  This  Agreement  may  not be  modified,  amended,
                  altered  or  supplemented,   except  upon  the  execution  and
                  delivery of a written agreement executed by the parties.

         (c) Severability of Terms. Any provision of this Agreement that is invalid, illegal or unenforceable is ineffective only to the extent of the invalidity, illegality or unenforceability without affecting in any way the remaining provisions or rendering any other provisions of this Agreement invalid, illegal or unenforceable. Without limiting the generality of the foregoing, if the right of Anchor or any transferee to exercise the Option in full for the total number of shares of Common Stock or other securities or property issuable upon the exercise of the Option is limited by applicable law, or otherwise, Anchor or any transferee may, nevertheless, exercise the Option to the fullest extent permissible.

         (d) Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and must be given (and will be deemed to have been duly received if so given) by delivery, by cable, telecopies or telex, or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties at the addresses below, or to such other address as either party may furnish to the other in writing. Change of address notices will be effective upon receipt.

                           If to Bailey to:       Bailey Financial Corporation
                                                  211 North Broad Street
                                                  Clinton, SC  29325
                                                  Attn:  John W. Dickens

                           with a copy to:        McNair Law Firm, P.A.
                                                  NationsBank Tower
                                                  1301 Gervais Street
                                                  Columbia, SC   29201
                                                  Attn: M. Craig Garner, Jr.

                           If to Anchor to:       Anchor Financial Corporation
                                                  2002 Oak Street
                                                  Myrtle Beach, SC  29578
                                                  Attn:  Stephen L. Chryst

                           with a copy to:        Gerrish & McCreary, P.C.
                                                  700 Colonial Road - Suite 200
                                                  Memphis, TN 38117
                                                  Attn:  Ann W. Langston, Esq.

         (a) Governing Law and Venue. The parties intend this Agreement and the Option, in all respects, including all matters of construction, validity and performance, to be governed by the laws of the State of South Carolina, without giving effect to conflicts of law principles. Any actions brought by either party against the other arising under this Agreement must be filed in Horry County, South Carolina, and each party consents to personal jurisdiction in Horry County.

         (b) Counterparts. This Agreement may be executed in several counterparts, including facsimile counterparts, each of which is an original, and all of which together constitute one and the same agreement.

         (c) Effects of Headings. The section headings in this Agreement are for convenience only and do not affect the meaning of its provisions.

                                   ANCHOR FINANCIAL CORPORATION


                                   By:
                                       /s/Stephen L. Chryst
                                       --------------------
                                       Stephen L. Chryst
                                       Its President and Chief Executive Officer

                                   BAILEY FINANCIAL CORPORATION


                                   By:
                                       /s/John W. Dickens
                                       ------------------
                                       John W. Dickens
                                       Its President and Chief Executive Officer

                                    EXHIBIT B

                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") made this _______ day of _______, 1998 by and between M. S. BAILEY & SON, BANKERS, a South Carolina banking corporation with principal offices located at 211 North Broad Street, Clinton, South
Carolina  29325 ("Bank") and  ____________________  of  ________________,  South
Carolina ("Employee"), and joined in by ANCHOR FINANCIAL CORPORATION, a South Carolina corporation with principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina 29578 ("Anchor").

                                    RECITALS:

A. The Employee is, as of the date hereof, employed by the Bank as an executive officer and the Bank desires to insure the Employee's continued employment with the Bank.

B. The Bank and the Employee mutually desire that their employment relationship be set forth under the terms of a written employment agreement;

In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows :

1. Employment. The Bank agrees to employ the Employee, and the Employee agrees to serve the Bank, on the terms and conditions, set forth herein.

2. Term of Employment. The employment of the Employee by the Bank, as provided under Section 1, shall commence on the date hereof and end on ____________, _____ (the "Initial Term") unless further extended or sooner terminated as hereinafter provided.

3. Position and Duties. The Employee shall serve as of the Bank and shall be responsible for all duties, authorities and responsibilities as set forth in the Bylaws of the Bank and shall assume such additional responsibilities and authority as may from time to time be assigned to him by the of the Bank or other executive designated by the Board of Directors of the Bank. The Employee shall perform his responsibilities and duties in the best interests of the Bank and its stockholders.

4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based initially at the Bank's office located in , South Carolina, subject to reasonable travel or relocation necessary to the business of the Bank.

5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Bank shall provide the Employee with the following compensation and benefits during the term of his employment hereunder.

         a. Base Salary. Commencing on the first day after the Effective Date, and continuing for a period of ________ (__) year thereafter, the Employee shall serve on a full-time basis as the and of the Bank. During his full-time employment, Employee shall receive a per annum salary of $____________, payable in equal installments in arrears on the last day of the month. During the term of the Employee's employment under this Agreement, the Bank's Board of Directors periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Bank's salary administration policies and procedures in effect from time to time; and each change in the Base Salary amount listed in this Section shall become the new Base Salary amount. The Bank shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the .

         b. Bonus and Incentive Compensation. The Bank shall pay to the Employee with respect to each fiscal year during the term of the Employee's employment hereunder, such cash bonus as the of the Bank or other executive designated by the Board of Directors of the Bank shall determine in his sole discretion; provided, however, in no event shall this paragraph b. be deemed to require that any such bonus be paid with respect to any such fiscal year. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Employee may be given the opportunity to participate in certain incentive compensation plans that may be adopted by the Bank or in such plans that may be adopted or sponsored by the Bank's parent corporation, Anchor, which participation opportunity may be offered to the Employee in the full discretion of Anchor and the Bank.

         c. Expenses. The Bank, as applicable, shall reimburse the Employee for all proper and reasonable out-of-pocket expenses incurred by the Employee in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Bank, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Bank from time to time.

         d. Vacations. The Employee shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Bank's vacation plan as applicable to the Employee, as well as to all paid holidays provided by the Bank to its employees.

6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Bank or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

         a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i) "Cause"  shall mean (A) the breach by Employee of
                  any material provision of this Agreement, provided that Bank gives the Employee written notice of such failure and such failure is not cured within thirty (30) days thereafter; (B) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Bank, which demand specifically identifies the manner in which the
                  Employee is alleged to have not substantially performed his duties; (C) the willful engaging by the Employee in misconduct (criminal, immoral or otherwise) which is materially injurious to the Bank, its officers, directors, shareholders, employees, or customers, monetarily or otherwise; (D) the Employee's conviction of a felony; or (E) the commission in the course of the Employee's employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Bank shall, in good faith, deem to have resulted in the Employee becoming unbondable under the Bank's "banker's blanket bond."

                  (ii) "Change in Control" shall mean either:

                           (A) the acquisition,  directly or indirectly,  by any
                  "person" (as such term is defined for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than by the Bank, Anchor or any subsidiary controlled by Anchor or any person so defined who on the date of this Agreement is a director of the Bank or Anchor, or whose shares of stock therein are treated as "beneficially owned" (as such term is defined for purposes of Rule 13d-3 of the Exchange Act) by any such director, of the beneficial ownership [as such term is defined for purposes of
                  Section 13(d) (1) of the Exchange Act] of shares in the Bank or Anchor which, when added to any other shares the beneficial ownership of which is held by such acquiror, shall have fifty percent (50%) or more of the combined voting power of the Bank or Anchor's then outstanding voting securities; or

                           (B) the  occurrence of any merger,  consolidation  or
                  reorganization to which the Bank or Anchor is a party and to which the Bank or Anchor (or an entity controlled by the Bank or Anchor) is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Anchor.

                  The merger, combination, or consolidation of the Bank with Anchor or any other wholly owned Subsidiary of Anchor shall not be construed as a Change in Control.

                  (iii) "Date of Termination" shall mean: (A) if the Employee's employment is terminated by reason of his death, his date of death; (B) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph
                  (iv) of this paragraph a; or (C) if the Employee's employment is terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                  (iv) "Disability" shall mean the Employee's failure to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Employee's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Employee shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Bank in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Employee's regular attending physician.

                  (v) "Good Reason" shall mean either:

                           (A) Failure by the Bank to comply with any material provision of this Agreement, provided that the Employee gives the Bank (as applicable) written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                           (B) Failure by the Bank to obtain the  assumption  of
                           its   obligations   under  this   Agreement   by  any
                           successor;

                           (C) The failure by the Bank to comply with Section 5 of this Agreement; or

                           (D) Any purported termination of the Employee's employment by action of the Bank which is not effected pursuant to a Notice of Termination.

                  (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                  (vii) "Retirement" shall mean termination of the Employee's employment pursuant to the Bank's regular retirement policy applicable to the position held by the Employee at the time of such termination.

         b. Termination For Cause, Disability, Death, Retirement or Other Than for Good Reason. In the event the Employee's employment hereunder is terminated (A) by action of the Bank for Cause prior to or coincident with or following a Change in Control;
                  (B) by action of the Employee not for Good Reason, at any time; or (C) by reason of the Employee's death, Disability or Retirement, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary):

                  (1) The Employee's  base salary provided under paragraph a. of
                  Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death occurs), to the extent unpaid prior to such Date of Termination;

                  (2) Any bonus under paragraph b. of Section 5 which has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                  (3) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination, under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination (or death) under paragraph d. of Section 5; and

                  (4) Any amounts due the Employee with respect to paragraph c. or paragraph e. of Section 5 as of the Date of Termination.

         c. Termination for Good Reason or Other Than For Cause, Disability, Death or Retirement. In the event the Employee's employment hereunder is terminated other than by reason of the Employee's death, Disability or Retirement, and (A) by action of the Employee coincident with, following, or prior to a Change in Control and for Good Reason, or (B) by action of the Bank coincident with, following or prior to a Change in Control and other than for Cause, the Bank shall pay and provide the Employee the compensation and benefits stipulated under subparagraph b. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee:

                  For the remaining Initial Term or one year term thereafter of this Agreement, (i) the Bank shall continue to pay to the Employee the Base Salary provided for in Section

                  5.a. above (at the Employee's Base Salary rate provided for in that Section immediately prior to the Date of Termination) and, (ii) at its sole cost and expense, the Bank will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Bank or with insurance coverages substantially equivalent thereto, or, at the Bank's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Bank promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same. If termination pursuant to this section c. shall occur during the last twelve months of the term of this Agreement, the Employee shall be entitled to receive the Base Salary pursuant to section 5a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination. The Base Salary shall continue to be payable in equal installments in arrears on the last day of the month; provided, however if the payment under this section, either alone or together with other payments which the Employee has the right to receive from the Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 6 being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280G(a) of the Code.

7.       Confidentiality.

         a. The Employee recognizes that his activities on behalf of the Bank require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Bank has and will and Anchor and its Subsidiaries will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

         b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Bank, Anchor or the Subsidiaries of Anchor, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation):

                  i.       the   sales   records,   circulation,    profit   and
                           performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods of the Bank, Anchor or the Subsidiaries of Anchor, and all other business records of the Bank, Anchor or the Subsidiaries of Anchor;

                  ii. the identities of the customers of the Bank, Anchor or the Subsidiaries of Anchor, their specific demands, and their current and anticipated requirements for the products of the Bank, Anchor or the Subsidiaries of Anchor.

                  iii.     the business plans and internal financial  statements
                           and   projections   of  the   Bank,   Anchor  or  the
                           Subsidiaries of Anchor; and

                  iv. the specifics of any specialized products or services of the Bank, Anchor or the Subsidiary of Anchor may offer or provide to its customers.

         c. The Employee recognizes the proprietary and sensitive nature of the Bank, Anchor and its Subsidiaries' Confidential Information. The Employee agrees to abide by all of the Bank and Anchor's rules and procedures designed to protect their Confidential Information and to preserve and maintain all such information in strict confidence during the Employee's engagement with the Bank and as long thereafter as the Confidential Information remains, in the sole opinion of the Bank, Anchor and its Subsidiaries, proprietary and confidential to the Bank, Anchor and its Subsidiaries. The Employee agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Bank, Anchor or the Subsidiaries of Anchor.

8. Return of Materials. Upon the request of the Bank, and in any event, upon the termination of the Employee's employment, the Employee must return to the Bank, Anchor or the Subsidiaries of Anchor and leave at the disposal of the Bank, Anchor or the Subsidiaries of Anchor, all memoranda, notes, records, and other documents pertaining to the business of the Bank, Anchor and the Subsidiaries of Anchor, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Bank, Anchor and the Subsidiaries of Anchor, and leave at the disposal of the Bank, Anchor and the Subsidiaries of Anchor, all materials involving any Confidential Information of the respective entities.

9.       Implementation.

         a. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and the Bank. Any claim the Employee may have against the Bank shall not constitute a defense to enforcement by the Bank of this Agreement.

         b. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.

10. Restrictive Covenant. In consideration of the Bank's employment of the Employee, the Employee agrees that in addition to any other limitation, for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, whichever is later, he will not, within a twenty-five (25) mile radius of any operating office of Anchor or the Bank, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business or savings and loan business or financial services business. The Employee further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, he will not solicit the business or patronage, directly or indirectly, from any customers of the Bank (or any other office of a Subsidiary of Anchor if Employee should have been employed by and located at such office) and the Employee will not seek to or assist others to persuade any employee of the Bank engaged in similar work or related to the Bank's work to discontinue employment with the Bank or seek employment or engage in any business of the Bank. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Bank, Anchor, or its Subsidiaries, or any of their affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following termination of his employment hereunder, the termination of this Agreement or completion of Base Salary payments pursuant to 6.c. above, whichever is later.

11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Employee breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the Bank, Anchor and the Subsidiaries of Anchor are depending upon absolute compliance. Damages would probably be very difficult to ascertain if the Employee breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of the Bank, Anchor and the Subsidiaries of Anchor in many important ways. In light of these facts, the Employee agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the Bank, Anchor and the Subsidiaries of Anchor, and the Employee specifically releases the Bank, Anchor, and the Subsidiaries of Anchor, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

12. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Bank hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:                      Stephen L. Chryst
                                           President and Chief Executive Officer
                                           Anchor Financial Corporation
                                           2002 Oak Street
                                           Myrtle Beach, South Carolina 29577

         with copy to:                     Ann W. Langston
                                           Gerrish & McCreary, P.C.
                                           700 Colonial Road, Suite 200
                                           Memphis, Tennessee 38117

         To the Employee:                  _________________________________

                                           _________________________________

                                           _________________________________

                                           _________________________________

         with copy to:                     _________________________________

                                           _________________________________

                                           _________________________________

                                           _________________________________

14. Successors; Binding Agreement. This Agreement shall be binding on the Bank and its successors and shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Employee's estate.

15. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized officer of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Employee or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Bank, or under any established personnel practice or policy applicable to the Employee.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina. Any arbitration, proceeding or litigation pertaining to this Agreement shall be located in Horry County, South Carolina or such other location as determined by the Bank.

17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

18.      Miscellaneous.

         a. No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

         b. No Adequate Remedy At Law. The Bank and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Bank and the Employee hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

         c. Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

19. Enforcement of Agreement; Attorneys' Fees. In the event litigation is commenced by the Employee against the Bank in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Bank described herein, then, provided the Employee shall prevail in such litigation, the Bank shall be obligated to pay all reasonable expenses (including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Employee in connection with such litigation.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Employee and the Bank (by action of its duly authorized officer) have executed this Agreement on the date first above written.

                                            M. S. BAILEY & SON, BANKERS


ATTEST:                                     By:

                                            Name:

                                            Title:


                                            ANCHOR FINANCIAL CORPORATION


ATTEST:                                     By:

                                            Name:

                                            Title:


                                            EMPLOYEE


ATTEST:

                                    EXHIBIT C




_________________, 1998




Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, South Carolina  29577

Gentlemen:

I have been advised that I may be considered to be an "affiliate" of Bailey Financial Corporation for purposes of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the Agreement and Plan of Merger by and among Bailey Financial Corporation ("Bailey") and Anchor Financial Corporation ("Anchor"), dated __________, 1998 (the "Agreement"), I will receive shares of common stock, no par value, of Anchor ("Anchor Common Stock") in exchange for my shares of common stock, par value $.01 per share, of Bailey owned by me at the Effective Date of the merger provided for in the Agreement (the "Merger"). This agreement is hereinafter referred to as the "Affiliate's Agreement."

I represent and warrant to, and agree with, Anchor that:

A. I shall not make any sale, transfer or other disposition of my Anchor Common Stock in violation of the 1933 Act or the Rules and Regulations promulgated thereunder.

B. I have been advised that the offering, sale and delivery of Anchor Common Stock to me pursuant to the Merger has been registered under the 1933 Act in a Registration Statement on Form S-4. I also have been advised, however, that, since I may be deemed to be an "affiliate" of Bailey at the time the Agreement is to be submitted for a vote of the stockholders of Bailey, any public offering or sale by me of any shares of Anchor Common Stock will, under current law, require either (i) the further registration under the 1933 Act of Anchor Common Stock to be offered and sold, (ii) compliance with Rule 145 promulgated by the Commission under the 1933 Act, or (iii) the availability of another exemption from such registration under the 1933 Act.

C. I have read this Affiliate's Agreement and the Agreement and have discussed their

Anchor Financial Corporation
Page 2
____________,1998

         requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Anchor Common Stock, to the extent I felt necessary, with my counsel or counsel for Bailey.

D. I have been informed by Anchor that Anchor Common Stock has not been registered under the 1933 Act for distribution by me and that Anchor Common Stock must be held by me for at least one year unless (i) such shares of Anchor Common Stock have been registered for distribution under the 1933 Act, (ii) a sale of the shares of Anchor Common Stock is made in conformity with the volume and/or other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel acceptable to Anchor, some other exemption from registration under the 1933 Act is available with respect to any such proposed sale, transfer or other disposition of the shares of Anchor Common Stock.

E. I understand that stop transfer instructions similar to the limitations referred to in paragraph D above will be given to Anchor's transfer agent with respect to the Anchor Common Stock delivered to me pursuant to the Merger and that there will be placed on the certificates for such shares of Anchor Common Stock, or any substitutions therefor, a legend stating in substance:

                  The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act") applies and prior to __________________ may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Anchor Financial Corporation of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

F. I hereby agree that, for a period of one (1) year following the Effective Date of the Merger provided for in the Agreement, I will obtain an agreement similar to this from each transferee of Anchor Common Stock (acquired by me pursuant to the Agreement) if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

G. Notwithstanding the above, I hereby agree that I will not sell any of my Anchor Common Stock received pursuant to the Merger or in any other way reduce my risk relative to any Anchor Common Stock received pursuant to the Merger, until such time as financial results covering at least 30 days post-Merger consolidated operations have been published by

Anchor Financial Corporation
Page 3
____________,1998

         Anchor pursuant to the filing of a Form 10-Q, Form 10-K or Form 8-K, as applicable, with the United States Securities and Exchange Commission or otherwise.

It is understood and agreed that this Affiliate's Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph E above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) my shares of Anchor Common Stock shall have been registered under the 1933 Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an affiliate of Anchor and have held my Anchor Common Stock for at least one (1) year (or such other period as may be prescribed by the 1933 Act, and the Rules and Regulations promulgated thereunder), and Anchor has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months, or
(iii) I am not at the time an affiliate of Anchor and have not been an affiliate of Anchor for at least three months and have held the Anchor Common Stock for at least two (2) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder), or (iv) Anchor shall have received a letter from the staff of the Commission, or an opinion of counsel acceptable to Anchor, to the effect that the stop transfer restrictions and the legend are not required.

Sincerely,
                                                       SOCIAL SECURITY NUMBER OR
                                                       FEDERAL TAX ID NUMBER

----------------------------                           -------------------------
  (Name of Stockholder)


ACCEPTED:

BAILEY FINANCIAL CORPORATION


By __________________________

__________________, 1998

                                    EXHIBIT D


                      (Letterhead of McNair Law Firm, P.A.)




_______________, 1998



Board of Directors
Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, South Carolina 29578

Gentlemen:

We have acted as counsel to Bailey Financial Corporation ("Bailey") a South Carolina corporation, in connection with the Agreement and Plan of Merger dated September __, 1998 by and between Anchor Financial Corporation and Bailey (the "Agreement"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Bailey, and such other information as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to Section 7.2(A) of the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures and the conformity with originals of all documents submitted to us as copies. We have assumed that Anchor Financial Corporation ("Anchor") has and had the power to enter into and to perform the Agreement and all other instruments in which Anchor's joinder is contemplated in connection with the Agreement. We have also assumed Anchor's due authorization, execution and delivery of the Agreement and the validity, binding effect and enforceability thereof against Anchor with respect to and in accordance with its terms. We have relied as to certain factual matters on representations of Bailey contained in the Agreement, and on certificates of officers of Bailey and certain public officials or agencies.

Based upon and subject to the foregoing and to the qualifications set forth below, it is our opinion that, except as disclosed in the Registration
Statement, the Agreement or a schedule of exceptions given by Bailey in connection therewith:

1. Bailey is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and, to the best of our knowledge, has all requisite power and authority to own, lease and operate its properties and the corporate power to

Anchor Financial Corporation
Page 2
____________,1998

         carry on its business as now and where being conducted (excepting any authority or power, the absence of which in the aggregate would not have a material adverse effect upon the financial condition or operations, business or prospects of Bailey).

2. Bailey is qualified to do business in South Carolina and each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business.

3. Bailey has the full corporate power and authority to execute and deliver the Agreement as well as all other documents referred to in the Agreement to be executed and delivered by Bailey and to consummate the transactions and perform its obligations as contemplated by the Agreement.

4. The Board of Directors of Bailey, at a lawfully convened meeting, has unanimously and validly approved the Merger, authorized execution of the Agreement, and has taken all such other action to approve the Merger as is required by law, its Articles of Incorporation, its Bylaws, or any indenture or other agreement to which it is a party and of which we have knowledge.

5. The shareholders of Bailey at a lawfully convened meeting of Bailey, have validly approved the Agreement.

6. The Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Bailey, enforceable against Bailey in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and by laws or court decisions which may be applicable limiting the enforceability of indemnification proceedings).

7. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will:
         (i) violate any provision of the Articles of Incorporation or Bylaws of Bailey; (ii) violate or cause a default or termination of any material rights or obligations existing by virtue of any provision of any indentures, leases, contracts or agreements to which Bailey is a party and of which we have knowledge; (iii) violate or require any consent under any judgment, order, injunction, decree, award or agreement against, or binding upon Bailey or upon the securities, properties or business of Bailey, of which we have knowledge, which violation or failure to obtain consent

Anchor Financial Corporation
Page 3
____________,1998


         would have a material adverse effect upon the business or assets of Bailey; or (iv) require the approval of any third party or regulatory agency other than consents or approvals already obtained.

8. The authorized capital stock of Bailey consists of 1,000,000 shares of common stock having par value $.01 per share (the "Bailey Common Stock"). To our knowledge after due inquiry, (i) all of the outstanding shares of Bailey Common Stock are validly issued, fully-paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholder; (ii) there are no shares of Bailey Common Stock held in treasury; no outstanding securities or other obligations which are convertible into shares of Bailey Common Stock or other Bailey securities; (iii) there are no outstanding options, warrants, rights, calls or other commitments of any nature which entitle the holder, upon exercise thereof, to be issued shares of Bailey Common Stock or any other equity security of Bailey; and (iv) Bailey does not have outstanding and is not obligated to issue any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of stock or other securities.

9. The Proxy Statement delivered to the shareholders of Bailey complies as to form in all material respects with any applicable laws of the State of South Carolina.

10. Bailey has three subsidiaries, including M. S. Bailey & Son, Bankers, The Saluda County Bank and MSB Securities, Inc.

11. The Merger will become effective at the Effective Date as specified in the Agreement and upon the taking of such action as is required to consummate the Merger under the laws of the State of South Carolina.

12. To the best of our knowledge, except as is specifically disclosed in the financial statements referred to in Section 5.1(H) of the Agreement as having been delivered to Anchor, there is no material action, suit, litigation, or investigation by governmental authorities or otherwise pending or threatened against or affecting Bailey, or any property or rights of Bailey or any of their officers or directors (in their capacity as such). To our knowledge after due inquiry, Bailey is not subject to any continuing court or administrative order, writ, injunction, decree or memorandum, applicable specifically to it or to its business, property, directors or employees, and Bailey is not in default with respect to any order, writ, injunction, decree or understanding of any court or other governmental instrumentality.

Anchor Financial Corporation
Page 4
____________,1998



We have participated in conferences with representatives of Bailey and you and its and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Bailey) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it became effective, or the Proxy Statement, at the time it was distributed to shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which we make no statement).

The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

Yours very truly,

McNAIR LAW FIRM, P.A.

                                    EXHIBIT E

                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT made and entered into as of the _____ day of _______________, 1998, by and between ANCHOR FINANCIAL CORPORATION ("Anchor"), a South Carolina corporation having its principal office located in Myrtle Beach, South Carolina; BAILEY FINANCIAL CORPORATION ("Bailey"), a South Carolina corporation having its principal office located in Clinton, South Carolina; M. S. BAILEY & SON, BANKERS ("Bailey Bank"), a South Carolina banking corporation having its principal office located in Clinton, South Carolina; THE SALUDA COUNTY BANK ("Saluda Bank"), a South Carolina banking corporation, having its principal office located in Saluda, South Carolina; and _____________________, an adult resident citizen of the state of South Carolina and who serves as an executive officer or director of Bailey, Bailey Bank and/or Saluda Bank ("Person").

         WHEREAS, Anchor and Bailey have entered into that certain Agreement and Plan of Merger dated as of September __, 1998 (the "Merger Agreement"), providing for the acquisition by Anchor of all or substantially all of the outstanding common stock of Bailey, par value $.01 per share ("Bailey Common Stock") through the merger of Bailey into Anchor, with Anchor surviving the merger (the "Merger"); and

         WHEREAS, Person is a shareholder, as well as a director or executive officer of Bailey, Bailey Bank and/or Saluda Bank (collectively for purposes hereof, the "Bailey Companies") and has long been associated with the Bailey Companies and has developed a relationship with the customer base of the Bailey Companies and possesses confidential information regarding the direct and indirect business operation of the Bailey Companies; and

         WHEREAS, as a condition precedent to Anchor's agreement to consummate the transactions contemplated by the Merger Agreement, Anchor has required, and Person has agreed to enter into this Non-Competition Agreement.

         NOW, THEREFORE, for and in consideration of Anchor's agreement to acquire Bailey pursuant to the Merger Agreement and the additional cash consideration set forth below, the receipt and sufficiency of which as consideration for this Non-Competition Agreement are hereby acknowledged by Person, the parties hereto intending to be legally bound hereby agree as follows:

         1. Consideration. Anchor shall pay to Person the sum of Ten Dollars ($10.00) on the date hereof.

         2.        Covenant Not to Compete/Term.

                  a. Bailey, Bailey Bank, Saluda Bank and Person acknowledge and agree that: (i) various business connections, clientele and customers of Anchor and subsidiaries and affiliates of Anchor, including, but not limited to, Bailey, Bailey Bank and Saluda Bank (collectively for purposes hereof the "Anchor Companies"), have been established and are maintained at a great expense to the Anchor Companies; (ii) by virtue of his or her close relationship with, and service as a member of the Board of Directors or executive officer of Bailey, Bailey Bank and/or Saluda Bank, and in connection with the Merger, Person has become familiar with the names and lists, and the business needs of the customers and clientele of certain of the Anchor Companies, including, but not limited to the Bailey Companies; (iii) Person, through his or her representation of or association with Bailey, Bailey Bank and/or Saluda Bank and his or her business dealings with the Anchor Companies, including but not limited to the Bailey Companies, has become personally acquainted with such customers and prospective customers of the Anchor Companies; and (iv) the Anchor Companies will sustain great loss and damage if Person violates the covenants and agreements hereinafter set forth, for which loss and damages none of the Anchor Companies has an adequate remedy by law.

                  b. Based on the foregoing, Person hereby expressly covenants and agrees, which covenants and agreements are the essence of this Non-Competition Agreement, that for a period of two (2) years from the later of the date hereof or the date Person ceases to serve on the Board of Directors of, or as an officer of, or as a consultant or advisory director for any of the Anchor Companies, including, but not limited to, Bailey, Bailey Bank and/or Saluda Bank, Person shall not, unless acting with the prior written consent of Anchor, directly or indirectly, for himself or herself or on behalf of or in connection with any other person, firm, corporation or entity, own, manage, operate, join, control, finance or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, consultant, partner, stockholder other than to the extent he is a stockholder therein or a director thereof as of the date of the Merger Agreement, and further excepting any ownership, solely as an investment and through market purchases, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system for automated dissemination of quotations of securities prices in common use, so long as Person is not a member of any control group (within the meaning of the rules and regulations of the Securities and Exchange Commission or the Federal Reserve Board) of any such issuer, of any business engaged in the business of banking or that of managing or controlling a bank or banks (which term shall include, but is not limited to, savings and loan associations and loan production entities), in each county in which Bailey, Bailey Bank and/or Saluda Bank has a principal office or branch, either on the date hereof or on the date Person ceases to serve as a member of the Board of Directors of, or as an officer of, or as a consultant or advisory director for any of the Anchor Companies, whichever is the later date, and in each county contiguous thereto, without regard to state lines.

                  c. Person further acknowledges and agrees that during his or her employment with and service on the Board of Directors or as an officer of Bailey, Bailey Bank and/or Saluda Bank prior to the date hereof, as well as both prior to and after the Effective Time of the Merger with or for any of the Anchor Companies, that certain highly confidential information, including, but not being limited to, customer lists, individual customer habits, and other confidential customer and corporate information has been, and will be in the event of continued employment of service, imparted to him or her. Due to the highly confidential nature of said information, Person covenants and agrees that he or she will not, during or for a period of two (2) years after the term of his or her employment or service with or for any of the Anchor Companies, disclose any such confidential information to any person or entity not employed by Anchor, or any of the Anchor Companies, and authorized by Anchor to receive such information. threatened breach of the provisions of this confidentiality covenant, Anchor shall be entitled to

                  d. Person acknowledges and agrees that any violation by him or her of the covenants set forth in this Non-Competition Agreement, whether before the Effective Time or, should the merger become effective after the Effective Time, would cause irreparable injury to the Anchor Companies. Person further acknowledges and agrees that in the event of a breach or injunctive relief against him or her by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting any of the Anchor Companies from pursuing any other remedies which may be available to them for such a breach or threatened breach, including the recovery of damages from Person to any other person or entity.

         3. Successors and Assigns. This Non-Competition Agreement shall inure to the benefit of Anchor, Bailey, Bailey Bank and/or Saluda Bank, and their respective successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of Anchor's or the Anchor Companies' assets and businesses or with which Anchor or the Anchor Companies may be consolidated or merged.

         4. Entire Agreement. This Non-Competition Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification or discharge is sought.

         5. Severability. The invalidity or unenforceability of any provision hereof in no way affects the validity or enforceability of any other provision.

         6. Waiver of Breach. Failure to insist upon strict compliance with any terms, covenants, or conditions hereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         7.   Agreement   Void  if  Proposed   Merger  Not   Consummated.   This
Non-Competition Agreement shall be null and void should the proposed Merger fail to be consummated.

         8. Applicable Law. This Non-Competition Agreement shall be governed by the laws of the State of South Carolina.

                                                ANCHOR FINANCIAL CORPORATION


                                                By:


                                                BAILEY FINANCIAL CORPORATION


                                                By:




                                                M. S. BAILEY & SON, BANKERS


                                                By:


                                                THE SALUDA COUNTY BANK


                                                By:


                                                PERSON

                                    EXHIBIT F







_______________, 1998



Board of Directors
Bailey Financial Corporation
211 North Broad Street
Clinton, SC  29325

Gentlemen:

We have acted as special counsel to Anchor Financial Corporation ("Anchor"), a South Carolina corporation, in connection with the Agreement and Plan of Merger dated September __, 1998 by and between Anchor and Bailey Financial Corporation (the "Agreement"). As such counsel, we have reviewed such organizational documents, indentures, contracts, deeds, instruments, minutes, actions of the Board of Directors and shareholders of Anchor, and such other information as we have deemed necessary as a basis for the opinions expressed herein, which are being delivered to you pursuant to Section 7.3(D) of the Agreement. Capitalized terms appearing herein and not otherwise defined are used as defined in the Agreement.

In reviewing the documents and information referred to above, we have assumed without inquiry the genuineness of all signatures and the conformity with originals of all documents submitted to us as copies. We have assumed that Bailey Financial Corporation ("Bailey") has and had the power to enter into and to perform the Agreement and all other instruments in which Bailey's joinder is contemplated in connection with the Agreement. We have also assumed Bailey's due authorization, execution and delivery of the Agreement and the validity, binding effect and enforceability thereof against Bailey with respect to and in accordance with its terms. We have relied as to certain factual matters on representations of Anchor contained in the Agreement, and on certificates of officers of Anchor and certain public officials or agencies.

Based upon and subject to the foregoing and to the qualifications set forth below, it is our opinion that, except as disclosed in the Registration
Statement, the Agreement or a schedule of exceptions given by Anchor in connection therewith:

Anchor Financial Corporation
Page 2
____________,1998


1. Anchor is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and, to the best of our knowledge, has all requisite power and authority to own, lease and operate its properties and the corporate power to carry on its business as now and where being conducted (excepting any authority or power, the absence of which in the aggregate would not have a material adverse effect upon the financial condition or operations, business or prospects of Anchor).

2. Anchor is qualified to do business in South Carolina and each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business.

3. Anchor has the full corporate power and authority to execute and deliver the Agreement as well as all other documents referred to in the Agreement to be executed and delivered by Anchor and to consummate the transactions and perform its obligations as contemplated by the Agreement.

4. The Board of Directors of Anchor, at a lawfully convened meeting, has unanimously and validly approved the Merger, authorized execution of the Agreement, and has taken all such other action to approve the Merger as is required by law, its Articles of Incorporation, its Bylaws, or any indenture or other agreement to which it is a party and of which we have knowledge.

5. The Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Anchor, enforceable against Anchor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and by laws or court decisions which may be applicable limiting the enforceability of indemnification proceedings).

6. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will:
         (i) violate any provision of the Articles of Incorporation or Bylaws of Anchor; (ii) violate or cause a default or termination of any material rights or obligations existing by virtue of any provision of any indentures, leases, contracts or agreements to which Anchor is a party and of which we have knowledge; (iii) violate or require any consent under any judgment, order, injunction, decree, award or agreement against, or binding upon Anchor or upon the securities, properties or business of Anchor, of which we have knowledge, which violation or failure to obtain consent would have a material adverse effect upon the business or assets of Anchor; or (iv) require the approval of any third party or regulatory agency other than consents or approvals already obtained.

Anchor Financial Corporation
Page 3
____________,1998

7. The authorized capital stock of Anchor consists of 50,000,000 shares of common stock having no par value per share (the "Anchor Common Stock"). All of the outstanding shares of Anchor Common Stock are validly issued, fully-paid and nonassessable and have not been issued in violation of any preemptive rights of any shareholder. The shares of Anchor Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of the Agreement, will be validly issued, fully-paid and nonassessable and will not have been issued in violation of the preemptive rights of any shareholder. To our knowledge after due inquiry, (i) there are no shares of Anchor Common Stock held in treasury; no outstanding securities or other obligations which are convertible into shares of Anchor Common Stock or other Anchor securities; (ii) there are no outstanding options, warrants, rights, calls or other commitments of any nature which entitle the holder, upon exercise thereof, to be issued shares of Anchor Common Stock or any other equity security of Anchor, except for __________ options to purchase shares of Anchor Common Stock pursuant to duly authorized plans for directors, officers and employees; and (iii) Anchor does not have outstanding and is not obligated to issue any subscriptions, options or other arrangements or commitments obligating it to issue or dispose of any shares of stock or other securities.

8. Anchor has two subsidiaries, including The Anchor Bank and Anchor Automated Services, Inc.

9. The Merger will become effective at the Effective Date as specified in the Agreement and upon the taking of such action as is required to consummate the Merger under the laws of the State of South Carolina.

10. To the best of our knowledge, except as is specifically disclosed in the financial statements referred to in Section 5.2(G) of the Agreement as having been delivered to Bailey, there is no material action, suit, litigation, or investigation by governmental authorities or otherwise pending or threatened against or affecting Anchor, or any property or rights of Anchor or any of its officers or directors (in their capacity as such). To our knowledge after due inquiry, Anchor is not subject to any continuing court or administrative order, writ, injunction, decree or memorandum, applicable specifically to it or to its business, property, directors, or employees, and Anchor is not in default with respect to any order, writ, injunction, decree or understanding of any court or other governmental instrumentality.

Anchor Financial Corporation
Page 4
____________,1998

We have participated in conferences with representatives of Anchor and you and its and your respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein and, based on the foregoing (and, in certain circumstances relying as to materiality on the opinions of officers and representatives of Anchor) nothing has come to our attention which would lead us to believe that the Registration Statement at the time it became effective, or the Proxy Statement, at the time it became effective, or the Proxy Statement, at the time it was distributed to shareholders, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which we make no statement).

Gerrish & McCreary, P.C. is located in Memphis, State of Tennessee, and we actively practice primarily in Tennessee. To the extent this opinion is based on South Carolina law, we have familiarized ourselves with the laws of that state and consulted South Carolina counsel.

The opinions rendered herein are solely for your benefit and are not to be used, circulated or otherwise referred to without our prior written consent.

Yours very truly,

GERRISH & McCREARY, P.C.

                                  APPENDIX B


                                   CHAPTER 13
                               Dissenters' Rights

                                    Article 1
                 Right to Dissent and Obtain Payment for Shares


ss.        33-13-101.  Definitions.

In this chapter:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
         (3) "Fair Value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciate or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

ss.        33-13-102.  Right to dissent.

         A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

         (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
         (2) consummation of a sale or exchange of all, or substantially all, of the property of the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
         (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
         (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (i)    alters or abolishes a preferential right of the shares;
                  (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
                  (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                  (iv)   excludes  or limits  the right of the shares to vote on
                         any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
                  (v) reduces the number of shares owned by the shareholder to a fraction of a share of the fractional share so created is to be acquired for cash under Section 33-6-104; or
         (5) the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;

         (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

ss.        33-13-103.  Dissent by nominees and beneficial owners.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenter's rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.


                                    Article 2

                  Procedure for Exercise of Dissenters' Rights


ss.        33-13-200.  Notice of dissenter's rights.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
         (b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.


ss.        33-13-210.  Notice of intent to demand payment.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenter's rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

         (b) A shareholder  who does not satisfy the  requirements of subsection
(a) is not entitled to payment for his shares under this chapter.

ss.        33-13-220.  Dissenters' notice.

         (a) If proposed  corporate  action  creating  dissenters'  rights under
Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenter's notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

         (b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

                  (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;
                  (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;
                  (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
                  (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
                  (5)      be accompanied by a copy of this chapter.


ss.        33-13-230.  Shareholders' payment demand.

         (a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
         (c)  A  shareholder  who  does  not  comply   substantially   with  the
requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

ss.        33-13-240.  Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

         (b) The person for whom dissenter's rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


ss.        33-13-250.  Payment.

         (a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b)      The payment must be accompanied by:
                  (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
                  (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
                  (3)      an explanation of how the interest was calculated;
                  (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and
                  (5)      a copy of this chapter.


ss.        33-13-260.  Failure to take action.

         (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, with the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

ss.        33-13-270.  After-acquired shares.

         (a) A corporation may elect to withhold payment required by a section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.


ss. 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amounts of interest due and demand payment of his estimate (less any payment under Section 33-15-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
                  (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
                  (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
                  (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
         (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

The South Carolina Business Corporation Act of 1988, as amended (the "Act"), empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:
(i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (b) in all other cases, that his conduct was at least not opposed to its best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of a proceeding by judgment,  order, settlement,  conviction, or
upon  a  plea  of  nolo   contendere  or  its  equivalent  is  not,  of  itself,
determinative that the director did not meet the required standard of conduct.

A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the corporation a written (a) undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (b) affirmation of his good faith belief that he has met the required standard of conduct; and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation may not indemnify a director as described above unless authorized in the specific case after a determination has been made by the board of directors or a committee thereof, by special legal counsel or by the shareholders (excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

A corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as for a director.

The Bylaws of Anchor Financial Corporation contain the following indemnification provision:

      Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the corporation; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the corporation, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators may be entitled as a matter of law.

      Anchor Financial Corporation maintains an insurance policy insuring the corporation and its directors and officers against certain liabilities.

Item 21.  Exhibits and Financial Statement Schedules.

      An Index to Exhibits appears at pages II-6 through II-7 hereof.

Item 22.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

                            (i) to file,  during any  period in which  offers or
                 sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (a)      to  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (b) to reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            (ii) that, for purposes of determining any liability
                 under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (iii) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule

                 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by the persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

                            (iv) that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (v) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the
                 Registrant  has  been  advised  that  in  the  opinion  of  the
                 Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

                            (vi) for purpose of determining  any liability under
                 the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                            (vii) to remove from registration by means of a post-effective amendment any of the securities being registered which are not issued pursuant to the merger;

                            (viii) to respond to requests for  information  that
                 is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

                            (ix) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on February 5, 1999.

                                                ANCHOR FINANCIAL CORPORATION

                                                By: /s/Stephen L. Chryst
                                                    --------------------
                                                    Stephen L. Chryst,
                                                    Chairman of the Board,
                                                    President and
                                                    Chief Executive Officer
                                                   (Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Anchor Financial Corporation, a South Carolina corporation ("Anchor"), does hereby name, constitute and appoint Stephen L. Chryst and Tommy E. Looper and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933, as amended, of common stock of Anchor to be issued in the merger between Anchor and Bailey Financial Corporation ("Bailey") wherein Anchor agrees to exchange shares of its common stock for all the outstanding shares of common stock of Bailey and merge Bailey into Anchor, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto, other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title
---------                                       -----

/s/C. Jason Ammons, Jr.                        Director           Date:  1-11-99
-----------------------
C. Jason Ammons, Jr.

/s/Howell V. Bellamy, Jr.                      Director           Date:  1-11-99
-------------------------
Howell V. Bellamy, Jr.

/s/W. Cecil Brandon, Jr.                       Director           Date:  1-11-99
------------------------
W. Cecil Brandon, Jr.

/s/James E. Burroughs                          Director           Date:  1-11-99
---------------------
James E. Burroughs

__________________________________             Director           Date:  _______
C. Donald Cameron

/s/Mason R. Chrisman                           Director           Date:  1-11-99
Mason R. Chrisman

/s/Stephen L. Chryst                           Chairman of the    Date:  1-11-99
--------------------                           Board, President,
Stephen L. Chryst                              Chief Executive
                                               Officer and Director

/s/Robin H. Dial                               Director           Date:  1-11-99
----------------
Robin H. Dial

/s/Chester A. Duke                             Director           Date:  1-11-99
------------------
Chester A. Duke

/s/J. Bryan Floyd                              Director           Date:  1-11-99
------------------
J. Bryan Floyd

/s/Tommy E. Looper                             Executive Vice-    Date:  1-11-99
------------------                             President, Chief
Tommy E. Looper                                Financial Officer
                                               and Director

/s/Charles B. McElveen                         Director           Date:  1-11-99
----------------------
Charles B. McElveen

/s/W. Gairy Nichols, III                       Director           Date:  1-11-99
------------------------
W. Gairy Nichols, III

/s/Ruppert L. Piver                            Director           Date:  1-11-99
-------------------
Ruppert L. Piver

/s/ Thomas J. Rogers                           Director           Date:  1-11-99
--------------------
Thomas J. Rogers

/s/ John C.B. Smith, Jr.                       Director           Date:  1-11-99
------------------------
John C.B. Smith, Jr.

/s/Albert A. Springs, III                      Director           Date:  1-11-99
-------------------------
Albert A. Springs, III

/s/J. Roddy Swaim                              Director           Date:  1-11-99
-----------------
J. Roddy Swaim

/s/Arthur P. Swanson                           Director           Date:  1-11-99
--------------------
Arthur P. Swanson

/s/Harry A. Thomas                             Director           Date:  1-11-99
------------------
Harry A. Thomas

                                INDEX TO EXHIBITS

         Exhibit
         Number                         Description of Exhibit
         ------                         ----------------------

         2.1 Agreement and Plan of Merger between Anchor Financial Corporation and Bailey Financial Corporation, dated September 24, 1998 (included as Appendix A to the joint proxy statement/prospectus).

         3.1 Articles of Incorporation of Anchor Financial Corporation, as amended through December 31, 1996. (Incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-K for the year ended December 31, 1996.)

         3.2 Amendment to Articles of Incorporation of Registrant, dated May 19, 1998. (Incorporated by reference to Exhibit 3.2 of the Registrant's registration statement on Form S-4, filed June 17, 1998).

         3.3         Bylaws  of  Anchor  Financial   Corporation,   as  amended.
                     (Incorporated by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended December 31, 1996.)

         4.1 See Exhibits 3.1, 3.2 and 3.3 for provisions of the Registrant's articles of incorporation and bylaws defining the rights of holders of the Registrant's common stock.

         5.1         Opinion of Gerrish & McCreary, P.C. regarding legality.

         8.1 Opinion of Gerrish & McCreary, P.C. regarding certain tax consequences of the merger.

         10.1 Executive Employment Agreement among The Anchor Bank, Anchor Financial Corporation and Stephen L. Chryst, executed in April 1998, effective as of January 1, 1998. (Incorporated by reference to Exhibit 10.1 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.2 Executive Employment Agreement among The Anchor Bank, Anchor Financial Corporation and Robert E. Coffee, Jr., executed in April 1998, effective as of January 1, 1998. (Incorporated by reference to Exhibit 10.2 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.3 Executive Employment Agreement among The Anchor Bank, Anchor Financial Corporation and Robert R. DuRant, III, executed in April 1998, effective as of January 1, 1998. (Incorporated by reference to Exhibit 10.3 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.4 Executive Employment Agreement among The Anchor Bank, Anchor Financial Corporation and Tommy E. Looper, executed in April 1998, effective as of January 1, 1998. (Incorporated by reference to Exhibit 10.4 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.5 Executive Employment Agreement between The Anchor Bank and Chester A. Duke, dated August 31, 1998. (Incorporated by reference to Exhibit 10.5 of the Registrant's Form 10-Q for the quarter ended September 30, 1998.)

         10.6 Salary Continuation Agreement with Stephen L. Chryst, dated February 27, 1996 (Incorporated by reference to Exhibit
                     10.1 of the registrant's Form 10-Q for the quarter ended March 31, 1996.)

         10.7 Salary Continuation Agreement with Robert E. Coffee, Jr., dated February 27, 1996 (Incorporated by reference to Exhibit 10.2 of the registrant's Form 10-Q for the quarter ended March 31, 1996.)

         10.8 Salary Continuation Agreement with Robert R. DuRant, III, dated February 27, 1996 (Incorporated by reference to Exhibit 10.3 of the Registrant's Form 10-Q for the quarter ended March 31, 1996.)

         10.9 Salary Continuation Agreement with Tommy E. Looper, dated February 27, 1996 (Incorporated by reference to Exhibit
                     10.4 of the Registrant's Form 10-Q for the quarter ended March 31, 1996.)

         10.10 Anchor Financial Corporation, The Anchor Bank and The Anchor Bank of North Carolina Incentive Stock Option Plan of 1996, dated April 25, 1996 (the "1996 ISOP")
                     (Incorporated by reference to Exhibit 10 of the Registrant's Form 10-K for the year ended December 31, 1995.)

         10.11 First Amendment to the 1996 ISOP, dated December 8, 1997. (Incorporated by reference to Exhibit 10.10 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.12 Anchor Financial Corporation, The Anchor Bank and The Anchor Bank of North Carolina Incentive Stock Option Plan of 1994, dated April 27, 1994, as amended December 8, 1997. (Incorporated by reference to Exhibit 10.11 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         10.13 Anchor Financial Corporation and The Anchor Bank Non-Qualified Stock Option Plan of 1988, dated November 14, 1988, as amended, December 8, 1997. (Incorporated by reference to Exhibit 10.12 of the Registrant's registration statement on Form S-4 filed June 17, 1998.)

         21.1        Subsidiaries of Anchor Financial Corporation

         23.1        Consent of PricewaterhouseCoopers LLP

         23.2        Consent of Tourville, Simpson & Henderson, L.L.P. regarding
                     Bailey

         23.3 Consent of Tourville, Simpson & Henderson, L.L.P. regarding M&M Financial Corporation

         23.4        Consent of J.W. Hunt and Company, LLP

         23.5        Consent of Gerrish &  McCreary,  P.C.  included in Exhibits
                     5.1 and 8.1 above

         24.1 Power of Attorney (contained in the Signatures section of the registration statement)

         99.1        Form of Proxy for Bailey Financial Corporation

         99.2        Form of Proxy for Anchor Financial Corporation

                                      II-8